As filed with the Securities and Exchange Commission on July 18, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact name of registrant as specified in its charter)
Florida	6022	59-2260678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(772) 287-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Randolph A. Moore III Alston & Bird LLP One Atlantic Center 1201 W. Peachtree Street Atlanta, Georgia 30309 Telephone: (404) 881-7000	Kenneth E. LaRoe First Green Bancorp, Inc. 250 North Orange Avenue, Suite 100 Orlando, Florida 32801 Telephone: (407) 434-8800	John P. Greeley Smith Mackinnon, PA 255 South Orange Avenue, Suite 1200 Orlando, Florida 32801 Telephone: (407) 843-7300
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company” and “emergency growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 14e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock $0.10 par value	3,994,557	Not applicable	$79,411,172	$9,886.69

(1)
The maximum number of full shares issuable upon consummation of the transaction described herein. Pursuant to Rule 416, this registration statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Computed in accordance with Rule 457(f)(2) solely for the purpose of calculating the registration fee and based upon $14.56 (the book value per share of First Green Bancorp, Inc. common stock as of June 30, 2018) multiplied by 5,454,064 (the maximum number of such shares that may be exchanged for the securities being registered).

(3)
Determined in accordance with Section 6(b) of the Securities Act, at a rate equal to $124.50 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 18, 2018
PRELIMINARY PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To the Shareholders of First Green Bancorp, Inc.:
On June 11, 2018, Seacoast Banking Corporation of Florida, or Seacoast, Seacoast National Bank, or SNB, First Green Bancorp, Inc., or First Green, and First Green Bank entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the combination of our two companies. Under the merger agreement, First Green will merge with and into Seacoast, with Seacoast as the surviving company (which we refer to as the “merger”). Immediately following the merger, First Green Bank will merge with and into SNB, with SNB as the surviving bank (which we refer to as the “bank merger”). The acquisition will expand Seacoast’s presence in the attractive Orlando market and strengthen its position in the state.
In the merger, each share of First Green common stock (except for specified shares of First Green common stock held by First Green, First Green Bank, Seacoast or SNB and any dissenting shares) will be converted into the right to receive 0.7324 (which we refer to as the “exchange ratio”) of a share of Seacoast common stock (which we refer to as the “per share stock consideration” and also in an aggregate consideration amount as the “merger consideration”). In the event that First Green’s consolidated tangible shareholders’ equity is less than First Green’s target consolidated tangible shareholders’ equity (defined in the merger agreement as $74.255 million, less the impact of after-tax permitted expenses including (i) those reasonable expenses incurred in connection with the merger and the bank merger and (ii) the fee payable to First Green’s financial advisor) and First Green Bank’s general allowance for loan and lease losses is less than $6.6 million, then Seacoast shall have the option to adjust the exchange ratio and the per share stock consideration downward by an amount that is reflective of the overall shortfall between First Green’s target consolidated tangible shareholders’ equity and First Green’s consolidated tangible shareholders’ equity.
The market value of the per share stock consideration will fluctuate with the market price of Seacoast common stock and other factors and will not be known at the time First Green shareholders vote on the merger agreement. Based on the closing price of Seacoast’s common stock on the NASDAQ Global Select Market on            , 2018, the last practicable date before the date of this document, the value of the per share stock consideration payable to holders of First Green common stock was approximately $     . We urge you to obtain current market quotations for Seacoast common stock (trading symbol “SBCF”) because the value of the per share stock consideration will fluctuate.
Based on the current number of shares of First Green common stock outstanding, Seacoast expects to issue up to approximately        million shares of common stock. Upon completion of the merger, current First Green shareholders will own approximately 7.7% of the common stock of Seacoast immediately following the merger. However, any increase or decrease in the number of shares of First Green common stock outstanding that occurs for any reason prior to the completion of the merger will cause the actual number of shares issued upon completion of the merger to change.
First Green will hold a special meeting of its shareholders in connection with the merger. Holders of First Green common stock will be asked to vote to approve the merger agreement and related matters as described in this proxy statement/prospectus. First Green shareholders will also be asked to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger agreement and related matters, as described in this proxy statement/prospectus.
The special meeting of First Green shareholders will be held on            , 2018 at            ,     , Orlando, Florida, at      local time.
First Green’s board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of First Green and its shareholders, has authorized, adopted and approved the merger agreement, the merger and the transactions contemplated by the merger agreement and recommends that First Green shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the First Green special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
This document, which serves as a proxy statement for the special meeting of First Green shareholders and as a prospectus for the shares of Seacoast common stock to be issued in the merger to First Green shareholders, describes the special meeting of First Green, the merger, the documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 16, for a discussion of the risks relating to the proposed merger. You also can obtain information about Seacoast from documents that Seacoast has filed with the Securities and Exchange Commission.
If you have any questions concerning the merger, First Green shareholders should contact Jessica Stephenson, SVP and Compliance Officer, 18251 U.S. Highway 441, Mount Dora, Florida 32757 at (352) 483-9100. We look forward to seeing you at the meeting.

Kenneth E. LaRoe
Chairman
First Green Bancorp, Inc.
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the merger, the issuance of the Seacoast common stock to be issued in the merger or the other transactions described in this document or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Seacoast or First Green, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is            , 2018, and it is first being mailed or otherwise delivered to the shareholders of First Green on or about            , 2018.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON            , 2018
To the Shareholders of First Green Bancorp, Inc.:
First Green Bancorp, Inc. (“First Green”) will hold a special meeting of shareholders at      local time, on            , 2018, at      , Orlando, Florida     , for the following purposes:
•
for holders of First Green common stock to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 11, 2018, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, First Green and First Green Bank, pursuant to which First Green will merge with and into Seacoast Banking Corporation of Florida, as more fully described in the attached proxy statement/prospectus; and

•
for holders of First Green common stock to consider and vote upon a proposal to adjourn the First Green special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.

We have fixed the close of business on            , 2018 as the record date for the First Green special meeting. Only holders of record of First Green common stock at that time are entitled to notice of, and to vote at, the First Green special meeting, or any adjournment or postponement of the First Green special meeting. In order for the merger agreement to be approved, the affirmative vote of at least a majority of the outstanding shares of First Green common stock must be voted in favor of the proposal to approve the merger agreement. The special meeting may be adjourned from time to time upon approval of holders of First Green common stock without notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notices hereby given may be transacted at such adjourned meeting.
First Green shareholders have appraisal rights under Florida state law entitling them to obtain payment in cash for the fair value of their shares, provided they comply with each of the requirements under Florida law, including not voting in favor of the merger agreement and providing notice to First Green. For more information regarding appraisal rights, please see “The Merger — Appraisal Rights for First Green Shareholders” beginning on page 9.
Your vote is very important.   We cannot complete the merger unless First Green’s shareholders approve the merger agreement.
Regardless of whether you plan to attend the First Green special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope as described on the proxy card. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.
The enclosed proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger, including the merger agreement, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its appendices carefully and in their entirety. If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need help voting your shares of First Green common stock, please contact Jessica Stephenson, SVP and Compliance Officer, 18251 U.S. Highway 441, Mount Dora, Florida 32757 at (352) 483-9100.

First Green’s board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of First Green and its shareholders, has authorized, adopted and approved the merger agreement, the merger and the transactions contemplated by the merger agreement and recommends that First Green shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the First Green special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
By Order of the Board of Directors,
Kenneth E. LaRoe
Chairman
Orlando, Florida
           , 2018

WHERE YOU CAN FIND MORE INFORMATION
Seacoast Banking Corporation of Florida
Seacoast files annual, quarterly, current and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that Seacoast files with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 ((800) 732-0330) for further information on the public reference room. In addition, Seacoast files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Seacoast by accessing Seacoast’s website at www.seacoastbanking.com. Copies can also be obtained, free of charge, by directing a written request to:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
P.O. Box 9012
Stuart, Florida 34994
Attn: Investor Relations
Telephone: (772) 288-6085
Seacoast has filed a Registration Statement on Form S-4 to register with the SEC up to 3,994,557 shares of Seacoast common stock to be issued pursuant to the merger. This proxy statement/prospectus is a part of that Registration Statement on Form S-4. As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the Registration Statement on Form S-4 or in the exhibits or schedules to the Registration Statement on Form S-4. You may read and copy the Registration Statement on Form S-4, including any amendments, schedules and exhibits, at the SEC’s public reference room at the address set forth above. The Registration Statement on Form S-4, including any amendments, schedules and exhibits, is also available, free of charge, by accessing the websites of the SEC and Seacoast or upon written request to Seacoast at the address set forth above.
Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the Registration Statement on Form S-4. This proxy statement/prospectus incorporates important business and financial information about Seacoast that is not included in or delivered with this document, including incorporating by reference documents that Seacoast has previously filed with the SEC. These documents contain important information about Seacoast and its financial condition. See “Documents Incorporated by Reference” beginning on page 92. These documents are available free of charge upon written request to Seacoast at the address listed above.
To obtain timely delivery of these documents, you must request them no later than            , 2018 in order to receive them before the First Green special meeting of shareholders.
Except where the context otherwise specifically indicates, Seacoast supplied all information contained in, or incorporated by reference into, this proxy statement/prospectus relating to Seacoast, and First Green supplied all information contained in this proxy statement/prospectus relating to First Green.
First Green
First Green does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and accordingly does not file documents and reports with the SEC.
i

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of First Green common stock, please contact First Green at:
First Green Bancorp, Inc.
18251 U.S. Highway 441
Mount Dora, Florida 32757
Attention: Jessica Stephenson, SVP and Compliance Officer
Telephone: (352) 483-9100
You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to give any information or make any representation about the merger or Seacoast or First Green that differs from, or adds to, the information in this proxy statement/prospectus or in documents that are incorporated by reference herein and publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date of this proxy statement/prospectus, and you should not assume that any information incorporated by reference into this document is accurate as of any date other than the date of such other document, and neither the mailing of this proxy statement/prospectus to First Green shareholders nor the issuance of Seacoast common stock in the merger shall create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

We have not authorized any person to give any information or make any representation about the merger of Seacoast Banking Corporation of Florida or First Green Bancorp, Inc. that differs from, or adds to, the information in this proxy statement/prospectus or in documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.
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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following are answers to certain questions that you may have regarding the special meeting and merger. The parties urge you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document. In this proxy statement/prospectus we refer to Seacoast Banking Corporation of Florida as “Seacoast,” Seacoast National Bank as “SNB” and First Green Bancorp, Inc. as “First Green.”
Q:
Why am I receiving this proxy statement/prospectus?

A:
Seacoast, SNB, First Green and First Green Bank have entered into an Agreement and Plan of Merger, dated as of June 11, 2018 (which we refer to as the “merger agreement”) pursuant to which First Green will merge with and into Seacoast, with Seacoast continuing as the surviving company. Immediately following the merger, First Green Bank, a wholly owned bank subsidiary of First Green, will merge with and into Seacoast’s wholly owned bank subsidiary, SNB, with SNB continuing as the surviving bank and using the name “Seacoast National Bank” (the “bank merger”). A copy of the merger agreement is included in this proxy statement/prospectus as Appendix A.

The merger cannot be completed unless, among other things, a majority of the outstanding shares of First Green common stock vote in favor of the proposal to approve the merger agreement.
In addition, First Green is soliciting proxies from holders of First Green common stock with respect to a proposal to adjourn the First Green special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement if there are insufficient votes at the time of such adjournment to approve such proposal.
First Green will hold a special meeting to obtain these approvals. This proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the special meeting, and you should read it carefully. It is a proxy statement because First Green’s board of directors is soliciting proxies from its shareholders. It is a prospectus because Seacoast will issue shares of Seacoast common stock to holders of First Green common stock in connection with the merger. The enclosed materials allow you to have your shares voted by proxy without attending the First Green meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.
Q:
Why do Seacoast and First Green want to merge?

A:
We believe the combination of Seacoast and First Green will create one of the leading community banking franchises in the Orlando market, providing our customers with additional branch locations and our shareholders with improved market share. The First Green board of directors has determined that the merger is advisable, fair to and in the best interests of First Green and its shareholders and recommends that the First Green shareholders vote “FOR” approval of the merger agreement. For more information about the reasons for the merger, see “The Merger — Seacoast’s Reasons for the Merger” and “The Merger — First Green’s Reasons for the Merger and The Recommendation of the First Green Board of Directors.”

Q:
What will I receive in the merger?

A:
If the merger is completed, for each share of First Green common stock that you hold (other than dissenters’ shares) immediately prior to the effective time of the merger, you will receive 0.7324, which we refer to as the exchange ratio, of a share of Seacoast common stock (which we refer to as the “per share stock consideration,” and also referred to in an aggregate consideration amount as the “merger consideration”). If First Green’s consolidated tangible shareholders’ equity is less than $74.255 million (less the after-tax impact of permitted expenses) and First Green Bank’s general allowance for loan and lease losses is less than $6.6 million, Seacoast shall have the option to adjust the merger consideration downward by an amount that is reflective of the overall shortfall between $74.255 million (less the after-tax impact of permitted expenses) and First Green’s consolidated tangible shareholders’ equity.

Seacoast will not issue any fractional shares of Seacoast common stock in the merger. Rather, First Green shareholders who would otherwise be entitled to a fractional share of Seacoast common stock upon the completion of the merger will instead receive cash (without interest and rounded to the nearest whole cent) in an amount equal to such fractional part of a share of Seacoast common stock, rounded to the nearest one hundredth of a share, multiplied by the average daily volume weighted average price of Seacoast common stock on the NASDAQ Global Select Market for the ten consecutive trading days ending on the trading day immediately prior to the determination date, which is defined as the later of the date on which the last required regulatory approval is obtained without regard to any requisite waiting period or the date on which the First Green shareholder approval is obtained.
Q:
Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value of Seacoast common stock and certain other adjustments. Any fluctuation in the market price of Seacoast common stock after the date of this proxy statement/prospectus will change the value of the shares of Seacoast common stock that First Green shareholders will receive.

Q:
What will happen if the trading price of Seacoast common stock changes significantly prior to completion of the merger?

A:
Because the merger consideration is fixed, Seacoast and First Green agreed to include provisions in the merger agreement by which First Green would have an opportunity to terminate the merger agreement if the Seacoast average stock price over a specified period prior to completion of the merger decreases below certain specified thresholds unless Seacoast elects to increase the merger consideration by increasing the per share stock consideration as determined by a formula outlined in the merger agreement, as discussed in further detail on pages 58 and 72.

Q:
How will the merger impact First Green stock option awards?

A:
Prior to the effective time of the merger, each option to acquire shares of First Green common stock which is then outstanding will be fully vested and immediately cancelled and converted into the right of the holder of such option to receive an amount in cash equal to (i) the total number of shares of First Green common stock subject to such stock option multiplied by (ii) the excess, if any, of  (A) $23.00 over (B) the per share exercise price for the applicable option, less applicable taxes required to be withheld with respect to such payment. First Green had a total of 694,901 stock options outstanding at June 30, 2018, of which 559,350 were vested and 135,551 were not vested.

Q:
How does First Green’s board of directors recommend that I vote at the special meeting?

A:
First Green’s board of directors recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the adjournment proposal.

Q:
When and where is the special meeting?

A:
The First Green special meeting will be held at            , Orlando, Florida, on            , 2018 at        local time.

Q:
Who can vote at the special meeting of shareholders?

A:
Holders of record of First Green common stock at the close of business on            , 2018, which is the date that the First Green board of directors has fixed as the record date for the special meeting, are entitled to vote at the special meeting.

Q: What will happen to First Green Bank following the merger?
A:
Immediately following the effective time of the merger, First Green Bank will merge with and into SNB, with SNB being the surviving bank.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. You must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you hold your shares in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee how to vote in accordance with the instructions you have received from your bank, broker or other nominee. “Street name” shareholders who wish to vote in person at the special meeting will need to obtain a proxy form from the institution that holds their shares.
Q:
What constitutes a quorum for the special meeting?

A:
The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of First Green common stock will constitute a quorum for the transaction of business. Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What is the vote required to approve each proposal?

A:
Approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of First Green common stock entitled to vote on the merger agreement as of the close of business on            , 2018, the record date for the special meeting. If you (1) fail to submit a proxy or vote in person at the special meeting, (2) mark “ABSTAIN” on your proxy, or (3) fail to instruct your bank, broker, or other nominee how to vote with respect to the proposal to approve the merger agreement, it will have the same effect as a vote “AGAINST” the merger agreement proposal and no effect on the adjournment proposal. The adjournment proposal will be approved if the votes of First Green common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal.

Q:
Why is my vote important?

A:
If you do not submit a proxy or vote in person, it may be more difficult for First Green to obtain the necessary quorum to hold its special meeting. In addition, your failure to submit a proxy or vote in person, or abstention will have the same effect as a vote against approval of the merger agreement. The merger agreement must be approved by the affirmative vote of a majority of the outstanding shares of First Green common stock entitled to vote on the merger agreement. First Green’s board of directors recommends that you vote “FOR” the proposal to approve the merger agreement.

Q:
How many votes do I have?

A:
You are entitled to one vote for each share of First Green common stock that you owned as of the close of business on the record date. As of the close of business on the record date,      shares of First Green common stock were outstanding and entitled to vote at the First Green special meeting.

Q:
Do First Green directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:
Yes. In considering the recommendation of the First Green’s board of directors with respect to the merger agreement, you should be aware that some of First Green’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of First Green’s shareholders generally. Interests of certain officers and directors that may be different from or in addition to the interests of First Green’s shareholders include, but are not limited to, the receipt of continued indemnification and insurance coverage under the merger agreement, the acceleration of the vesting of First Green stock options, the receipt of a cash payment in exchange for cancellation of the options and the payment of change in control payments to certain executives.

Q:
If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:
No. Your bank, broker, or other nominee cannot vote your shares without instructions from you. You should instruct your bank, broker, or other nominee how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank, broker, or other nominee.

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. All First Green shareholders, including shareholders of record and shareholders who hold their shares through nominees or any other holder of record, are invited to attend the special meeting. Holders of record of First Green common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. First Green reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without First Green’s express written consent.

Q:
Can I change my vote?

A:
Yes. If you are a holder of record of First Green common stock, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to First Green’s corporate secretary or (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by First Green’s after the vote will not affect the vote. First Green’s corporate secretary’s mailing address is: First Green Bancorp, Inc., 250 North Orange Avenue, Suite 100, Orlando, Florida 32801.

Q:
What are the U.S. federal income tax consequences of the merger to holders of First Green common stock?

A:
The merger is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” Assuming the merger so qualifies, holders of First Green common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the shares of Seacoast common stock they receive in the merger. However, First Green stockholders may recognize gain or loss in connection with cash received in lieu of any fractional shares of Seacoast common stock they would otherwise be entitled to receive.

For further information, see “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
The U.S. federal income tax consequences described above may not apply to all holders of First Green stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.
Q:
Are First Green shareholders entitled to appraisal rights?

A:
Yes. If a First Green shareholder wants to exercise appraisal rights and receive the fair value of shares of First Green common stock in cash instead of the merger consideration, then you must file a written objection with First Green prior to the special meeting stating, among other things, that you will exercise your right to dissent if the merger is completed. Also, you may not vote in favor of the merger agreement and must follow other procedures, both before and after the special meeting, as described in Appendix C to this proxy statement/prospectus. Note that if you return a signed proxy card without voting instructions or with instructions to vote “FOR” the merger agreement, then your shares will automatically be voted in favor of the merger agreement and you will lose all appraisal rights available under Florida law. A summary of these provisions can be found under “The Merger — Appraisal Rights for First Green Shareholders” beginning on page 51 and detailed information about the special meeting can be found under “Information About the Special Meeting” on page 27. Due to the complexity of the procedures for exercising the right to seek appraisal, First Green shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with the applicable Florida law provisions will result in the loss of the right of appraisal.

Q:
What should I do if I hold my shares of First Green stock in book-entry form?

A:
You are not required to take any specific actions if your shares of First Green stock are held in book-entry form. After the completion of the merger, shares of First Green stock held in book-entry form automatically will be exchanged for the per share stock consideration, including shares of Seacoast common stock in book-entry form and any cash to be paid in exchange for fractional shares in the merger, as applicable.

Q:
If I am a First Green shareholder, should I send in my stock certificates now?

A:
No. Please do not send in your First Green stock certificates with your proxy. Seacoast’s transfer agent, Continental Stock Transfer and Trust Company, will send you instructions for exchanging First Green stock certificates for the merger consideration. See “The Merger Agreement — Procedures for Converting Shares of First Green Common Stock into Merger Consideration” beginning on page 8 of this proxy statement/prospectus.

Q:
Whom may I contact if I cannot locate my First Green stock certificate(s)?

A:
If you are unable to locate your original First Green stock certificate(s), you should contact ComputerShare, P.O. Box 505000, Louisville, Kentucky 40233-5000 at (800) 368-5948. Following the merger, any inquiries should be directed to Seacoast’s transfer agent, Continental Stock Transfer and Trust Company at 17 Battery Place, 8th Floor, New York, New York 10004, or at (800) 509-5586.

Q:
When do you expect to complete the merger?

A:
Seacoast and First Green expect to complete the merger in the fourth quarter of 2018. However, neither Seacoast nor First Green can assure you when or if the merger will occur. First Green must first obtain the approval of First Green shareholders for the merger and Seacoast must receive the necessary regulatory approvals.

Q:
What happens if I sell or transfer ownership of shares of First Green common stock after the record date for the First Green special meeting?

A:
The record date for the First Green special meeting is earlier than the expected date of completion of the merger. Therefore, if you sell or transfer ownership of your shares of First Green common stock after the record date for the First Green special meeting, but prior to completion of the merger, you will retain the right to vote at the First Green special meeting, but the right to receive the merger consideration will transfer with the shares of First Green common stock.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of First Green common stock will not receive any consideration for their shares of First Green common stock that otherwise would have been received in connection with the merger. Instead, First Green will remain an independent company. If the merger is completed but, for any reason, the bank merger is not completed, it will have no impact on the consideration to be received by holders of First Green common stock.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of First Green common stock, please contact: Jessica Stephenson, SVP and Compliance Officer, 18251 U.S. Highway 441, Mount Dora, Florida 32757 at (352) 483-9100.

SUMMARY
The following summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. Each item in this summary refers to the page where that subject is discussed in more detail. You should carefully read the entire proxy statement/prospectus and the other documents to which we refer to understand fully the merger. See “Where You Can Find More Information” on how to obtain copies of those documents. In addition, the merger agreement is attached as Appendix A to this proxy statement/prospectus. First Green and Seacoast encourage you to read the merger agreement because it is the legal document that governs the merger.
Unless the context otherwise requires throughout this document, “we,” and “our” refer collectively to Seacoast and First Green. The parties refer to the proposed merger of First Green with and into Seacoast as the “merger,” the merger of First Green Bank with and into SNB as the “bank merger,” and the Agreement and Plan of Merger, dated June 11, 2018, by and among Seacoast, SNB, First Green and First Green Bank as the “merger agreement.”
Information Regarding Seacoast, SNB, First Green and First Green Bank

Seacoast Banking Corporation of Florida
Seacoast National Bank
815 Colorado Avenue
Stuart, Florida 34994
(772) 288-6085
Seacoast is a bank holding company, incorporated in Florida in 1983, and registered under the Bank Holding Company Act of 1956, as amended, or the BHC Act. Seacoast’s principal subsidiary is SNB, a national banking association. SNB commenced its operations in 1933 and operated as “First National Bank & Trust Company of the Treasure Coast” prior to 2006 when it changed its name to Seacoast National Bank.
Seacoast and its subsidiaries provide integrated financial services, including commercial and retail banking, wealth management and mortgage services to customers through advanced banking solutions, 49 traditional branches and seven commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties.
Seacoast is one of the largest community banks headquartered in Florida with approximately $5.9 billion in assets and $4.7 billion in deposits as of March 31, 2018.
First Green Bancorp, Inc.
First Green Bank
250 North Orange Avenue, Suite 100
Orlando, Florida 32801
Telephone: (407) 434-8800
First Green is one of the first banks in the United States to have an environmental and social mission. First Green’s principal subsidiary, First Green Bank, was founded in 2009 by experienced and local bankers after being given the last bank charter in the state of Florida. Headquartered in Orlando, Florida, First Green operates seven branches in the Orlando, Daytona and Fort Lauderdale markets. First Green Bank is a customer-driven community bank providing personalized service, localized decision-making and proven technology while promoting a positive environmental and social example to its community. As a local bank with a global mission, First Green adheres to a values-based business model which endeavors “To Do The Right Thing For” the planet, community, people and shareholders.
At March 31, 2018, First Green had approximately $731 million in assets, $629 million in loans and approximately $629 million in deposits.

Regulatory Approvals
Completion of the merger and the bank merger are subject to various regulatory approvals, including approvals from the Federal Reserve and the OCC. Notifications and/or applications requesting approvals for the merger or for the bank merger may also be submitted to other federal and state regulatory authorities and self-regulatory organizations. The parties have filed notices and applications to obtain the necessary regulatory approvals of the Federal Reserve and the OCC. The parties cannot be certain when or if they will obtain approval from the Federal Reserve and the OCC or, if obtained, whether such approval will contain terms, conditions or restrictions not currently contemplated that will be detrimental to or have a material adverse effect on the combined company after the completion of the merger. The regulatory approvals to which the completion of the merger and bank merger are subject are described in more detail under the section entitled “The Merger — Regulatory Approvals,” beginning on page 7 of this proxy statement/prospectus.
The Merger (see page   )
The terms and conditions of the merger are contained in the merger agreement, a copy of which is included as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. You should read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
In the merger, First Green will merge with and into Seacoast, with Seacoast as the surviving entity of such merger, and First Green Bank will merge with and into SNB, with SNB as the surviving bank of such bank merger.
Closing and Effective Time of the Merger (see page   )
The closing date is currently expected to occur in the fourth quarter of 2018. Simultaneously with the closing of the merger, Seacoast will file the articles of merger with the Florida Department of State. The merger will become effective at the later of the date and time the articles of merger are filed or the date and time set forth in the articles of merger, which shall be no later than three business days after all of the closing conditions have been satisfied or waived or such later date as the parties may agree. Neither Seacoast nor First Green can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals and First Green’s shareholder approvals will be received.
Merger Consideration (see page   )
Under the terms of the merger agreement, each share of First Green common stock outstanding immediately prior to the effective time of the merger (excluding certain shares held by Seacoast, First Green, SNB and their wholly-owned subsidiaries and dissenting shares described below) will be converted into the right to receive 0.7324, which we refer to as the exchange ratio, of a share of Seacoast common stock (which we refer to as the “per share stock consideration,” and also referred to in an aggregate consideration amount as the “merger consideration”). Please see “The Merger Agreement —  Consideration” for more information. If First Green’s consolidated tangible shareholders’ equity is less than $74.255 million (less the after-tax impact of permitted expenses) and First Green Bank’s general allowance for loan and lease losses is less than $6.6 million, Seacoast shall have the option to adjust the merger consideration downward by an amount that is reflective of the overall shortfall between $74.255 million (less the after-tax impact of permitted expenses) and First Green’s consolidated tangible shareholders’ equity.
For each fractional share that would otherwise be issued, Seacoast will pay cash (without interest and rounded to the nearest whole cent) in an amount equal to such fractional part of a share of Seacoast common stock, rounded to the nearest one hundredth of a share, multiplied by the average daily volume weighted average price of Seacoast common stock on the NASDAQ Global Select Market for the ten consecutive trading days ending on the trading day immediately prior to the determination date, which is defined as the later of the date on which the last required regulatory approval is obtained without regard to any requisite waiting period or the date on which the First Green shareholder approval is obtained. No holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

The value of the shares of Seacoast common stock to be issued in the merger will fluctuate between now and the closing date of the merger. Based on the closing price of Seacoast common stock on June 8, 2018, the last trading day before the signing of the merger agreement, the value of the per share stock consideration payable to holders of First Green common stock was approximately $23.45. Based on the closing price of Seacoast common stock on            , 2018, the last practicable date before the date of this document, the value of the per share stock consideration payable to holders of First Green common stock was approximately $    . First Green shareholders should obtain current sale prices for Seacoast common stock, which is traded on the NASDAQ Global Select Market under the symbol “SBCF.”
Equivalent First Green Common Stock Per Share Value (see page   )
Seacoast common stock trades on the NASDAQ Global Select Market under the symbol “SBCF.” First Green common stock is not listed or traded on any established securities exchange or quotation system. Accordingly, there is no established public trading market for First Green common stock. The following table presents the closing price of Seacoast common stock on June 8, 2018, the last trading date prior to the public announcement of the merger agreement, and            , 2018, the last practicable trading day prior to the printing of this proxy statement/prospectus. The table also presents the equivalent value of the merger consideration per share of First Green common stock on those dates, calculated by multiplying the closing sales price of Seacoast common stock on those dates by the exchange ratio of 0.7324.
Date	Seacoast closing sale price		Equivalent First Green per share value
June 8, 2018		$32.02		$23.45
, 2018	$		$
The value of the shares of Seacoast common stock to be issued in the merger will fluctuate between now and the closing date of the merger. If Seacoast shares increase in value, so will the value of the per share stock consideration to be received by First Green shareholders. Similarly, if Seacoast shares decline in value, so will the value of the per share stock consideration to be received by First Green shareholders. First Green shareholders should obtain current sale prices for the Seacoast common stock.
Procedures for Converting Shares of First Green Common Stock into Merger Consideration (see page   )
Promptly after the effective time of the merger, Seacoast’s exchange agent, Continental Stock Transfer and Trust Company, will mail to each holder of record of First Green common stock that is converted into the right to receive the merger consideration a letter of transmittal and instructions for the surrender of the holder’s First Green stock certificate(s) for the merger consideration (including cash in lieu of any fractional Seacoast shares), and any dividends or distributions to which such holder is entitled to pursuant to the merger agreement.
Please do not send in your certificates until you receive these instructions.
Material U.S. Federal Income Tax Consequences of the Merger (see page   )
The merger is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code and the merger agreement will constitute a “plan of reorganization” as such term is used in Sections 354 and 361 of the Code. Assuming the merger so qualifies, holders of First Green common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the shares of Seacoast common stock they receive in the merger. However, First Green stockholders may recognize gain or loss in connection with cash received in lieu of any fractional shares of Seacoast common stock they would otherwise be entitled to receive.
It is a condition to First Green and Seacoast’s obligations to complete the merger that they each receive a tax opinion, dated the closing date of the merger, that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. These opinions, however, will not bind the Internal Revenue Service or the courts, which could take a contrary view. For further information, see “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — Tax Consequences of the Merger Generally.”
The U.S. federal income tax consequences described above may not apply to all holders of First Green stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.
Appraisal Rights (see page    and Appendix C)
Under Florida law, First Green shareholders have the right to dissent from the merger and receive a cash payment equal to the fair value of their shares of First Green stock instead of receiving the merger consideration. To exercise appraisal rights, First Green shareholders must strictly follow the procedures established by Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, or the FBCA, which include filing a written objection with First Green prior to the special meeting stating, among other things, that the shareholder will exercise his or her right to dissent if the merger is completed, and not voting for approval of the merger agreement. A shareholder’s failure to vote against the merger agreement will not constitute a waiver of such shareholder’s dissenters’ rights.
Opinion of First Green’s Financial Advisor (see page    and Appendix B)
Hovde Group, LLC (“Hovde”) has delivered a written opinion to the board of directors of First Green that, as of June 11, 2018, based upon and subject to certain matters stated in the opinion, the merger consideration is fair, from a financial point of view, to First Green shareholders. We have attached this opinion to this proxy statement/prospectus as Appendix B. The opinion of Hovde is not a recommendation to any First Green shareholder as to how to vote on the proposal to approve the merger agreement. You should read this opinion completely to understand the procedures followed, matters considered and limitations and qualifications on the reviews undertaken by Hovde in providing its opinion.
For further information, please see the section entitled “The Merger — Opinion of First Green’s Financial Advisor” beginning on page   .
Recommendation of the First Green Board of Directors (see page   )
After careful consideration, the First Green board of directors recommends that First Green shareholders vote “FOR” the approval of the merger agreement and the approval of the adjournment proposal described in this document. Each of the directors of First Green and First Green Bank, who as of the date of the merger agreement held shares of First Green common stock, and each beneficial holder of 5% or more of First Green’s outstanding shares of common stock have entered into a support agreement with Seacoast pursuant to which each has agreed to vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, subject to the terms of the support agreement.
For more information regarding the support agreements, please see the section entitled “Information About the First Green Special Meeting — Shares Subject to Support Agreement; Shares Held by Directors and Executive Officers.”
For a more complete description of First Green’s reasons for the merger and the recommendations of the First Green board of directors, please see the section entitled “The Merger — First Green’s Reasons for the Merger and Recommendation of First Green’s Board of Directors” beginning on page   .
Interests of First Green Directors and Executive Officers in the Merger (see page   )
In considering the recommendation of the First Green’s board of directors with respect to the merger agreement, you should be aware that some of First Green’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of First Green’s shareholders generally, including:
•
First Green’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

•
The merger agreement provides for the acceleration of the vesting of outstanding First Green stock options and the receipt of a cash payment in exchange for their cancellation.

•
Certain First Green executives are entitled to certain payments upon a change of control of First Green.

These interests are discussed in more detail in the section entitled “The Merger — Interests of First Green Directors and Executive Officers in the Merger” beginning on page   . The First Green board of directors was aware of the different or additional interests set forth herein and considered such interests along with other matters in adopting and approving the merger agreement and the transactions contemplated thereby, including the merger.
Treatment of First Green Stock Options (see page   )
The merger agreement requires First Green to take all actions necessary to cause each valid option to purchase shares of First Green common stock outstanding and unexercised to be fully vested and cancelled immediately prior to the effective time of the merger. Each holder of such option will be entitled to receive an amount in cash, without interest, equal to the product of  (i) the total number of shares of First Green common stock subject to such option, multiplied by (ii) the excess, if any, of  $23.00 over the per share exercise price for the applicable stock option, less applicable taxes required to be withheld.
Conditions to Completion of the Merger (see page   )
The completion of the merger depends on a number of conditions being fulfilled or, where permitted by applicable law, written waiver by the parties, including but not limited to:
•
the approval of the merger agreement and the transactions contemplated thereby by First Green shareholders;

•
all regulatory approvals required to consummate the merger and the bank merger shall have been obtained and remain in full force and effect and all statutory waiting periods shall have expired or been terminated, and such regulatory approvals shall not impose any term, condition or restriction on Seacoast or any of its subsidiaries that Seacoast reasonably determines is a burdensome condition;

•
the absence of any judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by the merger agreement;

•
the effectiveness of the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending such effectiveness having been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

•
receipt by Seacoast of an opinion of its counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

•
the approval for listing on the NASDAQ Global Select Market of the shares of Seacoast common stock to be issued in the merger;

•
the execution and delivery of the bank plan of merger;

•
the accuracy, subject to varying degrees of materiality, of the other party’s representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement) other than, in most cases, inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party;

•
performance and compliance in all material respects by the other party of its respective obligations under the merger agreement;

•
the absence of any event which has had or is reasonably likely to have a material adverse effect on the other party;

•
in the case of Seacoast, First Green’s board of directors shall have approved the merger agreement and shall not have withheld, withdrawn or modified its recommendation that the First Green shareholders approve the merger agreement and shall not have approved or recommended an alternative acquisition proposal;

•
in the case of Seacoast, First Green’s receipt of all material consents, approvals, waivers and other assurances required as a result of the transactions contemplated by the merger agreement pursuant to certain contracts, agreements or instruments;

•
in the case of Seacoast, the holders of no more than 5% of First Green common stock shall have exercised their dissenters’ rights under the FBCA;

•
in the case of Seacoast, First Green’s consolidated tangible shareholders’ equity as of the close of business on the fifth business day prior to the closing of the merger shall be an amount not less than $74.255 million (less the after-tax impact of permitted expenses) and general allowance for loan and lease losses shall be an amount not less than $6.6 million in the aggregate;

•
in the case of Seacoast, the executed claims letters and restrictive covenant agreements from certain of First Green and First Green Bank’s executives and directors shall be in full force and effect; and

•
in the case of Seacoast, First Green’s termination of all of its banking and deposit services to medical marijuana businesses or related entities or customer (which we refer to as the medical marijuana business).

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Third Party Proposals (see page   )
First Green has agreed to a number of limitations with respect to initiating, soliciting or participating in any discussions, communications or negotiations with respect to acquisition proposals involving persons other than Seacoast, and to certain related matters. The merger agreement does not, however, prohibit First Green from considering an unsolicited bona fide acquisition proposal from a third party if certain specified conditions are met.
Termination (see page   )
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval of the merger agreement by First Green shareholders:
•
by mutual consent of the board of directors of First Green and the board of directors or executive committee of the board of directors of Seacoast; or

•
by the board of directors of either Seacoast or First Green, if there is a breach or material breach by the other party of any representation or warranty set forth in the merger agreement that is not cured within the earlier of 30 days’ notice of such breach or January 29, 2019 or which breach cannot be cured prior to the closing; or

•
by the board of directors of either Seacoast or First Green, if there is a material breach by the other party of any covenant set forth in the merger agreement that is not cured within the earlier of 30 days’ notice of such breach or January 29, 2019 or which breach cannot be cured prior to the closing; or

•
by the board of directors of either Seacoast or First Green, if a requisite regulatory consent has been denied and such denial has become final and non-appealable; or

•
by the board of directors of either Seacoast or First Green, if the First Green shareholders fail to approve the merger agreement at a duly held meeting of such shareholders or any adjournment or postponement thereof; or

•
by the board of directors of either Seacoast or First Green, if the merger has not been completed by January 31, 2019, unless the failure to complete the merger by such date is due to a breach of the merger agreement by the party seeking to terminate the merger agreement; or

•
by the board of directors of Seacoast, if  (i) the First Green board of directors withdraws, qualifies or modifies its recommendation that the First Green shareholders approve the merger agreement in a manner adverse to Seacoast, (ii) First Green is in material breach of the “no-shop” provisions of the merger agreement, (iii) First Green’s board of directors approves or recommends a third party acquisition proposal or (iv) First Green materially breaches its obligation to call, give notice of and commence a shareholder meeting; or

•
by the board of directors of First Green, if First Green has received a superior proposal and has made a determination to accept such superior proposal (provided that First Green has complied with the provisions related to superior proposals set forth in the merger agreement);

•
by the board of directors of First Green during the five day period commencing on the determination date (as defined in the merger agreement as the later of: (i) the date on which the last required regulatory approval is obtained without regard to any requisite waiting period; or (ii) the date on which the First Green shareholder approval is obtained), if and only if  (A) (i) the average closing price of Seacoast’s common stock for the ten trading days ending on the trading day immediately preceding the determination date, (ii) divided by $31.40, is less than 85%, (B) Seacoast’s common stock underperforms a peer-group index (the NASDAQ Bank Index) by more than 15% and (C) Seacoast does not elect to increase the per share stock consideration by a formula-based amount.

Termination Fee (see page   )
First Green must pay Seacoast a termination fee of  $5,300,000 if:
•
Seacoast terminates the merger agreement as a result of a material breach of the “no-shop” provisions of the merger agreement by First Green; or

•
Seacoast terminates the merger agreement because the First Green board of directors (i) withdraws, qualifies, amends, modifies or withholds its recommendation that the First Green shareholders approve the merger agreement or makes any statement, filing or release of information in connection with the shareholder meeting or otherwise, inconsistent with such recommendation, (ii) materially breaches its obligation to call, give notice of and commence a shareholder meeting, (iii) approves or recommends a third party acquisition proposal, (iv) fails to publicly recommend against a publicly announced third party acquisition proposal within 3 business days of being requested to do so by Seacoast, (v) fails to publicly reconfirm its recommendation that the First Green shareholders approve the merger agreement within 3 business days of being requested to do so by Seacoast, or (vi) resolves or otherwise determines to take, or announces an intention to take any of the actions described in (i) through (v); or

•
First Green terminates the merger agreement as a result of its receipt of a superior proposal and determination to accept such superior proposal; or

•
after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal is made known to senior management of First Green or has been made directly to First Green shareholders generally or a public announcement of an acquisition proposal has been made and not withdrawn and (i) thereafter the agreement is terminated by (A) either Seacoast or First Green because the First Green shareholders have not approved the merger agreement or (B) by Seacoast because of a breach or material breach by First Green of any representation or warranty set forth in the merger agreement that is not cured in accordance with the merger agreement or a material breach by First Green of any covenant set forth in the merger agreement that is not cured in accordance with the merger agreement; and (ii) First Green enters into an acquisition proposal within 12 months of such termination.
NASDAQ Listing (see page   )
Seacoast will cause the shares of Seacoast common stock to be issued to the holders of First Green common stock in the merger to be authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance, prior to the effective time of the merger.
First Green Special Meeting (see page   )
The special meeting of First Green shareholders will be held on            , 2018, at     , local time, at     , Orlando, Florida. At the special meeting, First Green shareholders will be asked to vote on: (i) the proposal to approve the merger agreement; (ii) the adjournment proposal; and (iii) any other matters as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.
Holders of First Green common stock as of the close of business on            , 2018, the record date, will be entitled to vote at the special meeting. As of the record date, there were outstanding and entitled to notice and to vote an aggregate of       shares of First Green common stock held by approximately      shareholders of record. Each First Green shareholder can cast one vote for each share of First Green voting common stock owned on the record date.
As of the record date, directors and executive officers of First Green and their affiliates owned and were entitled to vote      shares of First Green common stock, representing approximately     % of the outstanding shares of First Green common stock entitled to vote on that date. Pursuant to the support agreement, each director of First Green and First Green Bank, who as of the date of the merger agreement held shares of First Green common stock, and each beneficial holder of 5% or more of First Green outstanding shares of common stock have agreed at any meeting of First Green shareholders, however called, or any adjournment or postponement thereof  (and subject to certain exceptions) to vote the shares owned in favor of the merger agreement. As of the record date, Seacoast did not own or have the right to vote any of the outstanding shares of First Green common stock.
Required Shareholder Votes (see page   )
In order to approve the merger agreement, the affirmative vote of a majority of the outstanding shares of First Green common stock entitled to vote at the First Green special meeting must vote in favor of the merger agreement.
No Restrictions on Resale
All shares of Seacoast common stock received by First Green shareholders in the merger will be freely tradable, except that shares of Seacoast received by persons who are or become affiliates of Seacoast for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act.
Market Prices and Dividend Information (see page   )
Seacoast common stock is listed and trades on The NASDAQ Global Select Market under the symbol “SBCF.” As of June 30, 2018, there were 47,165,715 shares of Seacoast common stock outstanding. Approximately 82% of these shares are owned by institutional investors, as reported by NASDAQ. Seacoast’s top institutional investors own approximately 22.2% of its outstanding stock. Seacoast has approximately 2,195 shareholders of record as of June 30, 2018.
To Seacoast’s knowledge, the only shareholders who owned more than 5% of the outstanding shares of Seacoast common stock on June 30, 2018 were BlackRock, Inc., 55 East 52nd Street, New York, New York 10055 (13.1%) and T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202 (9.1%).

The following tables show, for the indicated periods, the high and low sales prices per share for Seacoast common stock, as reported on NASDAQ. Seacoast did not pay cash dividends on its common stock during the periods indicated.
	Seacoast Common Stock
	High	Low	Dividends
2018
First Quarter	$28.44	$23.96	$—
Second Quarter	$33.51	$25.61	$—
Third Quarter (through , 2018)			$—
2017
First Quarter	$25.13	$20.59	$—
Second Quarter	$25.88	$21.65	$—
Third Quarter	$24.87	$20.58	$—
Fourth Quarter	$27.13	$22.42	$—
2016
First Quarter	$16.22	$13.40	$—
Second Quarter	$17.19	$15.21	$—
Third Quarter	$17.80	$15.50	$—
Fourth Quarter	$22.91	$15.85	$—
Dividends from SNB are Seacoast’s primary source of funds to pay dividends on its common stock. Under the National Bank Act, national banks may in any calendar year, without the approval of the OCC, pay dividends to the extent of net profits for that year, plus retained net profits for the preceding two years (less any required transfers to surplus). The need to maintain adequate capital in SNB also limits dividends that may be paid to Seacoast. On May 19, 2009, Seacoast’s board of directors voted to suspend quarterly dividends on its common stock entirely.
Any dividends paid on Seacoast’s common stock would be declared and paid at the discretion of its board of directors and would be dependent upon Seacoast’s liquidity, financial condition, results of operations, capital requirements and such other factors as the board of directors may deem relevant.
As of June 30, 2018, there were 5,454,065 shares of First Green common stock outstanding, which were held by approximately 515 holders of record.
First Green common stock is not listed or traded on any established securities exchange or quotation system. Accordingly, there is no established public trading market for the First Green common stock. The following table shows, for the indicated periods, the high and low sales prices per share for First Green common stock, as and to the extent to known to management of First Green. The transactions in First Green common stock represent privately negotiated transactions directly between the purchaser and seller and do not include all transactions that have occurred because such transactions are not subject to any reporting system. The shares of First Green common stock do not trade frequently. First Green has not paid any cash dividends on the shares of First Green common stock.

	First Green Common Stock
	High	Low	Dividend
2018
First Quarter	$14.00	$14.00	$—
Second Quarter	$—	$—	$—
Third Quarter (through , 2018)
2017
First Quarter	$—	$—	$—
Second Quarter	$—	$—	$—
Third Quarter	$—	$—	$—
Fourth Quarter	$15.00	$14.00	$—
2016
First Quarter	$13.50	$13.50	$—
Second Quarter	$13.00	$13.00	$—
Third Quarter	$13.75	$13.75	$—
Fourth Quarter	$14.00	$13.75	$—
The last trade of First Green common stock known to First Green’s management that occurred prior to the date of the announcement of the merger agreement, was a sale for $14.00 per share on January 23, 2018. Management is not aware of any trades in First Green common stock after this date.
Comparison of Shareholders’ Rights (see page   )
The rights of First Green shareholders who continue as Seacoast shareholders after the merger will be governed by the articles of incorporation and bylaws of Seacoast rather than the articles of incorporation and bylaws of First Green. For more information, please see the section entitled “Comparison of Shareholders’ Rights” beginning on page   .
Risk Factors (see page   )
Before voting at the First Green special meeting, you should carefully consider all of the information contained or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” beginning on page 16 or described in Seacoast’s reports filed with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see “Documents Incorporated by Reference” beginning on page   .

RISK FACTORS
An investment in Seacoast common stock in connection with the merger involves risks. Seacoast describes below the material risks and uncertainties that it believes affect its business and an investment in Seacoast common stock. In addition to the other information contained in, or incorporated by reference into, this proxy statement/prospectus, including Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Seacoast’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, and the matters addressed under “Forward-Looking Statements,” you should carefully read and consider all of the risks and all other information contained in this proxy statement/prospectus in deciding whether to vote to approve the merger agreement. Additional Risk Factors included in Item 1A in Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Seacoast’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018 are incorporated herein by reference. You should read and consider those Risk Factors in addition to the Risk Factors listed below. If any of the risks described in this proxy statement/prospectus occur, Seacoast’s financial condition, results of operations and cash flows could be materially and adversely affected. If this were to happen, the value of the Seacoast common stock could decline significantly, and you could lose all or part of your investment.
Risks Associated with the Merger
The market price of Seacoast common stock after the merger may be affected by factors different from those currently affecting First Green or Seacoast.
The businesses of Seacoast and First Green differ in some respects and, accordingly, the results of operations of the combined company and the market price of Seacoast’s shares of common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of each of Seacoast and First Green. For a discussion of the business of Seacoast and of certain factors to consider in connection with that business, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Documents Incorporated by Reference.”
Because the sale price of Seacoast common stock will fluctuate, you cannot be sure of the value of the per share stock consideration that you will receive in the merger until the closing.
Under the terms of the merger agreement, each share of First Green common stock outstanding immediately prior to the effective time of the merger (excluding shares of First Green common stock owned by First Green, Seacoast or SNB or the dissenting shares) will be converted into the right to receive 0.7324 shares of Seacoast common stock (plus cash in lieu of fractional shares), which is subject to adjustment based on the value of First Green’s consolidated tangible shareholder’s equity and First Green Bank’s general allowance for loan and lease losses. The value of the shares of Seacoast common stock to be issued to First Green shareholders in the merger will fluctuate between now and the closing date of the merger due to a variety of factors, including general market and economic conditions, changes in the parties’ respective businesses, operations and prospects and regulatory considerations, among other things. Many of these factors are beyond the control of Seacoast and First Green. We make no assurances as to whether or when the merger will be completed. First Green shareholders should obtain current sale prices for shares of Seacoast common stock before voting their shares of First Green common stock at the special meeting.
The merger will not be completed unless important conditions are satisfied or waived, including approval by First Green shareholders.
Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger and the bank merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the merger and the bank merger will not occur or will be delayed and each of Seacoast and First Green may lose some or all of the intended benefits of the merger. The following conditions, in addition to other closing conditions, must be satisfied or waived, if permissible, before Seacoast and First Green are obligated to complete the merger:
•
The merger agreement and the transactions contemplated thereby must have been approved by the affirmative vote of a majority of the outstanding shares of First Green common stock entitled to vote on the proposal;

•
All required regulatory approvals required to consummate the merger and the bank merger must have been obtained and all statutory waiting periods must have expired or been terminated;

•
No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of the merger;

•
The registration statement (of which this proxy statement/prospectus is a part) registering shares of Seacoast common stock to be issued in the merger must have been declared effective and no stop order may have been issued or threatened by the SEC or any governmental authority;

•
Seacoast shall have received from its tax counsel a U.S. federal income tax opinion that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•
The shares of Seacoast common stock to be issued pursuant to the merger shall have been approved for listing on the NASDAQ; and

•
The Plan of Bank Merger shall have been executed and delivered.

For a more detailed description of the conditions set forth in the merger agreement that must be satisfied or waived to complete the merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page    .
Shares of Seacoast common stock to be received by holders of First Green common stock as a result of the merger will have rights different from the shares of First Green common stock.
Upon completion of the merger, the rights of former First Green shareholders will be governed by the articles of incorporation, as amended, and bylaws of Seacoast. The rights associated with First Green common stock are different from the rights associated with Seacoast common stock, although both companies are organized under Florida law. See “Comparison of Shareholders’ Rights” beginning on page     for a discussion of the different rights associated with Seacoast common stock.
First Green shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
First Green shareholders currently have the right to vote in the election of the board of directors of First Green and on other matters affecting First Green. Upon the completion of the merger, First Green’s shareholders will be shareholders of Seacoast with a percentage ownership of Seacoast that is smaller than such shareholders’ current percentage ownership of First Green. It is currently expected that the former shareholders of First Green as a group will receive shares in the merger constituting approximately 7.7% of the outstanding shares of the combined company’s common stock immediately after the merger. Because of this, First Green shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of First Green.
Seacoast and First Green will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees, customers, suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of First Green and Seacoast. These uncertainties may impair Seacoast’s or First Green’s ability to attract, retain and motivate key personnel, depositors and borrowers pending the consummation of the merger, as such personnel, depositors and borrowers may experience uncertainty about their future roles following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Seacoast or First Green to seek to change existing business relationships with Seacoast or First Green or fail to extend an existing relationship. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the merger.

Seacoast and First Green have a small number of key personnel. The pursuit of the merger and the preparation for the integration may place a burden on each company’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on each company’s business, financial condition and results of operations.
In addition, the merger agreement restricts First Green from taking certain actions without Seacoast’s consent while the merger is pending. These restrictions may, among other matters, prevent First Green from pursuing otherwise attractive business opportunities, selling assets, incurring indebtedness, engaging in significant capital expenditures in excess of certain limits set forth in the merger agreement, entering into other transactions or making other changes to First Green’s business prior to consummation of the merger or termination of the merger agreement. These restrictions could have a material adverse effect on First Green’s business, financial condition and results of operations. Please see the section entitled “The Merger Agreement — Conduct of Business Pending the Merger” beginning on page     for a description of the covenants applicable to First Green and Seacoast.
Seacoast may fail to realize the cost savings estimated for the merger.
Although Seacoast estimates that it will realize cost savings from the merger when fully phased in, it is possible that the estimates of the potential cost savings could turn out to be incorrect. For example, the combined purchasing power may not be as strong as expected, and therefore the cost savings could be reduced. In addition, unanticipated growth in Seacoast’s business may require Seacoast to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced. The cost savings estimates also depend on Seacoast’s ability to combine the businesses of Seacoast and First Green in a manner that permits those costs savings to be realized. If the estimates turn out to be incorrect or Seacoast is not able to combine the two companies successfully, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.
The combined company expects to incur substantial expenses related to the merger.
The combined company expects to incur substantial expenses in connection with completing the merger and combining the business, operations, networks, systems, technologies, policies and procedures of Seacoast and First Green. Although Seacoast and First Green have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the completion of the merger. In addition, prior to completion of the merger, each of First Green and Seacoast will incur or have incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. If the merger is not completed, Seacoast and First Green would have to recognize these expenses without realizing the anticipated benefits of the merger.
Seacoast and First Green may waive one or more of the conditions to the merger without re-soliciting First Green shareholder approval for the merger.
Each of the conditions to the obligations of Seacoast and First Green to complete the merger may, to the extent permitted by applicable law, be waived in writing by agreement by Seacoast and First Green, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of Seacoast and First Green may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies is necessary. Seacoast and First Green, however, generally do not expect any such waiver to be significant enough to require re-solicitation of First Green’s shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of First Green’s shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.

The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
It is expected that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the obligation of Seacoast and First Green to complete the merger is conditioned upon the receipt of a U.S. federal income tax opinion to that effect from Seacoast’s tax counsel. This tax opinion represents the legal judgment of counsel rendering the opinion and is not binding on the Internal Revenue Service or the courts. If the merger does not qualify as a tax-free reorganization, then the holders of shares of First Green common stock will recognize any gain with respect to the entire consideration received in the merger, including any shares of Seacoast stock received as well as any cash received in lieu of fractional shares of Seacoast common stock. The consequences of the merger to any particular First Green shareholder will depend on that shareholder’s individual situation. We strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.
Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the transactions contemplated by the merger agreement, including the merger, may be completed, various approvals must be obtained from bank regulatory authorities. These governmental entities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on Seacoast following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or have a material adverse effect. If the consummation of the merger is delayed, including by a delay in receipt of necessary governmental approvals, the business, financial condition and results of operations of each company may also be materially adversely affected.
If for a specified period prior to completion of the merger (a) the Seacoast volume weighted average price of its common stock divided by $31.40 is less than 0.85 and (b) this ratio is less than 85% of the number obtained by dividing the average closing prices for the NASDAQ Bank Index during a specified time prior to the completion of the merger by $4,315.85, then First Green has the right to terminate the merger agreement and the merger would not occur.
If for a specified period prior to completion of the merger (a) the Seacoast average stock price divided by $31.40 is less than 0.85 and (b) this ratio is less than 85% of the number obtained by dividing the average closing prices for the NASDAQ Bank Index during a specified time prior to completion of the merger by $4,315.85, then First Green may terminate the merger agreement subject to Seacoast’s discretion (but not obligation) to increase the merger consideration by increasing the per share stock consideration based on a formula in the merger agreement. If Seacoast elects not to increase the merger consideration, First Green may then terminate the merger agreement.
As a result, even if First Green shareholders approve the merger, the merger may ultimately not be completed. Although the Seacoast board of directors has the ability to increase the merger consideration and First Green’s board of directors has the power to choose not to terminate the merger agreement and proceed with the merger if Seacoast does not increase the merger consideration, there is no obligation of either board to exercise such power.
The fairness opinion of First Green’s financial advisor will not reflect changes in circumstances between the date of the opinion and the completion of the merger.
First Green’s board of directors received an opinion from its financial advisor to address the fairness of the merger consideration, from a financial point of view, to the holders of First Green’s common stock as of June 11, 2018. Subsequent changes in the operation and prospects of Seacoast or First Green, general market and economic conditions and other factors that may be beyond the control of Seacoast or First Green, and on which First Green’s financial advisor’s opinion was based, may significantly alter the value of Seacoast or the price of the shares of Seacoast common stock by the time the merger is completed. Because First Green does not anticipate asking its advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. For a description of the opinion that First Green received from its financial advisor, please refer to the sections entitled “The Merger — Opinion of First Green’s Financial Advisor” beginning on page   .

First Green’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of First Green shareholders.
Executive officers of First Green, the Chairman of the board of directors of First Green and the board of directors of First Green negotiated the terms of the merger agreement with Seacoast, and the First Green board of directors approved and recommended that First Green shareholders vote to approve the merger agreement. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that certain First Green executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of First Green shareholders generally. See “The Merger — Interests of First Green Directors and Executive Officers in the Merger” on page     for information about these financial interests.
The termination fees and the restrictions on third party acquisition proposals set forth in the merger agreement may discourage others from trying to acquire First Green.
Until the completion of the merger, with some limited exceptions, First Green and its subsidiaries and representatives are prohibited from initiating, soliciting, inducing or knowingly encouraging any inquiry, offer or proposal which constitutes or could reasonably be expected to lead to an acquisition proposal and from participating in any discussion, communications or negotiations regarding a proposal to acquire First Green, such as a merger or other business combination transaction, with any person other than Seacoast. In addition, First Green has agreed to pay to Seacoast in certain circumstances a termination fee equal to $5,300,000. These provisions could discourage other companies from trying to acquire First Green even though those other companies might be willing to offer greater value to First Green shareholders than Seacoast has offered in the merger. The payment of any termination fee could also have an adverse effect on First Green’s financial condition. See “The Merger Agreement — Third Party Proposals” beginning on page    and “The Merger Agreement — Termination Fee” beginning on page   .
Failure of the merger to be completed, the termination of the merger agreement or a significant delay in the consummation of the merger could negatively impact Seacoast and First Green.
If the merger is not consummated, the ongoing business, financial condition and results of operations of each party may be materially adversely affected and the market price of each party’s common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be consummated. If the consummation of the merger is delayed, the business, financial condition and results of operations of each company may be materially adversely affected. If the merger agreement is terminated and a party’s board of directors seeks another merger or business combination, such party’s shareholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger.
Some of the performing loans in the First Green loan portfolio being acquired by Seacoast may be under collateralized, which could affect Seacoast’s ability to collect all of the loan amount due.
In an acquisition transaction, the purchasing financial institution may be acquiring under collateralized loans from the seller. Under collateralized loans are risks that are inherent in any acquisition transaction and are mitigated through the loan due diligence process that the purchaser performs and the estimated fair market value adjustment that the purchaser places on the seller’s loan portfolio. The year a loan was originated can impact the current value of the collateral. Many Florida banks have performing loans that are under collateralized because of the decline in real estate values during the 2006 through 2010 economic downturn. While real estate values generally commenced stabilizing in 2011, and in some markets began to increase in recent years, nonetheless like other financial services institutions, First Green’s and Seacoast’s loan portfolios have under collateralized loans that are still performing.
When it acquires another loan portfolio, Seacoast will place what is referred to as a fair market value adjustment on the acquired loan portfolio to address certain risks, including those relating to under collateralized loans. With respect to the First Green loan portfolio, Seacoast has placed a preliminary $26.2 million fair value adjustment which Seacoast believes is adequate to mitigate the risk of under collateralized performing loans. Seacoast has engaged a third party valuation firm that assisted in valuing the acquired loan portfolio as of the acquisition date. There is no assurance that the adjustment that Seacoast has placed on the First Green loan portfolio to mitigate against under collateralized performing loans will be adequate or that Seacoast will not incur losses that could be greater than this adjustment.
Risks Associated with Seacoast’s Business
New lines of business or new products and services may subject Seacoast to additional risks.
From time to time, Seacoast may implement or may acquire new lines of business or offer new products and services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, Seacoast may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of Seacoast’s system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on Seacoast’s business, financial condition and results of operations.
An interruption in or breach in security of Seacoast’s information systems may result in a loss of customer business and have an adverse effect on Seacoast’s results of operations, financial condition and cash flows.
Seacoast relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in Seacoast’s customer relationship management, general ledger, deposits, servicing or loan origination systems. If any such failures, interruptions or security breaches of its communications or information systems occur, they may not be adequately addressed by Seacoast. Further, the occurrence of any such failures, interruptions or security breaches could damage Seacoast’s reputation, result in a loss of customer business, subject Seacoast to additional regulatory scrutiny or expose Seacoast to civil litigation and possible financial liability, any of which could have a material adverse effect on Seacoast’s results of operations, financial condition and cash flows.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement/prospectus, including statements included or incorporated by reference in this proxy statement/prospectus, are not statements of historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be protected by the safe harbor provided by the same. These statements are subject to risks and uncertainties, and include information about possible or assumed future results of operations of Seacoast after the merger is completed as well as information about the merger. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “would,” “continue,” “should,” “may,” or similar expressions, or the negatives thereof, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Many possible events or factors could affect the future financial results and performance of each of Seacoast and First Green before the merger or Seacoast after the merger, and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:
•
the failure to obtain the approval of First Green shareholders in connection with the merger;

•
the risk that the merger may not be completed in a timely manner or at all, which may adversely affect Seacoast’s and First Green’s business and the price of Seacoast common stock;

•
the risk that a condition to closing of the proposed merger may not be satisfied;

•
the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated;

•
the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger;

•
the parties’ ability to promptly and effectively integrate the businesses of Seacoast and First Green, including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses;

•
the diversion of management time on issues related to the merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•
the effect of the announcement or pendency of the merger on Seacoast’s customer, employee and business relationships, operating results, and business generally;

•
deposit attrition, operating costs, customer loss and business disruption following the proposed merger, including difficulties in maintaining relationships with employees, may be greater than expected;

•
reputational risks and the reaction of the companies’ customers to the proposed merger;

•
customer acceptance of the combined company’s products and services;

•
increased competitive pressures and solicitations of customers and employees by competitors;

•
the failure to consummate or delay in consummating the merger for other reasons;

•
the outcome of any legal proceedings that may be instituted against Seacoast or First Green related to the merger agreement or the merger;

•
changes in laws or regulations;

•
the dilution caused by Seacoast’s issuance of additional shares of its common stock in the merger or related to the merger;

•
the sale price of Seacoast common stock could decline before the completion of the merger, including as a result of the financial performance of Seacoast or First Green or more generally due to broader stock market movements and the performance of financial companies and peer group companies;

•
the continuation of the historically low short-term interest rate environment, other changes in interest rates, deposit flows, loan demand and real estate values; and

•
changes in general business, economic and market conditions.

For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the “Risk Factors” section of this proxy statement/prospectus, as well as the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Seacoast’s most recent Form 10-K report and to Seacoast’s most recent Form 10-Q and 8-K reports, which are available online at www.sec.gov, and are incorporated by reference herein. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or First Green. The forward-looking statements are made as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference into this proxy statement/prospectus. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SEACOAST SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
The following selected historical consolidated financial data as of and for the twelve months ended December 31, 2017, 2016, 2015, 2014 and 2013 is derived from the audited consolidated financial statements of Seacoast. The following selected historical consolidated financial data as of and for the three months ended March 31, 2018 and 2017, is derived from the unaudited consolidated financial statements of Seacoast and has been prepared on the same basis as the selected historical consolidated financial data derived from the audited consolidated financial statements and, in the opinion of Seacoast’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data for those dates.
The results of operations as of and for the three months ended March 31, 2018, are not necessarily indicative of the results that may be expected for the twelve months ending December 31, 2018 or any future period. You should read the following selected historical consolidated financial data in conjunction with: (i) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Seacoast’s audited consolidated financial statements and accompanying notes included in Seacoast’s Annual Report on Form 10-K for the twelve months ended December 31, 2017; and (ii) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Seacoast’s unaudited consolidated financial statements and accompanying notes included in Seacoast’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, both of which are incorporated by reference into this proxy statement/prospectus. See “Documents Incorporated by Reference.”
	(unaudited) Three Months ended March 31,		Year ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Net interest income	$49,762	$38,165	$176,296	$139,588	$109,487	$74,907	$65,206
Provision for loan losses	1,085	1,304	5,648	2,411	2,644	(3,486)	3,188
Noninterest income:
Other	12,398	9,905	43,230	37,427	32,018	24,744	24,319
Bargain purchase gain	—	—	—	—	416	—	—
Gain on sale of VISA stock	—	—	15,153	—	—	—	—
Securities gains/(losses), net	(102)	—	86	368	161	469	419
Noninterest expenses	37,164	34,746	149,916	130,881	103,770	93,366	75,152
Income before income taxes	23,809	12,020	79,201	44,091	35,668	10,240	11,604
Provision (benefit) for income taxes	5,782	4,094	36,336	14,889	13,527	4,544	(40,385)
Net income	$18,027	$7,926	$42,865	$29,202	$22,141	$5,696	$51,989
Per Share Data
Net income available to common shareholders:
Diluted	$0.38	$0.20	$0.99	$0.78	$0.66	$0.21	$2.44
Basic	0.38	0.20	1.01	0.79	0.66	0.21	2.46
Cash dividends declared	0	0	0	0	0	0	0
Book value per share common	14.94	12.34	14.70	11.45	10.29	9.44	8.40
Assets	$5,903,101	$4,769,775	$5,810,129	$4,680,932	$3,534,780	$3,093,335	$2,268,940
Net loans	3,869,007	2,949,197	3,790,255	2,856,136	2,137,202	1,804,814	1,284,139
Deposits	4,719,543	3,678,645	4,592,720	3,523,245	2,844,387	2,416,534	1,806,045
Shareholders’ equity	701,861	502,494	689,664	435,397	353,453	312,651	198,604
Performance ratios(2):
Return on average assets	1.25%	0.68%	0.82%	0.69%	0.67%	0.23%	2.38%
Return on average equity	10.52	6.89	7.51	7.06	6.56	2.22	28.36
Net interest margin(1)	3.80	3.63	3.73	3.63	3.64	3.25	3.15
Average equity to average assets	11.88	9.93	10.96	9.85	10.21	10.34	8.38

(1)
On a fully taxable equivalent basis

(2)
Performance ratios for interim periods are presented on an annualized basis

MARKET PRICES AND DIVIDEND INFORMATION
Seacoast Banking Corporation of Florida
Seacoast common stock is listed and trades on the NASDAQ Global Select Market under the symbol “SBCF.” As of June 30, 2018, there were 47,165,715 shares of Seacoast common stock outstanding. Approximately 82% of these shares are owned by institutional investors, as reported by NASDAQ. Seacoast’s top institutional investors own approximately 22.2% of its outstanding stock. Seacoast has approximately 2,195 shareholders of record.
To Seacoast’s knowledge, the only shareholders who owned more than 5% of the outstanding shares of Seacoast common stock on June 30, 2018 were BlackRock, Inc. (13.1%), 55 East 52nd Street, New York, New York 10055 and T. Rowe Price Associates, Inc. (9.1%), 100 E. Pratt Street, Baltimore, Maryland 21202.
The following tables show, for the indicated periods, the high and low sales prices per share for Seacoast common stock, as reported on NASDAQ. Cash dividends declared and paid per share on Seacoast common stock are also shown for the periods indicated below. Seacoast did not pay cash dividends on its common stock during the periods indicated.
The high and low sales prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.
	Seacoast Common Stock
	High		Low		Dividend
2016
First Quarter		$16.22		$13.40	$—
Second Quarter		$17.19		$15.21	$—
Third Quarter		$17.80		$15.50	$—
Fourth Quarter		$22.91		$15.85	$—
2017
First Quarter		$25.13		$20.59	$—
Second Quarter		$25.88		$21.65	$—
Third Quarter		$24.87		$20.58	$—
Fourth Quarter		$27.13		$22.42	$—
2018
First Quarter		$28.44		$23.96	$—
Second Quarter		$33.51		$25.61	$—
Third Quarter (through , 2018)	$		$
Dividends from SNB are Seacoast’s primary source of funds to pay dividends on its common stock. Under the National Bank Act, national banks may in any calendar year, without the approval of the OCC, pay dividends to the extent of net profits for that year, plus retained net profits for the preceding two years (less any required transfers to surplus). The need to maintain adequate capital in SNB also limits dividends that may be paid to Seacoast. On May 19, 2009, Seacoast’s board of directors voted to suspend quarterly dividends on its common stock entirely.
Any dividends paid on Seacoast’s common stock would be declared and paid at the discretion of its board of directors and would be dependent upon Seacoast’s liquidity, financial condition, results of operations, capital requirements and such other factors as the board of directors may deem relevant.
First Green Bancorp, Inc.
As of June 30, 2018, there were 5,454,065 shares of First Green common stock outstanding, which were held by approximately 515 holders of record.

First Green common stock is not listed or traded on any established securities exchange or quotation system. Accordingly, there is no established public trading market for the First Green common stock. The following table shows, for the indicated periods, the high and low sales prices per share for First Green common stock, as and to the extent known to management of First Green. The transactions in First Green common stock represent privately negotiated transactions directly between the purchaser and seller and do not include all transactions that have occurred because such transactions are not subject to any reporting system. The shares of First Green common stock do not trade frequently. First Green has not paid any cash dividends on the shares of First Green common stock.
	First Green Common Stock
	High	Low	Dividend
2016
First Quarter	$13.50	$13.50	$—
Second Quarter	$13.00	$13.00	$—
Third Quarter	$13.75	$13.75	$—
Fourth Quarter	$14.00	$13.75	$—
2017
First Quarter	$—	$—	$—
Second Quarter	$—	$—	$—
Third Quarter	$—	$—	$—
Fourth Quarter	$15.00	$14.00	$—
2018
First Quarter	$14.00	$14.00	$—
Second Quarter	$—	$—	$—
Third Quarter (through , 2018)
The last trade of First Green common stock known to First Green’s management that occurred prior to the date of the announcement of the merger agreement, was a sale for $14.00 per share on January 23, 2018. Management is not aware of any trades in First Green common stock after this date.

INFORMATION ABOUT THE First Green SPECIAL MEETING
This section contains information about the special meeting that First Green has called to allow First Green shareholders to vote on the approval of the merger agreement. The First Green board of directors is mailing this proxy statement/prospectus to you, as a First Green shareholder, on or about            , 2018. Together with this proxy statement/prospectus, the First Green board of directors is also sending you a notice of the special meeting of First Green shareholders and a form of proxy that the First Green board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.
Time, Date, and Place
The special meeting is scheduled to be held on            , 2018 at     , local time, at            , Orlando, Florida.
Matters to be Considered at the Meeting
At the special meeting, First Green shareholders will be asked to consider and vote on:
•
a proposal to approve the merger agreement, which we refer to as the merger proposal;

•
a proposal of the First Green board of directors to adjourn or postpone the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, which we refer to as the adjournment proposal; and

•
any other matters as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

At this time, the First Green board of directors is unaware of any other matters that may be presented for action at the special meeting. If any other matters are properly presented, however, and you have completed, signed and submitted your proxy, the person(s) named as proxy will have the authority to vote your shares in accordance with his or her judgment with respect to such matters. A copy of the merger agreement is included in this proxy statement/prospectus as Appendix A, and we encourage you to read it carefully in its entirety.
Recommendation of the First Green Board of Directors
The First Green board of directors recommends that First Green shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. See “The Merger — First Green’s Reasons for the Merger and Recommendations of the First Green Board of Directors.”
Record Date and Quorum
           , 2018 has been fixed as the record date for the determination of First Green shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. At the close of business on the record date, there were      shares of First Green common stock outstanding and entitled to vote at the special meeting, held by approximately      holders of record.
A quorum is necessary to transact business at the special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of First Green common stock entitled to vote at the meeting is necessary to constitute a quorum. Shares of First Green common stock represented at the special meeting but not voted, including shares that a shareholder abstains from voting, will be counted for purposes of establishing a quorum. Once a share of First Green common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum not only at the special meeting but also at any adjournment or postponement of the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.
Required Vote
The affirmative vote of a majority of the outstanding shares of First Green common stock must vote in favor of the proposal to approve the merger agreement. If you vote to “ABSTAIN” with respect to the merger proposal or if you fail to vote on the merger proposal, this will have the same effect as voting “AGAINST” the merger proposal.

The adjournment proposal will be approved if the votes of First Green common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. If you vote to “ABSTAIN” with respect to the adjournment proposal or if you fail to vote on the adjournment proposal, this will have no effect on the outcome of the vote on the adjournment proposal.
Each share of First Green common stock you own as of the record date for the special meeting entitles you to one vote at the special meeting on all matters properly presented at the meeting.
How to Vote — Shareholders of Record
Voting in Person.   If you are a shareholder of record, you can vote in person by submitting a ballot at the special meeting. Nevertheless, we recommend that you vote by proxy as promptly as possible, even if you plan to attend the special meeting. This will ensure that your vote is received. If you attend the special meeting, you may vote by ballot, thereby canceling any proxy previously submitted.
Voting by Proxy.   Your proxy card includes instructions on how to vote by mailing in the proxy card. If you choose to vote by proxy, please mark each proxy card you receive, sign and date it, and promptly return it in the envelope enclosed with the proxy card. If you sign and return your proxy without instruction on how to vote your shares, your shares will be voted “FOR” the merger proposal and “FOR” the adjournment proposal. At this time, the First Green board of directors is unaware of any other matters that may be presented for action at the special meeting. If any other matters are properly presented, however, and you have signed and returned your proxy card, the person(s) named as proxy will have the authority to vote your shares in accordance with his or her judgment with respect to such matters. Please do not send in your stock certificates with your proxy card. If the merger is completed, then you will receive a separate letter of transmittal and instructions on how to surrender your First Green stock certificates for the merger consideration.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.
Revocation of Proxies
You can revoke your proxy at any time before your shares are voted. If you are a shareholder of record, then you can revoke your proxy by:
•
submitting another valid proxy card bearing a later date;

•
attending the special meeting and voting your shares in person; or

•
delivering prior to the special meeting a written notice of revocation to First Green’s Corporate Secretary at the following address: First Green Bancshares, Inc., 250 North Orange Avenue, Suite 100, Orlando, Florida 32801.

If you choose to send a completed proxy card bearing a later date or a notice of revocation, the new proxy card or notice of revocation must be received before the beginning of the special meeting. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. If you hold your shares in street name with a bank, broker or other nominee, you must follow the directions you receive from your bank, broker or other nominee to change your vote. Your last vote will be the vote that is counted.
Shares Subject to Support Agreement; Shares Held by Directors and Executive Officers
As of the record date, directors and executive officers of First Green and their affiliates owned and were entitled to vote      shares of First Green common stock, representing approximately     % of the outstanding shares of First Green common stock entitled to vote on that date.
A total of       shares of First Green common stock, representing approximately     % of the outstanding shares of First Green common stock entitled to vote at the special meeting, are subject to a support agreement between Seacoast and each of First Green and First Green Bank’s directors who held shares of First Green common stock as of the date of the merger agreement, and each beneficial holder of 5% or more of First Green’s outstanding shares of common stock. Pursuant to the support agreement, each director of First Green and First Green Bank who held shares of First Green common stock as of the date of the merger agreement, and each beneficial holder of 5% or more of First Green’s outstanding shares of common stock have agreed to, at any meeting of First Green shareholders, however called, or any adjournment or postponement thereof  (and subject to certain exceptions):
•
vote (or cause to be voted) all shares of First Green’s common stock beneficially owned by such director or holder, as applicable, and which such director or holder has the right to vote in favor of the approval of the merger agreement, the merger and each of the transactions contemplated by the merger agreement;

•
not vote or grant any proxies to any third party, except where such proxies are directed to vote in favor of the merger agreement, the merger and the transactions contemplated by the merger agreement; and

•
vote (or cause to be voted) his shares against any competing transaction.

Pursuant to the support agreement, without the prior written consent of Seacoast, each director has further agreed not to sell or otherwise transfer any shares of First Green common stock. The foregoing summary of the voting entered into by First Green and First Green Bank’s directors who held shares of First Green common stock as of the date of the merger agreement, and each beneficial holder of 5% or more of First Green’s outstanding shares of common stock does not purport to be complete, and is qualified in its entirety by reference to the form of support agreement attached as Exhibit A to the merger agreement, which is attached as Appendix A to this document.
For more information about the beneficial ownership of First Green common stock by each 5% or greater beneficial owner, each director and executive officer and executive officers as a group, see “Beneficial Ownership of First Green Common Stock by Management and Principal Shareholders of First Green.”
Solicitation of Proxies
The proxy for the special meeting is being solicited on behalf of the First Green board of directors. First Green will bear the entire cost of soliciting proxies from you. First Green will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First Green stock. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers, and other employees of First Green in person or by telephone, facsimile or other means of electronic communication. Directors, officers and employees will receive no compensation for these activities in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.
Attending the Meeting
All holders of First Green common stock, including shareholders of record and shareholders who hold their shares in street name through banks, brokers or other nominees, are cordially invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record and would like to vote in person at the special meeting, you must produce a legal proxy executed in your favor by the record holder of your shares. In addition, you must bring a form of personal photo identification with you in order to be admitted at the special meeting. We reserve the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without First Green’s express written consent.

Questions and Additional Information
If you have more questions about the merger or how to submit your proxy or vote, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact First Green at:
First Green Bancorp, Inc.
18251 U.S. Highway 441
Mount Dora, Florida 32757
Telephone: (352) 483-9100
Attn: Jessica Stephenson, SVP and Compliance Officer

PROPOSAL 1: THE MERGER
Background of the Merger
The board of directors of First Green has periodically reviewed and discussed First Green’s business, performance and prospects in the context of developments in the banking industry and the competitive landscape. Among other things, these discussions have explored possible strategic alternatives available to First Green, including, from time to time, hypothetical acquisitions or business combinations involving various other financial institutions as well as a public offering of its shares. The discussions also included an assessment of potential merger partners, the need to continue a growth strategy to be in a position to deliver a competitive return to First Green’s shareholders, and the business and regulatory environment facing financial institutions generally.
On March 28, 2017, First Green entered into an engagement letter with Hovde to assist it in connection with a review of the banking industry environment and strategic alternatives available to First Green.
On April 20, 2017, Hovde met with the First Green board of directors to review and discuss a presentation Hovde prepared outlining the merger landscape in Florida and financial institution valuations, as well as the activities of potential merger partners, and an overview of the typical merger process for financial institutions. Following such presentation, the First Green board of directors authorized Hovde to conduct an informal marketing process for First Green and First Green Bank. Accordingly, from April to August 2017, Hovde approached 16 financial institutions regarding a possible transaction with First Green.
On August 3, 2017, Hovde provided an update to the First Green board of directors on the results of its marketing process. Three parties indicated an interest in a transaction with First Green. The first party (“Party A”) expressed a possible interest in merging with First Green for a price of  $22.00 per share. The second party (“Party B”) expressed a possible interest in merging with First Green at a price range of $21.00 to $22.00 per share, but was not prepared to proceed with such transaction at that time. The third party (Seacoast) expressed an interest in merging with First Green, but was not prepared to proceed with such transaction at that time as a result of two pending acquisitions.
On September 1, 2017, First Green and Party A signed a letter of interest, which included a price of $22.00 per share and a 45-day exclusivity period.
On September 5, 2017, at a joint meeting of the First Green and First Green Bank boards of directors and with a representative from Hovde participating, the directors reviewed the Party A letter of interest, issues relating to the structure and terms of the proposed transaction, information regarding Party A, a preliminary timeline with regard to a possible transaction with Party A, and additional information. During the remainder of September 2017, Party A engaged in a more formal due diligence review of First Green and First Green Bank utilizing an informational data room established by Hovde and First Green. On September 26, 2017, Party A terminated its exclusivity agreement with First Green due to its board of directors’ concern over First Green Bank’s business of providing banking and deposit services to medical marijuana establishments holding state approved licenses (“MME”) business.
On September 27, 2017, the boards of directors and management of First Green and First Green Bank met in a joint meeting with a representative from Hovde participating. The directors discussed First Green and its prospects and alternatives available to it both with and without First Green Bank’s continuation of the MME business. Among other things, the directors discussed the potential concern that other financial institutions might have in pursuing a transaction with First Green due to the First Green Bank MME business and particularly under evolving changes in the federal government’s position and messaging with regard to the MME industry, including U.S. Attorney General Jeff Sessions’ public opposition to legalized marijuana. The directors discussed continued engagement and conversations with other potential parties with an interest in First Green and First Green Bank, including highlighting the benefits of the MME line of business and First Green Bank’s safety and soundness approach with regard to the business’s operation. Management also discussed whether additional limitations needed to be adopted with regard to First Green Bank’s MME business operations, and its ability to exit the MME business on a timely basis if deemed appropriate and in the best interests of First Green shareholders by the board of directors.

On November 11, 2017, Hovde contacted Seacoast and thereafter, Seacoast and First Green entered into a non-disclosure agreement and Seacoast was provided access to the First Green data room.
On November 14, 2017, a joint meeting of the boards of directors of First Green and First Green Bank was held, during which a representative of Hovde participated. The directors discussed that while Seacoast had expressed an interest in First Green, like Company A, it was not interested in the MME business. The boards of directors also reviewed the regulatory developments in the marijuana industry at the federal level. The directors discussed the absence of regulatory guidance that could make a future merger transaction with First Green, as well as its MME business, more palatable for a conventional financial institution. The directors also discussed the logistics and process of winding down the MME business and the steps that would need to be taken to complete the same, including the possible effects on First Green Bank. The consensus of the board of directors was to continue to monitor merger discussions and to reconvene upon receipt of additional information from potential merger partners.
On December 11, 2017, a joint meeting of the First Green and First Green Bank boards of directors was held, during which a representative of Hovde participated. The directors discussed Seacoast’s oral indication of interest in merging with First Green for a price of  $23.00 per First Green share, comprised of a combination of 90% stock and 10% cash. In addition, the directors discussed the desirability of exiting the MME business on an expedited basis to accommodate a potential transaction with Seacoast or other potential suitors. The directors also discussed the proposed terms of a possible transaction, including merger consideration mix of stock and cash and the proposed merger price composition. The directors noted that if First Green Bank remained in the MME business, First Green would not be likely to receive an acquisition proposal from a traditional bank buyer. It further noted that exiting the business could make the organization more attractive to other potential merger partners in the event First Green and Seacoast did not enter into a definitive agreement. The directors also discussed the possible deterrent effects that continuing the MME business could have on the prospects for a liquidity event for First Green shareholders. After additional discussion, the directors decided, in furtherance of First Green’s long-term strategic objectives, to commence the process of exiting the MME business. It also authorized its officers to move forward with negotiations with Seacoast.
On December 15, 2017, Seacoast and First Green signed a non-binding indication of interest, which included a price of  $23.00 per share with a 60-day exclusivity period.
On December 22, 2017, First Green Bank publicly announced that it would no longer participate in the MME, and thereafter commenced a process to sell and dispose of any and all assets and liabilities related to this line of business.
On January 4, 2018, Attorney General Sessions announced the rescission of previous guidance related to marijuana enforcement set forth in a 2013 Department of Justice memo written by then-Deputy Attorney General James Cole, commonly known as the Cole Memo. The Cole Memo instructed federal prosecutors not to prioritize cases against marijuana businesses operating in accordance with state law. The rescission of the Cole Memo heightened the legal risk for financial institutions that provide banking services to marijuana-related businesses.
Beginning in January 2018, Seacoast and its legal and financial advisers engaged in due diligence review of First Green and commenced drafting a merger agreement, with a target signing date of February 28, 2018. On January 31, 2018, Alston & Bird LLP, on behalf of Seacoast, engaged Protiviti Inc. to conduct a due diligence review of First Green’s account opening/closing controls and procedures related to the MME business, as well as a review of First Green’s Anti-Money Laundering compliance during the period it engaged in the MME business.
On February 9, 2018, Seacoast notified First Green that it was no longer interested in pursuing a transaction at $23.00 per share due to its assessment of the valuation of the First Green Bank banking offices and anticipated higher merger expenses. On February 13, 2018, representatives of Seacoast and First Green met and Seacoast proposed a price of  $21.00 per share. The 60-day exclusivity period with Seacoast ended at that time.
On February 15, 2018, the board of directors of First Green and First Green Bank met in a joint meeting. Management provided an update to the directors on the status of First Green Bank’s exit from the MME business. The directors also discussed that the exclusivity period with Seacoast had ended and

Seacoast’s revised price proposal of  $21.00 per share. They also discussed issues relating to the termination of the Seacoast transaction as the directors were not interested in pursuing a merger transaction at $21.00 per share. The directors asked management to contact Hovde to assess the possibility of reengaging in discussions with Party B, which previously had expressed an interest in merging with First Green. Following the meeting, Hovde contacted Party B, which then entered into a non-disclosure agreement with First Green and was provided access to the First Green data room.
On February 20, 2018, Party B and First Green entered into a letter of intent, which included a price of  $22.25 per share with a 70-day exclusivity period.
On March 28, 2018, Party B advised First Green that it was pursuing another transaction and, accordingly, requested an extension of the exclusivity period for 45 days with First Green. First Green proposed an increase in the $22.25 per share merger price to $23.00 per share, and Party B responded with a revised price of  $22.50 per share.
On March 29, 2018, the First Green and First Green Bank boards of directors met in a joint meeting, with a representative from Hovde participating. The Hovde representative provided an update on a potential transaction with Party B, which was also in merger discussions with another party. Party B requested an extension of the exclusivity period to allow a transaction with First Green and the other party to proceed on a parallel basis. After additional discussion, the directors approved the $22.50 per share price proposed by Party B and the 45-day exclusivity extension.
On April 19, 2018, a joint meeting of the First Green and First Green Bank boards of directors was held. Management provided an update on the discussions with Party B, information relating to the negotiation of a potential definitive agreement and the retention of a third party firm to perform a due diligence review of Party B. During the following weeks through May 16, 2018, the parties continued discussions and negotiations regarding a potential merger transaction and reviewed drafts of a definitive agreement.
On May 17, 2018, a joint meeting of the First Green and First Green Bank boards of directors was held. Management provided an update on discussions with Party B, which indicated that it was continuing to assess its prospects of engaging in a transaction with First Green simultaneously with a possible transaction with another bank.
On May 21, 2018, Party B informed First Green that it no longer desired to move forward with a transaction with First Green in light of Party B’s pending merger and recently completed mergers in order to devote additional time to the process of integrating the acquired banks into its operations and organization. Party B released First Green from its exclusivity obligation. The First Green and First Green Bank boards of directors met that same day to discuss how and whether the process of pursuing a merger transaction for First Green should be continued on a going forward basis. Hovde suggested that the transaction documents and terms of the proposed transaction with Party B be tendered to other financial institutions through a two-week auction process, which was approved by the First Green board. Hovde then proceeded to immediately contact other financial institutions.
On May 25, 2018, Hovde opened the data room (with the complete set of the fully negotiated definitive agreements with Party B) to four parties (including Seacoast) and set a bid due date of June 8, 2018.
On June 6, 2018, Seacoast submitted a price proposal of  $22.50 per share, as well as a markup of the draft definitive agreements. On June 8, 2018, another financial institution submitted an oral price proposal of  $21.45 per share. On that same day, Hovde proposed to Seacoast an increase in its proposed price of $22.50 to $23.00 per share. Seacoast agreed to the increased price, conditioned upon an announcement of the deal on June 11, 2018.
During the ensuing three days, the parties continued discussions and negotiations of a definitive agreement, along with the ancillary agreements to be entered into with the First Green directors and senior officers, and First Green also conducted a reverse due diligence review of Seacoast.

On June 11, 2018, the boards of directors of First Green and First Green Bank held a joint meeting to review the proposed agreements and merger transaction with Seacoast. A representative of Smith Mackinnon, PA reviewed in detail the fiduciary duties of the boards in the context of the proposed transaction, as well as the terms of the merger agreement and ancillary agreements, including the (i) shareholder support agreements to be entered into by each director of First Green and First Green Bank, (ii) restrictive covenant agreements to be entered into by each director of First Green and First Green Bank, (iii) release of claims letter to be entered into by each director of First Green and First Green Bank, and (iv) restrictive covenant agreements to be entered into by certain senior officers of First Green and/or First Green Bank. A representative of Hovde made a presentation regarding the fairness of the proposed merger consideration to First Green shareholders from a financial point of view and delivered its written opinion, dated June 11, 2018, and subject to the limitations and qualifications set forth in the opinion, that the merger consideration was fair to First Green shareholders from a financial point of view. A representative of the accounting firm Saltmarsh Cleaveland & Gund discussed the results of their due diligence review of Seacoast and provided First Green with a memorandum summarizing the firm’s findings.
Following these presentations, discussions and reviews among the members of the boards of directors of First Green and First Green Bank, including consideration of the factors described under “Recommendation of First Green’s Board of Directors and Reasons for the Merger,” the First Green board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger of First Green with Seacoast and the merger of First Green Bank and SNB, were advisable, fair to and in the best interests of First Green and its shareholders, voted to approve and adopt the merger agreement and the transactions contemplated thereby and recommended that the First Green’s shareholders approve the merger agreement. The First Green Bank board also approved the merger of the bank with SNB.
On June 11, 2018, Seacoast’s board of directors met in special session to review and consider the merger agreement and the transactions and agreements contemplated by it. The management team made a presentation relating to the strategic and financial considerations and rationale of the transaction. Further to this discussion, a representative of Raymond James reviewed the principal terms of the proposed transaction and the financial impacts of the merger on Seacoast and provided comparable transaction analysis for Florida and national bank mergers. The representative then presented to the board Raymond James’s fairness opinion to the effect that, as of June 11, 2018 and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Raymond James as set forth in the opinion, the merger consideration to be paid by Seacoast in the proposed transaction pursuant to the merger agreement was fair, from a financial point of view, to Seacoast.
Alston & Bird then reviewed and summarized for the directors the terms and conditions of the merger agreement, the merger and the various agreements to be signed in connection with the merger agreement, and engaged in discussions with the board members on such matters. After additional discussion and deliberation, the Seacoast board of directors adopted and approved the draft merger agreement and the transactions and agreements contemplated by it (subject to no material terms or conditions being revised) and determined that the merger agreement and the transactions contemplated by it were in the best interests of Seacoast and its shareholders.
The parties signed the merger agreement and a press release announcing the transaction was issued on June 11, 2018 following the closing of trading in Seacoast common stock. A conference call to discuss the merger was held the following morning, June 12, 2018.

First Green’s Reasons for the Merger and Recommendation of the First Green Board of Directors
After careful consideration, First Green’s board of directors, at a meeting held on June 11, 2018, determined that the merger agreement is advisable, fair to and in the best interests of First Green and its shareholders. Accordingly, First Green’s board of directors adopted and approved the merger agreement and the merger and the other transactions contemplated by the merger agreement and recommends that First Green shareholders vote “FOR” the approval of the merger agreement. In reaching its decision to adopt and approve the merger agreement and the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the First Green board of directors evaluated the merger and the merger agreement in consultation with First Green’s management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:
•
each of First Green’s, Seacoast’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the First Green board of directors considered its view that Seacoast’s business and operations complement those of First Green and that the merger would result in a combined company with diversified revenue sources, a well-balanced loan portfolio and an attractive funding base, as evidenced by a significant portion of core deposit funding;

•
its understanding of the current and prospective environment in which First Green and Seacoast operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for financial institutions generally, and the likely effect of these factors on First Green both with and without the proposed transaction;

•
the exchange ratio is fixed so that if the market price of Seacoast common stock is higher at the time of the closing of the merger, the economic value of the merger consideration to be received by First Green shareholders in exchange for their shares of First Green common stock will also be higher;

•
the results that First Green could expect to achieve operating independently, and the likely risks and benefits to First Green shareholders of that course of action, as compared to the value of the merger consideration to be received from Seacoast;

•
its view that the size of the institution and related economies of scale were becoming increasingly important to continued success in the current financial services environment, including the increased expenses of regulatory compliance, and that a merger with a larger bank holding company could provide those economies of scale, increase efficiencies of operations and enhance customer products and services;

•
its review and discussions with First Green’s management regarding strategic alternatives available to First Green for enhancing value over the long term and the potential risks, rewards and uncertainties associated with such alternatives and the benefits of an acquisition by Seacoast compared to such other alternatives;

•
the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•
management’s expectation that the combined company will have a strong capital position upon completion of the transaction;

•
its belief that the transaction is likely to provide substantial value to First Green’s shareholders;

•
the periodic financial presentations of Hovde Group, LLC (“Hovde”), First Green’s financial advisor, to the First Green board of directors and the oral opinion delivered to First Green’s board of directors on June 11, 2018, which was confirmed by delivery of a written opinion dated June 11, 2018, to the effect that, as of the date of such opinion, and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hovde as set forth in its opinion, the consideration to be paid in the proposed merger was fair, from a financial point of view, to holders of First Green common stock, as more fully described in the section entitled “The Merger — Opinion of First Green’s Financial Advisor” beginning on page     of this proxy statement/prospectus;
•
the financial and other terms of the merger agreement, the expected tax treatment and deal protection provisions, including the ability of First Green’s board of directors, under certain circumstances, to withdraw, qualify, amend or modify its recommendation to First Green shareholders that they approve the merger agreement (subject to payment of a termination fee), each of which it reviewed with its outside financial and legal advisors;

•
the fact that the merger consideration will consist of shares of Seacoast common stock, which would allow First Green shareholders to participate in a significant portion of the future performance of the combined First Green and Seacoast business and synergies resulting from the merger, and the value to First Green shareholders represented by that consideration;

•
the historical performance of Seacoast’s common stock;

•
that First Green’s directors and executive officers have financial interests in the merger in addition to their interests as First Green shareholders, including financial interests that are the result of compensation arrangements with First Green, and the manner in which such interests would be affected by the merger;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•
the merger consideration will generally be tax-free to First Green shareholders based on the expected tax treatment of the merger as a “reorganization” for U.S. federal income tax purposes, as further described under “The Merger — U.S. Federal Income Tax Consequences of the Merger”; and

•
the greater liquidity in the trading market for Seacoast common stock relative to the market for First Green common stock due to the listing of Seacoast’s shares on The NASDAQ Global Select Market.

The First Green board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:
•
the risk that the merger may not be consummated or that the closing may be unduly delayed, including as a result of factors outside either party’s control;

•
the potential risk of diverting management attention and resources from the operation of First Green’s business and towards the completion of the merger and the possibility of employee attrition or adverse effects on client and business relationships as a result of the announcement and pendency of the merger;

•
the requirement that First Green conduct its business in the ordinary course and the other restrictions on the conduct of First Green’s business prior to the completion of the merger, which may delay or prevent First Green from undertaking business opportunities that may arise pending completion of the merger;

•
that under the merger agreement, subject to certain exceptions, First Green cannot solicit competing acquisition proposals;

•
the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating First Green’s business, operations and workforce with those of Seacoast and the risk of not realizing all of the anticipated benefits of the merger or not realizing them in the expected timeframe;

•
the possibility that First Green will have to pay a $5.3 million termination fee to Seacoast if the merger agreement is terminated under certain circumstances;

•
that the exchange ratio is fixed so that if the market price of Seacoast common stock is lower at the time of the closing of the merger, the economic value of the merger consideration to be received by First Green shareholders in exchange for their shares of common stock will also be lower; and

•
the other risks under the sections entitled “Cautionary Statement About Forward-Looking Statements” and “Risk Factors.”

In considering the recommendation of the First Green board of directors, you should be aware that certain directors and officers of First Green may have interests in the merger that are different from, or in addition to, interests of First Green shareholders generally and may create potential conflicts of interest. The First Green board of directors was aware of these interests and considered them when evaluating and negotiating the merger agreement, the merger and the other transactions contemplated by the merger agreement, and in recommending to First Green’s shareholders that they vote in favor of the proposal to approve the merger agreement. See “Interests of First Green Executive Officers and Directors in the Merger.”
The foregoing discussion of the factors considered by the First Green board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the First Green board of directors. In reaching its decision to adopt and approve the merger agreement and the merger and the other transactions contemplated by the merger agreement, the First Green board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Green board of directors considered all these factors as a whole, including discussions with, and questioning of, First Green’s management and First Green’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.
For the reasons set forth above, the First Green board of directors has adopted and approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.
Each of the directors of First Green has entered into a support agreement with Seacoast, pursuant to which they have agreed to vote in favor of the merger proposal and the other proposals to be voted on at the First Green special meeting. The support agreements are discussed in more detail in the section entitled “Information About the First Green Special Meeting — Shares Subject to Support Agreements; Shares Held by Directors and Executive Officers” beginning on page     of this proxy statement/prospectus.
Seacoast’s Reasons for the Merger
As a part of Seacoast’s growth strategy, Seacoast routinely evaluates opportunities to acquire financial institutions. The acquisition of First Green is consistent with Seacoast’s expansion strategy. Seacoast’s board of directors and senior management reviewed the business, financial condition, results of operations and prospects for First Green, the market condition of the market area in which First Green conducts business, the compatibility of the management and the proposed financial terms of the merger. In addition, management of Seacoast believes that the merger will expand Seacoast’s presence in the attractive Orlando market, provide opportunities for future growth and provide the potential to realize cost savings. Seacoast’s board of directors also considered the financial condition and valuation for both First Green and Seacoast as well as the financial and other effects the merger would have on Seacoast’s shareholders. The board considered the fact that the acquisition would significantly increase Seacoast’s existing footprint in Orlando, that market overlap would drive cost savings, and that cultural similarities supported the probability of an efficient, low risk integration with minimal customer attritions. In addition, the board of directors also considered the analysis and presentations from its outside financial advisor, Raymond James Financial, Inc.
While management of Seacoast believes that revenue opportunities will be achieved and costs savings will be obtained following the merger, Seacoast has not quantified the amount of enhancements or projected the areas of operation in which such enhancements will occur.
In view of the variety of factors considered in connection with its evaluation of the merger, the Seacoast board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to factors it considered. Further, individual directors may have given differing weights to different factors. In addition, the Seacoast board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, the board conducted an overall analysis of the factors it considered material, including thorough discussions with, and questioning of, Seacoast’s management.
Opinion of First Green’s Financial Advisor
The fairness opinion and a summary of the underlying financial analyses of First Green’s financial advisor, Hovde Group, LLC, are described below. The summary and description contains projections, estimates and other forward-looking statements about the future earnings or other measures of the future performance of First Green. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. You should not rely on any of these statements as having been made or adopted by First Green or Seacoast. You should review the copy of the fairness opinion, which is attached as Appendix B.
Hovde has acted as First Green’s financial advisor in connection with the proposed merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with First Green and its operations. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions. Hovde has experience in, and knowledge of, banks, thrifts and their respective holding companies and is familiar with First Green. First Green’s board of directors selected Hovde to act as its financial advisor in connection with the merger on the basis of the firm’s reputation and expertise in transactions similar to the merger.
Hovde reviewed the financial aspects of the proposed merger with First Green’s board of directors and, on June 11, 2018, delivered a written opinion to First Green’s board of directors that, subject to the review, assumptions and limitations set forth in the opinion, the merger Consideration to be paid in connection with the merger is fair, from a financial point of view, to the holders of First Green common stock. In requesting Hovde’s advice and opinion, no limitations were imposed by First Green upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion.
The full text of Hovde’s written opinion is included in this proxy statement/prospectus as Appendix B and is incorporated herein by reference. You are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Hovde. The summary of Hovde’s opinion included in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.
Hovde’s opinion was directed to First Green’s board of directors and addresses only the fairness of the merger consideration to be paid to First Green’s stockholders in connection with the merger. Hovde did not opine on any individual stock, cash, or other components of consideration payable in connection with the merger. Hovde’s opinion does not constitute a recommendation to First Green as to whether or not First Green should enter into the merger agreement or to any stockholders of First Green as to how such stockholders should vote at any meetings of stockholders called to consider and vote upon the merger. Hovde’s opinion does not address the underlying business decision to proceed with the merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of First Green relative to the amount of consideration to be paid with respect to the merger. Hovde’s opinion should not be construed as implying that the merger consideration is necessarily the highest or best price that could be obtained in a sale, merger, or combination transaction with a third party. Hovde does not express any opinion as to the value of Seacoast’s common stock following the announcement of the proposed merger, or the value of Seacoast’s common stock following the consummation of the merger, or the prices at which shares of Seacoast’s common stock may be purchased or sold at any time. Other than as specifically set forth in its opinion, Hovde did not express any opinion with respect to the terms and provisions of the merger agreement or the enforceability of any such terms or provisions. Hovde’s opinion is not a solvency opinion and does not in any way address the solvency or financial condition of First Green or Seacoast.
First Green engaged Hovde on March 28, 2017, to serve as a financial advisor to First Green in connection with the proposed merger and to issue a fairness opinion to First Green’s board of directors in connection with such proposed transaction. Pursuant to First Green’s engagement agreement with Hovde, Hovde received from First Green a fairness opinion fee of  $200,000 due upon the delivery of the fairness opinion to First Green and will receive a completion fee of 1.1% of the deal value upon the consummation of the merger, which, based on the transaction value as of June 8, 2018, is currently estimated to be approximately $1,458,600. The fairness opinion fee received by Hovde from First Green will be fully credited against the completion fee upon the consummation of the merger. In addition to Hovde’s fees, and regardless of whether the merger is consummated, First Green has agreed to reimburse Hovde for certain of its reasonable out-of-pocket expenses. First Green has also agreed to indemnify Hovde and its affiliates for certain liabilities that may arise out of Hovde’s engagement.
Other than in connection with its present engagement by First Green, in the past two years Hovde has not provided investment banking or financial advisory services to First Green. During the past two years preceding the date of its opinion Hovde has not provided any investment banking or financial advisory services to Seacoast for which it received a fee. Hovde or its affiliates may presently or in the future seek or receive compensation from Seacoast in connection with future transactions or in connection with potential advisory services and corporate transactions, although to Hovde’s knowledge none are expected at this time. In the ordinary course of its business as a broker/dealer, Hovde may from time to time purchase securities from, and sell securities to, First Green or Seacoast or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of First Green or Seacoast for its own accounts and for the accounts of customers. Except for the foregoing, during the past two years there have not been, and there currently are, no mutual understandings contemplating in the future, any material relationships between Hovde and First Green or Seacoast.
Hovde noted the following, based on its review of the June 9, 2018 draft of the merger agreement, the last draft of the merger agreement reviewed by it in connection with the preparation of its opinion:
•
Pursuant to the terms of the merger agreement as set forth in such draft, at the effective time of the merger, automatically by virtue of the merger and without any action on the part of the parties to the merger agreement, each share of First Green common stock issued and outstanding immediately prior to the effective time (other than shares cancelled pursuant to Section 2.01(c) of the merger agreement and dissenters’ shares), shall be converted, in accordance with the procedures set forth in Article II, into the right to receive the number of shares of Seacoast common stock that is equal to the exchange ratio and cash in lieu of fractional shares as specified in Section 2.04 of the merger agreement, which we refer to as the “per share stock consideration” and also referred to in an aggregate consideration amount as the “merger consideration”; provided, however, that in the event the conditions set forth in Section 6.03(g) of the merger agreement are not satisfied, Seacoast shall have the option to adjust the exchange ratio and the per share stock consideration downward by an amount that, with First Green’s good faith agreement with the calculation, takes into account and is reflective of the overall shortfall between $74.255 million (less the after-tax impact of permitted expenses) and First Green’s consolidated tangible shareholders’ equity and waive the satisfaction of such condition set forth in Section 6.03(g) of the merger agreement.

•
Section 6.03(g) of the merger agreement provides that as of the close of business on the fifth (5th) business day prior to the closing date, (A) First Green’s consolidated tangible shareholders’ equity (as defined in the merger agreement) shall be an amount not less than the $74.255 million (less the after-tax impact of permitted expenses), and (B) First Green’s general allowance for loan and lease losses shall be an amount not less than $6.6 million in the aggregate.

For purposes of its analysis and opinion, Hovde assumed, with First Green’s consent, that (i) the conditions set forth in Section 6.03(g) of the merger agreement will be met, (ii) there will be no adjustment to the exchange ratio or the per share stock consideration and (iii) the merger will proceed as set forth in the merger agreement. Hovde noted in its opinion that based on its review of the June 9, 2018 draft of the merger agreement, the exchange ratio and the per share stock consideration is equal to 0.7324 shares of Seacoast common stock, and therefore, for purposes of its analysis and opinion, Hovde assumed that, based upon the closing price of the Seacoast common stock on June 8, 2018 of  $32.02 per share, the value of the per share stock consideration is $23.45 per share of First Green common stock. Additionally, Hovde was informed by First Green that as of June 8, 2018, there were 5,454,065 shares of First Green common stock outstanding, and therefore, Hovde assumed, with First Green’s agreement and consent, that the total value of the merger consideration is $127,905,722.
Hovde noted the following, based on its review of the June 9, 2018 draft of the merger agreement:
•
The merger agreement provides that prior to the effective time, First Green shall take actions necessary to provide that, immediately prior to the effective time, each valid option to purchase shares of First Green common stock outstanding and unexercised immediately prior to the effective time shall fully vest and immediately be cancelled and only entitle the holder thereof, to receive an amount in cash, without interest, equal to the product of  (i) the total number of shares of First Green common stock subject to such stock option multiplied by (ii) the excess, if any, of (A) $23.00 over (B) the per shares exercise price for the stock option, less applicable taxes required to be withheld with respect to such payment (such calculation, the “per share equity award consideration”).

•
The payment of the per share equity award consideration shall be made by First Green immediately prior to the effective time on the closing date provided First Green has received an executed stock option cancellation agreement from the respective stock option holder prior to the effective time.

•
First Green shall use reasonable best efforts to obtain such stock option cancellation agreements prior to the effective time. Any First Green stock option that has a per share exercise price that is greater than or equal to the per share merger consideration shall be cancelled for no consideration.

Hovde was advised by First Green that as of June 8, 2018 there were First Green stock options outstanding and unexercised to purchase 694,901 shares of First Green common stock at a weighted average exercise price of  $12.70 per share. Consequently, Hovde assumed, with First Green’s agreement and consent, that all outstanding and unexercised First Green stock options will receive the per share equity award consideration as set forth above and that the aggregate per share equity award consideration, before any deduction of applicable withholding taxes, is equal to $7,157,480 (as used herein the “total stock option payment”). Therefore, for purposes of its analysis and opinion, with First Green’s agreement and consent, Hovde assumed that as used in this summary of Hovde’s financial analyses and opinion, the “total merger value” is equal to $135,063,202 and is comprised of the merger consideration of  $127,905,722 and the total stock option payment of  $7,157,480.
Hovde further noted that based on its review of the June 9, 2018 draft of the merger agreement:
•
Pursuant to Section 7.01(i), the merger agreement may be terminated by a majority vote of First Green’s board of directors if they determine, at any time during the five-day period commencing with the determination date, if both of the following conditions are satisfied:

(A)
The quotient obtained by dividing the average closing price of Seacoast’s common stock for the ten trading days ending on the trading day immediately preceding the determination date by $31.40 (such quotient being the “Seacoast ratio”) shall be less than 0.85; and

(B)
The Seacoast ratio shall be less than (y) the quotient obtained by dividing the final index price (as defined in the merger agreement) by the initial index price and subtracting 0.15 from the quotient in this clause (B)(y) (such number in this clause (B)(y) being the “index ratio”);

•
provided, however, that if First Green refuses to consummate the merger pursuant to Section 7.01(i), it shall give prompt written notice thereof to Seacoast (and provided that such First Green written notice of election to terminate may be withdrawn at any time within the aforementioned five-day period).

•
During the five (5) business day period commencing with its receipt of such notice, Seacoast shall have the option to increase the merger consideration by increasing the per share stock consideration (calculated to the nearest one ten-thousandth) such that the value of the per share stock consideration (calculated based on the average closing price of Seacoast’s common stock for the ten trading days ending on the trading day immediately preceding the determination date) to be received by each recipient of the merger consideration equals the lesser of the following: (i) an amount equal to (x) the product of  $31.40, 0.85, and the per share stock consideration (as in effect immediately before any increase in the per share stock consideration pursuant to Section 7.01(i)), divided by (y) the average closing price of Seacoast’s common stock for the ten trading days ending on the trading day immediately preceding the determination date and (ii) an amount equal to (x) the product of the index ratio and the per share stock consideration (as in effect immediately before any increase in the per share stock consideration pursuant to Section 7.01(i)), divided by (y) the Seacoast ratio.
•
If Seacoast so elects within such five (5) business day period, then it shall give prompt written notice to First Green of such election and the revised per share stock consideration, whereupon no termination shall occur pursuant to Section 7.01(i) and the merger agreement shall remain in effect in accordance with its terms.

Hovde assumed, with First Green’s agreement and consent, for purposes of its analysis and opinion that there will be no adjustment to the per share stock consideration pursuant to Section 7.01(i) and that the merger will proceed as set forth in the merger agreement.
Hovde’s opinion addresses only the fairness of the merger consideration to be paid in connection with the merger, and Hovde is not opining on any individual stock, cash, option, or other components of the consideration.
The following is a summary of the analyses performed and matters considered by Hovde in connection with its fairness opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Hovde in rendering its opinion, but it does summarize all of the material analyses performed by Hovde.
In connection with its fairness opinion, Hovde:
(i)
reviewed a draft of the merger agreement dated June 9, 2018, as provided to Hovde by First Green;

(ii)
reviewed unaudited financial statements for First Green and Seacoast for the three-month period ended March 31, 2018;

(iii)
reviewed certain historical annual reports of each of First Green and Seacoast, including audited annual reports for the year ending December 31, 2017;

(iv)
reviewed certain historical publicly available business and financial information concerning each of First Green and Seacoast;

(v)
reviewed certain internal financial statements and other financial and operating data concerning First Green;

(vi)
reviewed financial projections with respect to First Green prepared by certain members of senior management of First Green;

(vii)
discussed with certain members of senior management of First Green and Seacoast’s advisors the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of First Green and Seacoast; First Green’s and Seacoast’s historical financial performance; and their assessment of the rationale for the merger;

(viii)
reviewed and analyzed materials detailing the merger prepared by First Green and Seacoast and by their respective legal and financial advisors, including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the merger (the “Synergies”);

(ix)
analyzed the pro forma financial impact of the merger on the combined earnings, tangible book value, financial ratios and other such metrics Hovde deemed relevant, giving effect to the merger based on assumptions relating to the Synergies;

(x)
reviewed publicly available consensus mean analyst earnings per share estimates for Seacoast for the years ending December 31, 2018 and December 31, 2019;

(xi)
assessed current general economic, market and financial conditions;

(xii)
reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that Hovde considered relevant;

(xiii)
took into consideration Hovde’s experience in other similar transactions and securities valuations as well as Hovde’s knowledge of the banking and financial services industry;

(xiv)
reviewed historical market prices and trading volumes of Seacoast’s common stock;

(xv)
reviewed certain publicly available financial and stock market data relating to selected public companies that Hovde deemed relevant to its analysis; and

(xvi)
performed such other analyses and considered such other factors as Hovde deemed appropriate.

In performing its review, Hovde assumed and relied upon the accuracy and completeness of all of the financial and other information that was available to Hovde from public sources, that was provided to Hovde by First Green or Seacoast or their respective representatives or that was otherwise reviewed by Hovde for purposes of rendering its opinion. Hovde further relied on the assurances of the respective managements of First Green and Seacoast that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Hovde has not been asked to undertake, and has not undertaken, an independent verification of any of such information, and Hovde does not assume any responsibility or liability for the accuracy or completeness thereof. Hovde has assumed that each party to the merger agreement would advise them promptly if any information previously provided to them became inaccurate or was required to be updated during the period of Hovde’s review.
Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. Hovde assumed that such allowances for First Green and Seacoast are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. Hovde was not requested to make, and has not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of First Green or Seacoast, the collateral securing any such assets or liabilities, or the collectability of any such assets, and Hovde was not furnished with any such evaluations or appraisals nor did Hovde review any loan or credit files of First Green or Seacoast.
Hovde has undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which First Green or Seacoast is a party or may be subject, and Hovde’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Hovde assumed that neither First Green nor Seacoast is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger contemplated by the merger agreement.
Hovde relied upon and assumed, with First Green’s consent and without independent verification, that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any waiver of material terms or conditions by First Green or any other party to the merger agreement and that the final merger agreement will not differ materially from the draft Hovde reviewed. Hovde assumed that the merger will be consummated in compliance with all applicable laws and regulations. First Green has advised Hovde that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the merger. Hovde assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on First Green or Seacoast or would have a material adverse effect on the contemplated benefits of the merger.

Hovde’s opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the merger on First Green, or its stockholders; (ii) any advice or opinions provided by any other advisor to the board of directors of First Green; (iii) any other strategic alternatives that might be available to First Green; or (iv) whether Seacoast has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the merger.
Hovde’s opinion is based solely upon the information available to them and described above, and the economic, market and other circumstances as they exist as of the date of the opinion. Events occurring and information that becomes available after the date of the opinion could materially affect the assumptions and analyses used in preparing the opinion. Hovde has not undertaken to update, revise, reaffirm or withdraw the opinion or to otherwise comment upon events occurring or information that becomes available after the date of the opinion.
In arriving at its opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.
The following is a summary of the material analyses prepared by Hovde and delivered to First Green’s board of directors on June 11, 2018 in connection with the delivery of its fairness opinion. This summary is not a complete description of all the analyses underlying the fairness opinion or the presentation prepared by Hovde, but it summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances of the contemplated merger. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole, and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.
Market Approach — Comparable Transactions.   As part of its analysis, Hovde reviewed publicly available information related to two comparable groups (a “Regional Group” and a “Nationwide Group”) of select acquisition transactions of banks. The Regional Group consisted of acquisition transactions where targets were headquartered in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia announced since January 1, 2016, in which the target’s total assets were between $500 million and $1.0 billion and non-performing assets, which we refer to as “NPAs,” to total assets were less than 3.00%. The Nationwide Group consisted of acquisition transactions of banks in the United States announced since January 1, 2016, in which the target’s total assets were between $550 million and $1.0 billion, last-twelve-months return on average assets were between 0.60% and 1.50% and non-performing assets to total assets were less than 1.50%. In each case, for which financial information was available, no transaction that fit the above selection criteria was excluded. Information for the target institutions was based on balance sheet data as of, and income statement data for, the twelve months preceding the most recent quarter prior to announcement of the transactions. The resulting two groups consisted of the following transactions (11 transactions for the Regional Group and 13 transactions for the Nationwide Group):

Regional Group:
Seacoast (State)	Target (State)
National Commerce Corporation (AL)	Landmark Bancshares, Inc. (GA)
FCB Financial Holdings, Inc. (FL)	Floridian Community Holdings, Inc. (FL)
CenterState Bank Corporation (FL)	Sunshine Bancorp, Inc. (FL)
United Community Banks, Inc. (GA)	Four Oaks Fincorp, Inc. (NC)
State Bank Financial Corporation (GA)	AloStar Bank of Commerce (AL)
SmartFinancial, Inc. (TN)	Capstone Bancshares, Inc. (AL)
First Bancorp (NC)	ASB Bancorp, Inc. (NC)
CenterState Banks, Inc. (FL)	Gateway Financial Holdings of Florida (FL)
CenterState Banks, Inc. (FL)	Platinum Bank Holding Company (FL)
First Bancorp (NC)	Carolina Bank Holdings, Inc. (NC)
Simmons First National Corporation (AR)	Citizens National Bank (TN)
Nationwide Group:
Seacoast (State)	Target (State)
Stifel Financial Corp. (MO)	Business Bancshares, Inc. (MO)
First Interstate BancSystem, Inc. (MT)	Northwest Bancorporation, Inc. (WA)
National Commerce Corporation (AL)	Landmark Bancshares, Inc. (GA)
First Foundation Inc. (CA)	PBB Bancorp (CA)
Independent Bank Group, Inc. (TX)	Integrity Bancshares, Inc. (TX)
Susser Bank Holdings, LLC (TX)	BancAffiliated, Inc. (TX)
United Community Banks, Inc. (GA)	Four Oaks Fincorp, Inc. (NC)
Bryn Mawr Bank Corporation (PA)	Royal Bancshares of Pennsylvania, Inc. (PA)
Midland States Bancorp, Inc. (IL)	Centrue Financial Corporation (IL)
CenterState Banks, Inc. (FL)	Gateway Financial Holdings of Florida (FL)
CenterState Banks, Inc. (FL)	Platinum Bank Holding Company (FL)
First Mid-Illinois Bancshares, Inc. (IL)	First Clover Leaf Financial Corp. (IL)
Guaranty Bancorp (CO)	Home State Bancorp (CO)
For each precedent transaction, Hovde compared the implied ratio of the acquisition transaction value to certain financial characteristics of First Green as follows:
•
the multiple of the purchase consideration to the acquired company’s LTM net earnings per share (the “Price-to-LTM Earnings Multiple”);

•
the multiple of the purchase consideration to the acquired company’s tangible common book value (the “Price-to-Tangible Common Book Value Multiple”);

•
the multiple of the purchase consideration to the acquired company’s adjusted tangible common book value (the “Price-to-Adjusted Tangible Common Book Value”); and

•
the multiple of the difference between the purchase consideration and the acquired company’s tangible book value to the acquired company’s core deposits (the “Premium-to-Core Deposits Multiple”).

The results of the analysis are set forth in the table below. Transaction multiples for the merger were based upon the total merger value assumed by Hovde of  $135,063,202 and were based on March 31, 2018 financial results for First Green.
	Price-to-LTM Earnings Multiple(1)	Price-to-Tangible Common Book Value Multiple	Price-to-Adjusted Common Tangible Book Value(2)	Premium-to-Core Deposits Multiple(3)
Total merger Value	26.4x	174.6%	198.6%	11.5%
Precedent Transactions Regional Group:
Median	18.5x	174.3%	181.3%	10.7%
Minimum	16.0x	100.9%	102.3%	0.37%
Maximum	35.0x	222.0%	234.4%	17.7%
Precedent Transactions Nationwide Group:
Median	22.0x	182.1%	193.7%	13.3%
Minimum	13.5x	127.9%	139.0%	4.38%
Maximum	28.9x	241.0%	241.0%	28.3%

(1)
Price to LTM EPS multiples were considered not meaningful for values greater than 30.0x and were excluded from the calculation of median, minimum and maximum.

(2)
Price-to-Adjusted Common Tangible Book Value equals the adjusted purchase price divided by core capital where: (a) core capital equals total tangible assets multiplied by 8%; (b) excess capital equals total tangible book value less core capital; and (c) adjusted purchase price equals implied value of the merger less excess capital (assumes dollar-for-dollar payment on excess capital).

(3)
Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Using publicly available information, Hovde compared the financial performance of First Green with that of the median of the precedent transactions from both the Regional and Nationwide Groups. The performance highlights are based on March 31, 2018 financial results of First Green.
	Tangible Equity/ Tangible Assets	Core Deposits(2)	LTM ROAA(3)	LTM ROAE(3)	Efficiency Ratio	NPAs/ Assets(4)	LLR/ NPLs(5)
First Green(1)	10.59%	79.5%	0.78%	6.76%	61.7%	0.07%	NM
Precedent Transactions – Regional Group Median:	10.10%	80.4%	0.75%	7.36%	67.2%	0.95%	142.3%
Precedent Transactions – Nationwide Group Median:	9.62%	81.6%	0.86%	9.80%	67.2%	0.68%	236.0%

(1)
First Green’s financial data as of March 31, 2018.

(2)
Core deposits exclude foreign deposits and time deposit accounts greater than $100,000.

(3)
LTM ROAA (Return on Average Assets) and LTM ROAE (Return on Average Equity) are shown tax-affected for S Corporations.

(4)
Non-performing assets as a percentage of total assets (includes restructured loans and leases).

(5)
Loan Loss Reserve (“LLR”) as a percentage of non-performing loans (“NPLs”).

No company or transaction used as a comparison in the above transaction analyses is identical to First Green, and no transaction was consummated on terms identical to the terms of the merger agreement. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The resulting values of the Precedent Transactions Regional Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $94.7 million and $134.8 million compared to the total merger value assumed by Hovde of  $135.1 million. The resulting values of the Precedent Transactions Nationwide Group using the median values for the four valuation metrics set forth above indicated an implied aggregate valuation ranging between $112.6 million and $143.9 million compared to the total merger value assumed by Hovde of  $135.1 million.
Income Approach — Discounted Cash Flow Analysis.   Taking into account various factors including, but not limited to, First Green’s recent performance, the current banking environment and the local economy in which First Green operates, Hovde determined, in consultation with and based on information provided by management of First Green, earnings estimates for First Green over a forward looking six year period, and in consultation with First Green management, developed the forward-looking projections and key assumptions which formed the basis for the discounted cash flow analyses. The resulting projected First Green net income numbers used for the analysis were $9.5 million for 2018, $10.6 million for 2019, $11.9 million for 2020, $13.3 million for 2021, $14.9 million for 2022, and $16.7 million for 2023.
To determine present values of First Green based on these projections, Hovde utilized two discounted cash flow models, each of which capitalized terminal values using different multiples: (1) Terminal Price/Earnings Multiple (“DCF Terminal P/E Multiple”); and, (2) Terminal Price/Tangible Book Value Multiple (“DCF Terminal P/TBV Multiple”).
In the DCF Terminal P/E Multiple analysis, an estimated value of First Green’s common stock was calculated based on the present value of First Green’s after-tax net income based on First Green management’s forward-looking projections. Hovde utilized a terminal value at the end of 2023 by applying a five point range of price-to-earnings multiples of 16.5x to 20.5x, which is based around the median price-to-earnings multiple derived from transactions in the Regional Group of 18.5x. The present value of First Green’s projected dividends, of which there were none projected, plus the terminal value was then calculated assuming a range of discount rates between 12.95% and 14.95%, with a midpoint of 13.95% discounted over a period of 5.56 years. This range of discount rates was chosen to reflect different assumptions regarding the required rates of return of holders or prospective holders of First Green’s common stock. The range of discount rates utilized the buildup method to determine such required rates of return and was based upon the risk-free interest rate, an equity risk premium, an industry risk premium, and a size premium which resulted in a discount rate of 13.95% used as the midpoint of the five point range of discount rates of 12.95% to 14.95%. The resulting aggregate values of First Green’s common stock based on the DCF Terminal P/E Multiple applied to the 2023 projected earnings of  $16.7 million and then discounted over a 5.56 year period utilizing the five point range of discount rates set forth above resulted in implied aggregate values between $127.1 million and $174.1 million with a midpoint of  $149.6 million.
In the DCF Terminal P/TBV Multiple model, the same earnings estimates and projected net income were used as in the preceding DCF Terminal P/E Multiple analysis to determine the projected tangible book value for First Green as of December 31, 2023. In arriving at the terminal value at the end of 2023, Hovde applied a five point range of price-to-tangible book value multiples of 1.64x to 1.84x utilizing as a midpoint of the range the median price-to-tangible book value multiple derived from transactions in the Regional Group of 1.74x. The present value of projected dividends, of which there were none projected, plus the terminal value was then calculated assuming the range of discount rates between 12.95% and 14.95%, with a midpoint of 13.95% discounted over a period of 5.56 years as was applied in the DCF Terminal P/E Multiple analysis set forth above. The resulting implied aggregate values of First Green’s common stock based on the DCF Terminal P/TBV Multiple analysis ranged between $116.8 million and $144.4 million with a midpoint of  $130.1 million.

These analyses and their underlying assumptions yielded a range of implied multiple values for First Green’s common stock which are outlined in the table below:
Implied Multiple Value for First Green common stock Based On:	Total merger Value ($000)	Price-to-LTM Earnings Multiple(1)(2)	Price-to-Tangible Book Value Multiple(1)	Premium-to-Core Deposits Multiple (1)(3)
Total merger Value	$135,063,202	26.4x	174.6%	11.5%
DCF Analysis – Terminal P/E Multiple(1)(3)
Midpoint Value	$149,607,000	29.3x	193.4%	14.4%
DCF Analysis – Terminal P/TBV Multiple(1)(3)
Midpoint Value	$130,079,000	25.4x	168.1%	10.5%

(1)
Pricing multiples based on the total merger value of  $135,063,202; DCF Analysis — Terminal P/E Multiple median merger value of  $149,607,000; and a DCF Analysis — Terminal P/TBV Multiple median deal value of  $130,079,000.

(2)
Price to LTM EPS multiples are considered not meaningful for values greater than 30.0x.

(3)
Core deposits are defined as total deposits less foreign deposits and time deposit accounts greater than $100,000.

Hovde noted that while the discounted cash flow present value analysis is a widely used valuation methodology, it relies on numerous assumptions, including asset and earnings growth rates, projected dividend payouts, terminal values and discount rates. Hovde’s analysis does not purport to be indicative of the actual values or expected aggregate values of First Green’s common stock.
Seacoast Comparable Companies Analysis:   Hovde used publicly available information to compare selected financial and trading information for Seacoast and a group of 9 publicly-traded financial institutions selected by Hovde which was based on major exchange publicly-traded banks headquartered in Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia with total assets between $3.5 billion and $9.0 billion. The following banks comprised the group compared to Seacoast.
Ameris Bancorp	First Bancorp
Carolina Financial Corporation	Franklin Financial Network, Inc.
City Holding Company	ServisFirst Bancshares, Inc.
FB Financial Corporation	State Bank Financial Corporation
Fidelity Southern Corporation
The analysis compared publicly available financial and market trading information for Seacoast and the data for the 9 financial institutions identified above as of and for the most recent twelve-month period which was publicly available and estimates of future financial performance for Seacoast and the 9 financial institutions identified above based on publicly available consensus estimates of research analysts. The table below compares the data for Seacoast and the median data for the 9 financial institutions identified above, with pricing data as of June 8, 2018.
	Market Cap ($M)	Price/ Tangible Book Value	Price/ LTM EPS	Price/ 2018E EPS	Dividend Yield	YTD/Price Change	Two Year Total Return
Seacoast	$1,504	281.2%	27.6x	18.3x	—	27.0%	89.1%
Comparable Companies:
Median	$1,254	276.8%	21.9x	15.0x	0.97%	16.3%	75.0%

Seacoast fell within the range of pricing metrics of comparable companies. No company used as a comparison in the above analysis is identical to Seacoast. Accordingly, an analysis of these results is not strictly mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.
Accretion/Dilution Analysis:   Hovde performed a pro forma merger analysis that combined projected income statement and balance sheet information of First Green and Seacoast. Assumptions regarding the accounting treatment, acquisition adjustments, and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Seacoast. In the course of this analysis, Hovde used the mean S&P CapIQ earnings estimates for Seacoast for the years ending December 31, 2018, December 31, 2019 and December 31, 2020, and used earnings estimates provided by First Green’s management for First Green for the years ending December 31, 2018, December 31, 2019 and December 31, 2020. This analysis indicated that the merger is expected to be accretive by $0.16 per share to Seacoast’s consensus estimated earnings per share of  $2.03 in 2019 and accretive by $0.17 per share to Seacoast’s consensus estimated earnings per share of  $2.23 in 2020. The analysis also indicated that the merger is expected to be accretive to tangible book value per share for Seacoast by $0.15 per share in 2019 and accretive by $0.34 per share in 2020, and would result in a tangible book value payback period of 0.2 years. The analysis also indicated that Seacoast would maintain capital ratios in excess of those required for Seacoast to be considered well-capitalized under existing regulations. For all of the above analyses, the actual results achieved by First Green and Seacoast prior to and following the merger may vary from the projected results, and the variations may be material.
Other Factors and Analyses.   Hovde took into consideration various other factors and analyses, including but not limited to: current market environment; merger and acquisition environment; movements in the common stock valuations of selected publicly-traded banking companies; and movements in the S&P 500 Index.
Conclusion.   Based upon the foregoing analyses and other investigations and assumptions as set forth in its opinion, without giving specific weightings to any one factor, analysis or comparison, Hovde determined that, as of the date of its opinion, the merger consideration to be paid in connection with the merger is fair, from a financial point of view, to the holders of First Green common stock. Each First Green stockholder is encouraged to read Hovde’s fairness opinion in its entirety. The full text of this fairness opinion is included as Appendix B to this proxy statement/prospectus.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion describes the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of First Green common stock that exchange their shares of First Green common stock for shares of Seacoast common stock in the merger. This summary is based upon the Code, Treasury regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
For purposes of this discussion, a “U.S. holder” means a beneficial owner of First Green common stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the U.S. or any state or political subdivision thereof or the District of Columbia, (iii) a trust if  (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. This discussion addresses only U.S. holders of First Green common stock.

This discussion addresses only those First Green common stockholders that hold their shares of First Green common stock as a capital asset within the meaning of Section 1221 of the Code (generally, stock held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•
a financial institution;

•
a tax-exempt organization;

•
an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•
an insurance company;

•
a regulated investment company;

•
a real estate investment trust;

•
a dealer or broker in stocks and securities, commodities or currencies;

•
a trader in securities that elects the mark-to-market method of accounting;

•
a holder of First Green stock that received such stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•
a person that is not a U.S. holder (as defined above);

•
a person that has a functional currency other than the U.S. dollar;

•
a holder of First Green stock that holds such stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•
a U.S. expatriate.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any other U.S. federal tax consequences (such as gift or estate taxes or the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010). The actual tax consequences of the merger to you may be complex. These consequences will depend on your individual situation. Holders of First Green common stock are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of any changes in those laws.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds First Green common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding First Green common stock should consult their own tax advisors.
Tax Consequences of the Merger Generally
The parties intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the parties’ obligation to complete the merger that Seacoast receive an opinion from Alston & Bird LLP, dated the closing date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The opinion of Alston & Bird LLP provided on behalf of Seacoast will be based on representation letters provided by Seacoast and First Green and on customary factual assumptions. The opinion described above will not be binding on the Internal Revenue Service or any court. First Green and Seacoast have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger. There can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in this discussion. In addition, if any of the representations or assumptions upon which these opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, each of Seacoast and First Green will be a party to such reorganization within the meaning of Section 368(b) of the Code, and neither Seacoast nor First Green will recognize any gain or loss as a result of the merger.
Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, upon exchanging your First Green common stock for Seacoast common stock, U.S. holders of First Green common stock that exchange all of their First Green common stock for Seacoast common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of Seacoast common stock.
The aggregate tax basis of in the Seacoast common stock you receive in the merger (including any fractional shares deemed received and redeemed for cash as described below) will be the same as the aggregate tax basis of the First Green common stock surrendered in exchange therefor, reduced by any basis allocable to a fractional share of Seacoast common stock for which cash is received. The holding period of the Seacoast common stock received (including any fractional shares deemed received and sold for cash as described below) will include the holding period of the First Green shares surrendered. If a U.S. holder acquired different blocks of First Green common stock at different times or at different prices, the Seacoast common stock such holder receives will be allocated pro rata to each block of First Green common stock, and the basis and holding period of each block of Seacoast common stock such holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of First Green common stock exchanged for such block of Seacoast common stock.
Cash In Lieu of Fractional Shares
If you receive cash in lieu of a fractional share of Seacoast common stock, you will be treated as having received the fractional share of Seacoast common stock pursuant to the merger and then as having sold that fractional share of Seacoast common stock for cash in a redemption by Seacoast. As a result, assuming that the cash received is not treated as a dividend, you generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocated to such fractional share. This gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, as of the effective date of the merger, your holding period for the shares (including the holding period of the First Green common stock deemed surrendered in exchange for a fractional share of Seacoast common stock) is greater than one year. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In certain instances you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:
•
furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•
provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.
A First Green stockholder who receives Seacoast common stock as a result of the merger will be required to retain records pertaining to the merger. Each First Green stockholder who is required to file a U.S. federal income tax return and who is a “significant holder” that receives Seacoast common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury regulations Section 1.368-3 setting forth information regarding the parties to the merger, the date of the merger, such First Green stockholder’s basis in the First Green common stock surrendered and the fair market value of the Seacoast common stock received in the merger. A “significant holder” is a holder of First Green common stock who, immediately before the merger, owned at least 5% of the outstanding stock of First Green or securities of First Green with a basis for U.S. federal income tax purposes of at least $1 million.
Accounting Treatment
The merger will be accounted for using the acquisition method of accounting with Seacoast treated as the acquiror. Under this method of accounting, First Green’s assets and liabilities will be recorded by Seacoast at their respective fair values as of the date of completion of the merger. Financial statements of Seacoast issued after the merger will reflect these values and will not be restated retroactively to reflect the historical financial position or results of operations of Seacoast.
Regulatory Approvals
Under federal law, the merger must be approved by the Federal Reserve and the bank merger must be approved by the OCC. Once the Federal Reserve approves the merger (unless such requirement for approval has been waived), the parties must wait for up to 30 days before completing the merger. With the concurrence of the U.S. Department of Justice and permission from the Federal Reserve, however, the merger may be completed on or after the fifteenth day after approval from the Federal Reserve (unless such requirement for approval has been waived). Similarly, after receipt of approval of the bank merger from the OCC, the parties must wait for up to 30 days before completing the bank merger. If, however, there are no adverse comments from the U.S. Department of Justice and Seacoast receives permission from the OCC to do so, the bank merger may be completed on or after the fifteenth (15th) day after approval from the OCC.
As of the date of this proxy statement/prospectus, all of the required regulatory applications have been filed. There is no assurance as to whether the regulatory approvals will be obtained or as to the date of such approval. There also can be no assurance that the regulatory approvals received will not contain a condition that would increase any of the minimum regulatory capital requirements of Seacoast following the merger or have a material adverse effect. See “The Merger Agreement — Conditions to Completion of the Merger.”
Appraisal Rights for First Green Shareholders
Holders of First Green common stock as of the record date are entitled to appraisal rights under the FBCA. Pursuant to Section 607.1302 of the FBCA, a First Green shareholder who does not wish to accept the merger consideration to be received pursuant to the terms of the merger agreement may dissent from the merger and elect to receive the fair value of his or her shares of First Green common stock immediately prior to the consummation of the merger, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable. Under the terms of the merger agreement, if 5% or more of the outstanding shares of First Green common stock validly exercise their appraisal rights, then Seacoast will not be obligated to complete the merger.
In order to exercise appraisal rights, a dissenting First Green shareholder must strictly comply with the statutory procedures of Sections 607.1301 through 607.1333 of the FBCA, which are summarized below. A copy of the full text of those Sections is included as Appendix C to this proxy statement/prospectus. First Green shareholders are urged to read Appendix C in its entirety and to consult with their legal advisors. Each First Green shareholder who desires to assert his or her appraisal rights is cautioned that failure on his or her part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.
Procedures for Exercising Dissenters’ Rights of Appraisal.   The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA, a copy of which is included as Appendix C to this proxy statement/prospectus.
A dissenting shareholder who desires to exercise his or her appraisal rights must file with First Green, prior to the taking of the vote on the merger agreement, a written notice of intent to demand payment for his or her shares if the merger is effectuated. A vote against the merger agreement will not alone be deemed to be the written notice of intent to demand payment and will not be deemed to satisfy the notice requirements under the FBCA. A dissenting shareholder need not vote against the merger agreement, but cannot vote, or allow any nominee who holds such shares for the dissenting shareholder to vote, any of his or her shares of First Green common stock in favor of the merger agreement. A vote in favor of the merger agreement will constitute a waiver of the shareholder’s appraisal rights. A shareholder’s failure to vote against the merger agreement will not constitute a waiver of such shareholder’s dissenters’ rights. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to:
First Green Bancorp, Inc.
18251 U.S. Highway 441
Mount Dora, Florida 32757
Attn: Jessica Stephenson, SVP and Compliance Officer
All such notices must be signed in the same manner as the shares are registered on the books of First Green. If a First Green shareholder has not provided written notice of intent to demand fair value before the vote on the proposal to approve the merger agreement is taken at the special meeting, then the First Green shareholder will be deemed to have waived his or her appraisal rights.
Within 10 days after the completion of the merger, Seacoast must provide to each First Green shareholder who filed a notice of intent to demand payment for his or her shares a written appraisal notice and an election form that specifies, among other things:
•
the date of the completion of the merger;

•
Seacoast’s estimate of the fair value of the shares of First Green common stock;

•
where to return the completed appraisal election form and the shareholder’s stock certificates and the date by which each must be received by Seacoast or its agent, which date with respect to the receipt of the appraisal election form may not be fewer than 40, nor more than 60, days after the date Seacoast sent the appraisal election form to the shareholder (and shall state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless such form is received by Seacoast by such specified date) and which with respect to the return of stock certificates must not be earlier than the date for receiving the appraisal election form;

•
that, if requested in writing, Seacoast will provide to the shareholder so requesting, within 10 days after the date set for receipt by Seacoast of the appraisal election form, the number of shareholders who return the forms by such date and the total number of shares owned by them; and

•
the date by which a notice from the First Green shareholder of his or her desire to withdraw his or her appraisal election must be received by Seacoast, which date must be within 20 days after the date set for receipt by Seacoast of the appraisal election form from the First Green shareholder.

The form must also contain Seacoast’s offer to pay to the First Green shareholder the amount that it has estimated as the fair value of the shares of First Green common stock and include First Green’s financial statements, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest applicable interim financial statements if any, and a copy of Section 607.1301-607.1333, and request certain information from the First Green shareholder, including:
•
the shareholder’s name and address;

•
the number of shares as to which the shareholder is asserting appraisal rights;

•
that the shareholder did not vote for the merger;

•
whether the shareholder accepts the offer of Seacoast to pay its estimate of the fair value of the shares of First Green common stock to the shareholder; and

•
if the shareholder does not accept the offer of Seacoast, the shareholder’s estimated fair value of the shares of First Green common stock and a demand for payment of the shareholder’s estimated value plus interest.

A dissenting shareholder must execute the appraisal election form and submit it together with the certificate(s) representing his or her shares, in the case of certificated shares, by the date specified in the notice. Any dissenting shareholder failing to return a properly completed appraisal election form and his or her stock certificates within the period stated in the form will lose his or her appraisal rights and be bound by the terms of the merger agreement. Upon returning the appraisal election form, a dissenting shareholder will be entitled only to payment pursuant to the procedure set forth in the applicable sections of the FBCA and will not be entitled to vote or to exercise any other rights of a shareholder, unless the dissenting shareholder withdraws his or her demand for appraisal within the time period specified in the appraisal election form.
A dissenting shareholder who has delivered the appraisal election form and his or her First Green common stock certificates may decline to exercise appraisal rights and withdraw from the appraisal process by giving written notice to Seacoast within the time period specified in the appraisal election form. Thereafter, a dissenting shareholder may not withdraw from the appraisal process without the written consent of Seacoast. Upon such withdrawal, the right of the dissenting shareholder to be paid the fair value of his or her shares will cease, and he or she will be reinstated as a shareholder and will be entitled to receive the merger consideration.
If the dissenting shareholder accepts the offer of Seacoast in the appraisal election form to pay Seacoast’s estimate of the fair value of the shares of First Green common stock, payment for the shares of the dissenting shareholder is to be made within 90 days after the receipt of the appraisal election form by Seacoast or its agent. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.
A shareholder who is dissatisfied with Seacoast’s estimate of the fair value of the shares of Seacoast common stock must notify Seacoast of the shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest in the appraisal election form within the time period specified in the form. A shareholder who fails to notify Seacoast in writing of the shareholder’s demand to be paid its stated estimate of the fair value of the shares plus interest within the required time period waives the right to demand payment and will be entitled only to the payment offered by Seacoast in the appraisal election form.
A shareholder must demand appraisal rights with respect to all of the shares registered in his or her name, except that a record shareholder may assert appraisal rights as to fewer than all of the shares registered in the record shareholder’s name but which are owned by a beneficial shareholder, if the record shareholder objects with respect to all shares owned by the beneficial shareholder. A record shareholder must notify First Green in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. A beneficial shareholder may assert appraisal rights as to any shares held on behalf of the beneficial shareholder only if the beneficial shareholder submits to First Green the record shareholder’s written consent to the assertion of such rights before the date specified in the appraisal election form, and does so with respect to all shares that are beneficially owned by the beneficial shareholder.
Section 607.1330 of the FBCA addresses what should occur if a dissenting shareholder fails to accept the offer of Seacoast to pay the value of the shares as estimated by Seacoast, and Seacoast fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest.
If a dissenting shareholder refuses to accept the offer of Seacoast to pay the value of the shares as estimated by Seacoast, and Seacoast fails to comply with the demand of the dissenting shareholder to pay the value of the shares as estimated by the dissenting shareholder, plus interest, then within 60 days after receipt of a written demand from any dissenting shareholder, Seacoast shall file an action in any court of competent jurisdiction in the county in Florida where the registered office of Seacoast, maintained pursuant to Florida law, is located requesting that the fair value of such shares be determined by the court.

If Seacoast fails to institute a proceeding within the above-prescribed period, any dissenting shareholder may do so in the name of Seacoast. All dissenting shareholders whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares and a copy of the initial pleading will be served on each dissenting shareholder as provided by law. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.
Seacoast is required to pay each dissenting shareholder the amount of the fair value of such shareholder’s shares plus interest, as found by the court, within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in such shares.
Section 607.1331 of the FBCA provides that the costs of a court appraisal proceeding, including reasonable compensation for, and expenses of, appraisers appointed by the court, will be determined by the court and assessed against Seacoast, except that the court may assess costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent that the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to their appraisal rights. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, against: (i) Seacoast and in favor of any or all dissenting shareholders if the court finds Seacoast did not substantially comply with the notification provisions set forth in Sections 607.1320 and 607.1322 of the FBCA; or (ii) either Seacoast or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the appraisal rights. If the court in an appraisal proceeding finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against Seacoast, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited. To the extent that Seacoast fails to make a required payment when a dissenting shareholder accepts Seacoast’s offer to pay the value of the shares as estimated by Seacoast, the dissenting shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Seacoast all costs and expenses of the suit, including counsel fees.
For a discussion of tax consequences with respect to dissenting shares, see “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — Exercise of Dissenters’ Rights.”
BECAUSE OF THE COMPLEXITY OF THE PROVISIONS OF FLORIDA LAW RELATING TO DISSENTERS’ APPRAISAL RIGHTS, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL ADVISORS.
Board of Directors and Management of SNB Following the Merger
The members of the board of directors and officers of SNB immediately prior to the effective time of the merger will be the directors and officers of the surviving bank and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Information regarding the executive officers and directors of SNB is contained in documents filed by Seacoast with the SEC and incorporated by reference into this proxy statement/prospectus, including Seacoast’s Annual Report on Form 10-K for the year ended December 31, 2017 and its definitive proxy statement on Schedule 14A for its 2018 annual meeting, filed with the SEC on February 28, 2018 and April 6, 2018, respectively. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Interests of First Green Directors and Executive Officers in the Merger
In the merger, the directors and executive officers of First Green will receive the same merger consideration for their First Green shares as the other First Green shareholders. In considering the recommendation of the First Green board of directors that you vote to approve the merger agreement, you should be aware that some of the executive officers and directors of First Green may have interests in the merger and may have arrangements, as described below, that may be considered to be different from, or in addition to, those of First Green shareholders generally. The First Green board of directors was aware of these interests and considered them, among other matters, in reaching its decision to adopt and approve the merger agreement and to recommend that First Green shareholders vote in favor of approving the merger agreement. See “The Merger — Background of the Merger” and “The Merger — First Green’s Reasons for the Merger and Recommendations of the First Green Board of Directors.” First Green’s shareholders should take these interests into account in deciding whether to vote “FOR” the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below.
Treatment of First Green Stock Options
The merger agreement requires First Green to take all actions necessary to cause each valid option to purchase shares of First Green common stock outstanding and unexercised to be fully vested and cancelled immediately prior to the effective time of the merger. Each holder of such option will be entitled to receive an amount in cash, without interest, equal to the product of  (i) the total number of shares of First Green common stock subject to such option, multiplied by (ii) the excess, if any, of  $23.00 over the per share exercise price for the applicable stock option, less applicable taxes required to be withheld.
Restrictive Covenant Agreements; Claims Letters
Certain non-employee directors of First Green and/or First Green Bank have entered into a restrictive covenant agreement with Seacoast, covering a three-year period commencing with the effective time of the merger, in the form attached as Exhibit D to the merger agreement attached as Appendix A to this document. Certain executive officers of First Green and/or First Green Bank have entered into a restrictive covenant agreement with Seacoast, covering a two-year period commencing with the effective time of the merger, in the form attached as Exhibit E to the merger agreement attached as Appendix A to this document. In addition, each director of First Green and First Green Bank has entered into a claims letter in the form attached as Exhibit F to the merger agreement attached as Appendix A to this document, by which they have agreed to release certain claims against First Green, First Green Bank, Seacoast and SNB effective as of the closing of the merger.
Indemnification and Insurance
As described under “The Merger Agreement — Indemnification and Directors’ and Officers’ Insurance,” for a period of six years from and after the effective time of the merger, Seacoast will indemnify, defend and hold harmless the present and former directors, officers and employees of First Green and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claims arising out of actions or omissions of such persons in the course of performing their duties for First Green or its subsidiaries occurring at or before the effective time of the merger to the same extent as such persons have the right to be indemnified by First Green’s articles of incorporation or bylaws and to the extent permitted by applicable law. Seacoast also has agreed, for a period of six years following the effective time of the merger, to use its commercially reasonable efforts to provide directors’ and officers’ liability insurance to reimburse present and former officers and directors of First Green or its subsidiaries with respect to claims against such directors and officers arising from facts or events occurring before the effective time of the merger. Such insurance must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified party as the coverage provided by First Green. In no event shall Seacoast be required to expend for the tail insurance a premium amount in excess of 200% of the annual premiums paid by First Green for its directors’ and officers’ liability insurance in effect as of the date of the merger agreement.
First Green has entered into employment contracts with Chairman Ken LaRoe, Chief Executive Officer Keith Costello, Chief Financial Officer Debbie Kohl, Chief Operating Officer Melissa Atkins, Executive Vice President Tim Little, Senior Vice President and Compliance Officer Jessica Stephenson, and Senior Vice President Jim Hester. The employment contracts of Messrs. LaRoe and Costello and the employment contracts of Debbie Kohl and Melissa Atkins provide for payments if a change in control occurs. The employment agreement of Jim Hester provides for a severance benefit if his employment is terminated upon the closing of a change in control. The employment agreements of Tim Little and Jessica Stephenson provide a severance benefit if the officer is involuntarily terminated or terminates for good reason within two years after a change in control. The employment contracts of Messrs. Costello and LaRoe and the contract of Melissa Atkins provide for post-termination insurance coverage or a lump-sum payment of the present value of the cost to continue insurance coverage. The payments the executives would receive under their First Green employment contracts at the closing of the merger (assuming a termination of employment for Messrs. Hester and Little and Ms. Stephenson) are as follows:
Name	Change in Control or Severance Payments
Melissa Atkins	$1,493,427
Keith Costello	$2,041,881
Jim Hester	$190,114
Debbie Kohl	$352,290
Ken LaRoe	$2,237,183
Tim Little	$1,354,770
Jessica Stephenson	$51,390
First Green Bank has entered into Supplemental Executive Retirement Plan, or SERP, agreements with Chairman Ken LaRoe, Chief Executive Officer Keith Costello, Chief Financial Officer Debbie Kohl, and Chief Operating Officer Melissa Atkins. The SERPs provide a benefit payable when a change in control occurs, as the term “change in control” is defined in Internal Revenue Code Section 409A. Although the SERPs require the change-in-control benefit to be payable in thirty-six monthly installments beginning on the first day of the month following a change in control, or sixty such installments for Mr. LaRoe, First Green agreed with Seacoast that the SERPs would be terminated and liquidated prior to the change in control. The lump sum payments the executives would receive under their SERPs are as follows:
Name	Lump Sum SERP Payments
Melissa Atkins	$774,183
Keith Costello	$768,272
Debbie Kohl	$657,434
Ken LaRoe	$1,571,488

PROPOSAL 2: ADJOURNMENT OF THE First Green SPECIAL MEETING
First Green shareholders are being asked to approve the adjournment proposal.
If this adjournment proposal is approved, the First Green special meeting could be adjourned to any date. If the First Green special meeting is adjourned, First Green shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares of First Green common stock will be voted in favor of the adjournment proposal.
The adjournment proposal will be approved if the votes of First Green common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal.
THE First Green BOARD OF DIRECTORS RECOMMENDS THAT First Green SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is included as Appendix A to this proxy statement/prospectus and is incorporated herein by reference. You should read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
The Merger and the Bank Merger
The boards of directors of Seacoast and First Green have each approved and adopted the merger agreement, which provides for the merger of First Green with and into Seacoast, with Seacoast as the surviving company in the Merger.
The merger agreement also provides that immediately after the effective time of the merger and sequentially but in effect simultaneously on the closing date of the merger, First Green Bank, a wholly-owned subsidiary of First Green, will merge with and into SNB, with SNB surviving the merger as the surviving bank in the merger. Each share of First Green common stock outstanding immediately prior to the effective time of the merger (excluding shares held by First Green, SNB, Seacoast and their wholly-owned subsidiaries, and dissenting shares described below) shall be converted into the right to receive the merger consideration as described further below. Each share of Seacoast common stock outstanding immediately prior to the effective time of the merger will remain outstanding as one share of Seacoast common stock and will not be affected by the merger.
All shares of Seacoast common stock received by First Green shareholders in the merger will be freely tradable, except that shares of Seacoast common stock received by persons who become affiliates of Seacoast for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act.
Closing and Effective Time of the Merger
The merger will become effective as set forth in the articles of merger that will be filed with the Florida Department of State on the closing date. The effective time will be the later of  (i) the date and time of filing of the articles of merger, or (ii) the date and time when the merger becomes effective as set forth in the articles of merger, which shall be no later than three business days after all of the conditions to the closing set forth in the merger agreement are satisfied or waived or such later dates as Seacoast and First Green may agree.
We currently expect that the merger will be completed in the fourth quarter of 2018, subject to the approval of the merger agreement by First Green shareholders and certain bank regulators and subject to other conditions as described further in this proxy statement/prospectus. However, completion of the merger could be delayed if there is a delay in satisfying any other conditions to the merger. No assurance is made as to whether, or when, Seacoast and First Green will complete the merger. See “The Merger Agreement — Conditions to Completion of the Merger.”
Merger Consideration
Under the terms of the merger agreement, each share of First Green common stock outstanding immediately prior to the effective time of the merger (excluding certain shares held by Seacoast, First Green, SNB and their wholly-owned subsidiaries and dissenting shares described below) will be converted into the right to receive 0.7324, which we refer to as the exchange ratio, of a share of Seacoast common stock (which we refer to as the “per share stock consideration,” and also referred to in an aggregate consideration amount as the “merger consideration”). Please see “The Merger Agreement —  Consideration” for more information. If First Green’s consolidated tangible shareholders’ equity is less than $74.255 million (less the after-tax impact of permitted expenses) and First Green Bank’s general allowance for loan and lease losses is less than $6.6 million, Seacoast shall have the option to adjust the merger consideration downward by an amount that is reflective of the overall shortfall between $74.255 million (less the after-tax impact of permitted expenses) and First Green’s consolidated tangible shareholders’ equity.

For each fractional share that would otherwise be issued, Seacoast will pay cash (without interest and rounded to the nearest whole cent) in an amount equal to such fractional part of a share of Seacoast common stock, rounded to the nearest one hundredth of a share, multiplied by the average daily volume weighted average price of Seacoast common stock on the NASDAQ Global Select Market for the ten consecutive trading days ending on the trading day immediately prior to the determination date. No holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.
A First Green shareholder also has the right to obtain the fair value of his or her shares of First Green common stock in lieu of receiving the merger consideration by strictly following the appraisal procedures under the FBCA. Shares of First Green common stock outstanding immediately prior to the effective time of the merger and which are held by a shareholder who does not vote to approve the merger agreement and who properly demands the fair value of such shares pursuant to, and who complies with, the appraisal procedures under the FBCA are referred to as “dissenting shares.” Dissenting shares shall not be entitled to receive the applicable merger consideration unless and until such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the merger under the FBCA. See “The Merger — Appraisal Rights for First Green Shareholders.”
If the number of shares of Seacoast common stock or First Green common stock issued and outstanding prior to the effective time of the merger is increased or decreased as a result of a stock split, stock combination, stock dividend or similar transaction with respect to the Seacoast common stock or First Green common stock, then the merger consideration shall be proportionately adjusted as necessary to preserve the relative economic benefit to the parties.
Based upon the closing sale price of the Seacoast common stock on the NASDAQ Global Select Market of  $     on            , 2018, the last practicable trading date prior to the printing of this proxy statement/prospectus, each share of First Green common stock will be entitled to be exchanged for total merger consideration with a value equal to approximately $     per share.
The value of the shares of Seacoast common stock to be issued to First Green shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for the Seacoast common stock. See “Risk Factors — Because the sale price of the Seacoast common stock will fluctuate, you cannot be sure of the value of the stock consideration that you will receive in the merger until the closing.”
Treatment of First Green Stock Options
The merger agreement requires First Green to take all actions necessary to cause each valid option to purchase shares of First Green common stock outstanding and unexercised to be fully vested and cancelled immediately prior to the effective time of the merger. Each holder of such option will be entitled to receive an amount in cash, without interest, equal to the product of  (i) the total number of shares of First Green common stock subject to such option, multiplied by (ii) the excess, if any, of  $23.00 over the per share exercise price for the applicable stock option, less applicable taxes required to be withheld.
Exchange Procedures
Seacoast has appointed as the exchange agent under the merger agreement its exchange agent, Continental Stock Transfer and Trust Company. The merger agreement requires Seacoast to cause the exchange agent as promptly as practicable after the effective time but in no event later than five business days after the closing date, to mail or otherwise deliver transmittal materials, as well as instructions to effect the surrender of certificates or book-entry shares, to each holder of First Green common stock. Upon surrender to the transfer agent of its certificates or book-entry shares representing outstanding shares of First Green common stock, a holder will be entitled to receive the merger consideration and any cash in lieu of a fractional share or Seacoast common stock to be issued.
Subject to law, following the surrender of any certificate of book-entry shares, there shall be issued and/or paid to the holder of the certificates representing whole shares of Seacoast common stock issued in exchange for First Green common stock, without interest: (i) at the time of such surrender, the dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of Seacoast common stock and not paid; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to shares of Seacoast common stock with a record date after the effective time of the merger and with a payment date subsequent to surrender.
After the effective time of the merger, there will be no registration of transfers on the stock transfer books of First Green of First Green common stock.
Organizational Documents of Surviving Holding Company and Surviving Bank; Directors and Officers
The organizational documents of Seacoast in effect immediately prior to the effective time of the merger shall be the organizational documents of the surviving company after the effective time of the merger, and the directors and officers of Seacoast immediately prior to the effective time of the merger shall continue as the directors and officers of Seacoast following the effective time of the merger.
In addition, the organizational documents of SNB in effect immediately prior to the effective time of the bank merger shall be the organizational documents of the surviving bank after the effective time of the bank merger. The directors and officers of SNB immediately prior to the effective time of the bank merger shall continue as the directors and officers of the surviving bank following the effective time of the bank merger.
Conduct of Business Pending the Merger
Pursuant to the merger agreement, First Green has agreed to certain restrictions on its activities until the effective time of the merger. In general, First Green has agreed that, except as otherwise contemplated or permitted by the merger agreement, it will use its commercially reasonable efforts to:
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carry on its business, including the business of its subsidiaries, only in the ordinary course of business and consistent with prudent banking practice and in compliance in all material respects with applicable laws;

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preserve its business organizations and assets intact;

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keep available to itself and Seacoast the services of the officers and employees of First Green and its subsidiaries as of the date of the merger agreement; and

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preserve for itself and Seacoast the goodwill of its customers, key employees, lessors and others with whom business relationships exist.

Until the effective time of the merger, Seacoast has agreed to use commercially reasonable efforts to carry on its business consistent with prudent banking practices and in compliance win all material respects with all applicable laws. Seacoast has also agreed not to take any action or knowingly fail to take any action that is intended or is reasonably like to (i) prevent, delay or impair in any material respect Seacoast’s ability to consummate the merger or the transactions contemplated by the merger agreement, (ii) prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect or in any of the conditions to the merger not being satisfied or in violation of any provision of the merger agreement, except in every case, as may be required by law, or (iv) agree to take, make any commitment to take or adopt any resolutions of its board of directors in support of any of the actions prohibited as described above.
Each of Seacoast and First Green have agreed to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the transactions contemplated by the merger agreement as promptly as practicable.

First Green has also agreed that except as otherwise permitted by the merger agreement, with the prior written consent of Seacoast (not to be unreasonably withheld, conditioned or delayed) or as required by law, it will not, and will not permit any of its subsidiaries, to do any of the following:
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issue, sell, grant, pledge, dispose of, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any rights, any new award or grant under the First Green stock plans or otherwise, or any other securities;

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subject to certain exceptions, accelerate the vesting of any existing rights;

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directly or indirectly, adjust, split, combine, redeem, reclassify, exchange, repurchase or otherwise acquire any shares of its capital stock or any other securities convertible into or exchangeable for any additional shares of stock, or any rights issued and outstanding prior to the effective time;

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make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock;

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enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of First Green or its subsidiaries;

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grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, subject to certain exceptions;

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hire any person as an employee except for at-will employees at an annual rate of salary not to exceed $75,000 to fill vacancies that may arise from time to time in the ordinary course of business;

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enter into, establish, adopt, amend, modify or terminate any benefit plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement in respect of any current or former director, officer or employee (except as may be required by law, to satisfy contractual obligations, as previously disclosed to Seacoast or as may be required by the merger agreement);

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except pursuant to agreements in effect on the date of the merger agreement, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors, other than loans in accordance with Regulation O of the Federal Reserve Board and consistent with past practice and in the ordinary course of business or compensation or business expense advancements or reimbursements in the ordinary course of business;

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except in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business, or properties or cancel or release any indebtedness owed;

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acquire all or any portion of the assets, debt, business, deposits or properties of any other entity or person, subject to certain exceptions;

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make any capital expenditure exceeding $75,000 individually or $150,000 in the aggregate;

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amend its organizational documents of it or its subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws, GAAP or at the direction of a governmental authority;

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enter into, amend, modify, terminate, extend, or waive any material provision of, any material contract, lease or insurance policy, or make any material change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms, or enter into any contract that would constitute a material contract if it were in effect on the date of the merger agreement, except for any amendments, modifications or terminations requested by Seacoast;
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other than settlement of foreclosure actions in the ordinary course of business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which it is or becomes a party after the date of the merger agreement, which settlement or agreement involves payment of an amount which exceeds $50,000 individually or $100,000 in the aggregate, or would impose any material restriction on its business or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

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enter into any material new line of business, introduce any material new products or services, or introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements;

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reenter the marijuana banking business;

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change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority;

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make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, its hedging practices and policies, except as required by applicable law, regulation or policies imposed by any governmental authority;

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incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

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enter into any derivative transaction;

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incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of twelve months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business, subject to certain restrictions;

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acquire (other than (i) by way of foreclosures or acquisitions in a bona fide fiduciary capacity or (ii) in satisfaction of debts previously contracted in good faith), sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, subject to certain exceptions;

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change the classification method for any of its investment securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320;

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make any changes to deposit pricing other than such changes that may be made in the ordinary course of business, consistent with past practice

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subject to certain exceptions, make any (i) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans to such borrower would be in excess of $100,000, in the aggregate, (ii) jumbo residential real estate loan or home equity line of credit that is not held for sale in excess of  $750,000, (iii) any non-qualified mortgage loan (i.e., not for sale to any public government-sponsored enterprise), (iv) commercial or industrial loan in excess of $500,000, (v) SBA loan with a 75% or greater guarantee in excess of  $1,000,000, (vi) commercial real estate loan in excess of  $1,000,000 or (vii) construction, development and land loan in excess of  $1,000,000; or (viii) purchase of a participation in any loan or pool of loans;

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make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned;

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except as required by applicable law or any governmental authority, make, in any manner different from prior custom and practice, or change any material tax election, file any material amended tax return, enter into any material closing agreement, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, waive any claim for refund or credit of taxes, file any claim for a material refund of taxes, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, or take any other action that results, or could reasonably be expected to give rise to any liability;

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commit any act or omission which constitutes a material breach or default under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license;

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foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM International E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into structures on the property or into the ground, ground water, or surface water of the property;

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take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair First Green’s ability to consummate the merger or the transactions contemplated by the merger agreement, or (ii) prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

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except as required by law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by Seacoast;

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merge or consolidate with any other person, or restructure, reorganize or completely or partially liquidate or dissolve;

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enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing;

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take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law; or

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agree or commit to take any of the actions set forth above.

Company Shareholder Approval
First Green has agreed to take all action necessary to convene a special meeting of its shareholders as promptly as practicable after the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part is declared effective by the SEC to consider and vote upon the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and any other matters required to be approved by First Green’s shareholders. First Green has further agreed to ensure that the shareholder meeting is called, noticed, convened, held and conducted in accordance with its articles of incorporation and bylaws and all other applicable legal requirements.

Regulatory Matters
This proxy statement/prospectus forms part of a Registration Statement on Form S-4 which Seacoast has filed with the SEC. Each of Seacoast and First Green has agreed to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after filing.
Seacoast has agreed to use commercially reasonable efforts to obtain all permits required by the securities laws, including state securities law or “blue sky” permits, necessary to carry out the transactions contemplated by the merger agreement.
Seacoast and First Green have agreed to use commercially reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, to permit the consummation of the transactions contemplated by the merger agreement as promptly as practicable.
Seacoast and First Green have agreed to furnish to each other for review copies of the non-confidential portions of filings made in connection with the transactions contemplated by the merger agreement with any governmental authorities prior to such filings. Additionally, each of Seacoast and First Green has agreed to cooperate and use their respective commercially reasonable efforts to (i) prepare all documentation to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to consummate the transactions contemplated by the merger agreement, the regulatory approvals and all other consents and approvals of any governmental authority required to consummated the merger in the manner contemplated by the merger agreement, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by the merger agreement to be consummated as expeditiously as possible. Each of Seacoast and First Green have agreed to furnish each other and each other’s counsel with all information as may be necessary or advisable in connection with any application, petition or any other statement or application.
In connection with seeking regulatory approval for the merger, neither Seacoast nor First Green is required to take any action or agree to any condition or restriction that would reasonably be likely to have a material adverse effect on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of Seacoast or any of its subsidiaries after giving effect to the merger, which we refer to as burdensome conditions.
NASDAQ Listing
Seacoast has agreed to cause the shares of Seacoast common stock to be issued in connection with the transactions contemplated by the merger agreement to be approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance, prior to the effective time of the merger.
Employee Matters
Following the effective time of the merger, Seacoast has agreed to maintain employee benefit plans and compensation opportunities for full-time active employees of First Green on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are available on a uniform and non-discriminatory basis to similarly situated employees of Seacoast or its subsidiaries (provided that in no event are covered employees eligible to participate in any closed or frozen plan of Seacoast or its subsidiaries). Seacoast will give the covered employees full credit for their prior service with First Green for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by Seacoast in which covered employees may be eligible to participate and for all purposes under any welfare benefit plans, vacation plans, and similar arrangements maintained by Seacoast.
With respect to any Seacoast health, dental, vision or other welfare plan in which any covered employee is eligible to participate following the closing date of the merger, for the plan year in which the covered employee is first eligible to participate, Seacoast or its applicable subsidiary must use its commercially reasonable best efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to the covered employee to the extent the condition was, or would have been, covered under the First Green benefit plan in which the covered employee participated immediately prior to the effective time of the merger; and (ii) recognize any health, dental, vision or other welfare expenses incurred by the covered employee in the year that includes the closing date of the merger (or, if later, the year in which the covered employee is first eligible to participate) for purposes of any applicable co-payment, deductibles and annual out-of-pocket expense requirements.
If, within 6 months after the effective time of the merger, unless otherwise addressed in an employment agreement entered into with SNB, any covered employee is terminated by Seacoast or its subsidiaries other than “for cause” or resigns because he or she was offered a position with a material reduction in rate of base pay or that is outside a 50-mile radius of the current address of his or her primary work location at First Green, then Seacoast will pay severance to the covered employee in an amount equal to the equivalent of one week of salary per year employed with the bank (but no less than four weeks’ severance). Any severance to which a covered employee may be entitled in connection with a termination occurring more than 6 months after the effective time of the merger will be the equivalent of  (i) one week of salary per year employed with the bank (up to ten weeks’ severance, but no less than two weeks’ severance) for non-exempt employees and (ii) two weeks salary per year employed with the bank (up to 20 weeks’ severance, but not less than four weeks’ severance) for exempt employees.
Seacoast has agreed to honor the employment agreements between First Green and Ken LaRoe, Keith Costello, Melissa Atkins, Debbie Kohl, Tim Little, Jim Hester, and Jessica Stephenson, unless superseded or terminated as of the effective time of the merger, with the written consent of the affected parties.
Indemnification and Directors’ and Officers’ Insurance
For a period of six years from and after the effective time of the merger, Seacoast has agreed to indemnify, defend and hold harmless the present and former directors, officers and employees of First Green and its subsidiaries against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of actions or omissions of such persons in the course of performing their duties for First Green or its subsidiaries occurring at or before the effective time of the merger, to the same extent as such persons have the right to be indemnified by First Green’s articles of incorporation or bylaws and to the extent permitted by any applicable law.
Seacoast also has agreed, for a period of six years following the effective time of the merger, to use its commercially reasonable efforts to provide directors’ and officers’ liability insurance to reimburse present and former officers and directors of First Green or its subsidiaries with respect to claims against such directors and officers arising from facts or events occurring before the effective time of the merger. Such insurance must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified party as the coverage provided by First Green. In no event shall Seacoast be required to expend for the tail insurance a premium amount in excess of 200% of the annual premiums paid by First Green for its directors’ and officers’ liability insurance in effect as of the date of the merger agreement.
Third Party Proposals
First Green has agreed that it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agent to, directly or indirectly: (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions, communications or negotiations regarding any acquisition proposal, or furnish or otherwise afford access to any person any information or data with respect to First Green or its subsidiaries or otherwise relating to an acquisition proposal, (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which First Green is a party, or (iv) enter into any agreement, agreement in principle, or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal. “Acquisition proposal” means any inquiry, offer or proposal (other than from Seacoast), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to: (i) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or other similar transaction involving First Green or its subsidiaries, (ii) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, 20% or more of the assets of First Green or its subsidiaries, (iii) any issuance, sale or disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of First Green or its subsidiaries; (iv) any tender or exchange offer, that if consummated, would result in any third-party or group beneficially owning 20% or more of any class of equity or voting securities of First Green or First Green Bank, or (v) any transaction which is similar in form, substances or purpose to any of the foregoing transactions, or any combination of the foregoing ((i) through (v) also referred to as “acquisition transaction”).
However, the merger agreement provides that at any time prior to the approval of the merger agreement by the First Green shareholders at the special shareholder meeting, First Green may take any of the actions set forth in the above paragraph if, but only if, (i) it receives a bona fide unsolicited written acquisition proposal that does not violate the “no shop” provisions in the merger agreement, (ii) the First Green board of directors determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel that (A) such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined below), and (B) it is reasonably necessary to take such actions to comply with its fiduciary duties to First Green’s shareholders under applicable law, (iii) First Green has provided Seacoast with at least three business days’ prior written notice of such determination, and (iv) prior to furnishing or affording access to any information or data with respect to First Green or its subsidiaries or otherwise relating to an acquisition proposal, First Green receives from such person a confidentiality agreement no less favorable to First Green than the confidentiality agreement entered into by First Green and Seacoast prior to the execution of the merger agreement. First Green must promptly (in any event within 24 hours) notify Seacoast in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with First Green or a First Green representative, in connection with any acquisition proposal. Such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers, subject to certain exceptions. First Green must also keep Seacoast informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions.
A “superior proposal” means a bona fide, unsolicited “acquisition proposal” (i) that if consummated would result in a third party acquiring, directly or indirectly, more than 50% of the outstanding First Green common stock or more than 50% of the assets of First Green and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and that (ii) the First Green board of directors determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed and (B) taking into account any changes to the merger agreement proposed by Seacoast in response to such acquisition proposal, such proposal is more favorable to the First Green shareholders from a financial point of view than the merger.
The merger agreement generally prohibits First Green’s board of directors and any committee of the board of directors from making a change in recommendation (i.e., from withdrawing, qualifying, amending or modifying, or proposing to withdraw, qualify, amend or modify its recommendation that First Green shareholders approve the merger agreement, failing to reaffirm its recommendation within three business days following a request by Seacoast or making any statement, filing or release in connection with the shareholder meeting inconsistent with its recommendation). In addition, First Green’s board of directors and any committee of the board of directors may not approve or recommend or propose to approve or recommend any acquisition proposal or enter into any letter of intent, agreement in principle, acquisition agreement or other agreement related to any acquisition transaction or requiring First Green to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

At any time prior to the approval of the merger agreement by the First Green shareholders, however, the First Green board of directors may approve or recommend a superior proposal to the First Green shareholders and make a change in recommendation after the 5th business day following Seacoast’s receipt of a notice from Seacoast advising Seacoast that the First Green board of directors has decided that a bona fide unsolicited written acquisition proposal constitutes a superior proposal. The First Green board of directors may take such actions if and only if: (i) the board of directors determines in good faith (after consultation with and having considered the advice of outside legal counsel and its financial advisors) that the failure to take such actions would be reasonably likely to violate its fiduciary duties to its shareholders under applicable law, (ii) during the 5 business day period following receipt of the notice of a superior proposal, First Green has cooperated and negotiated in good faith with Seacoast to make such adjustments, modifications or amendments to the merger agreement to enable First Green to proceed with its recommendation to the First Green shareholders to approve the merger agreement, and (iii) at the end of the notice period, after taking into account any such adjusted, modified or amended terms to the merger agreement as proposed by Seacoast, the First Green board of directors again in good faith determines that the failure to take make a change in recommendation would be reasonably likely to violate its fiduciary duties (after consultation with and having considered the advice of outside legal counsel and its financial advisors) and that such acquisition proposal constitutes a superior proposal. In the event of any material change to the terms of a superior proposal, First Green is required to deliver a new notice to Seacoast except that the notice period is reduced to three business days.
If the First Green board of directors makes a change in recommendation, or if First Green terminates the merger agreement to enter into an agreement with respect to a superior proposal, First Green could be required to pay Seacoast a termination fee of  $5,300,000 in cash. See “The Merger Agreement — Termination,” and “The Merger Agreement — Termination Fee.”
Transition; Informational Systems Conversion
From and after the date of the merger agreement, First Green and Seacoast have agreed to use their commercially reasonable efforts to facilitate the integration of First Green with the business of Seacoast following the consummation of the merger and further agree to meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of First Green and its subsidiaries to those used by Seacoast. Such informational systems conversion planning includes, but is not limited to, (i) discussion of third-party service provider arrangements of First Green and its subsidiaries, (ii) non-renewal or changeover, after the effective time of the merger, of personal property leases and software licenses used by First Green and its subsidiaries in connection with the systems operations, (iii) retention of outside consultants and additional employees to assist with the conversion, (iv) outsourcing, as appropriate after the effective time of the merger, of proprietary or self-provided system services and (v) any other actions necessary and appropriate to facilitate the conversion as soon as practicable following the effective time of the merger.
Representations and Warranties
The merger agreement contains generally customary representations and warranties of Seacoast and First Green relating to their respective businesses. The representations and warranties of each of Seacoast and First Green have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:
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have been qualified by information set forth in confidential disclosure schedules in connection with signing the merger agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

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will not survive consummation of the merger;

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may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

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are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by Seacoast and First Green to each other primarily relate to:
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corporate organization, existence, power and standing;

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capitalization;

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ownership of subsidiaries;

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corporate authorization to enter into the merger agreement and to consummate the merger;

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absence of any breach of organizational documents, violation of law or breach of agreements as a result of the merger;

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regulatory consents and approvals required in connection with the merger;

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reports filed with governmental entities, including, in the case of Seacoast, the SEC;

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financial statements;

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tax matters;

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compliance with laws and the absence of regulatory agreements;

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accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus;

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litigation; and

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material contracts.

First Green has also made representations and warranties to Seacoast with respect to:
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absence of a material adverse effect on First Green since December 31, 2017;

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employees and employee benefit plans;

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risk management instruments;

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environmental matters;

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investment securities and commodities;

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real property;

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intellectual property;

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related party transactions;

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the inapplicability to the merger of state takeover laws;

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absence of broker’s fees;

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loan and investment portfolios;

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adequacy of allowances for losses;

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privacy of customer information;

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technology systems;

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the medical marijuana business;

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maintenance of insurance policies and bank owned life insurance; and

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fairness opinion.

Additionally, Seacoast has also made a representation and warranty to First Green with respect to the legality of Seacoast common stock to be issued in connection with the merger.
Certain of the representations and warranties of First Green and Seacoast are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, the term “material adverse effect” means, with respect to First Green and Seacoast, (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the executive management team, condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of such party taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement. The definition of  “material adverse effect” excludes: (A) changes after the date of the merger agreement in banking and similar laws of general applicability or interpretations thereof by governmental authorities; (B) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies or savings and loan companies generally; (C) changes in general economic or capital market conditions affecting financial institutions, including but not limited to, changes in levels of interest rates, generally; (D) the effects of any action or omission of a party (or its subsidiaries) taken with the prior consent of the other party or as otherwise expressly permitted or contemplated by the merger agreement; (E) any failure by Seacoast or First Green to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period; (F) changes in the trading price or trading volume of Seacoast common stock; and (G) the impact of the merger agreement and the transactions contemplated by the merger agreement on relationships with customers or employees.
Conditions to Completion of the Merger
Mutual Closing Conditions.   The obligations of Seacoast and First Green to complete the merger are subject to the satisfaction of the following conditions:
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the approval of the merger agreement and the transactions contemplated thereby by First Green shareholders;

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all regulatory approvals required to consummate the merger and the bank merger shall have been obtained and remain in full force and effect and all statutory waiting periods shall have expired or been terminated, and such regulatory approvals shall not impose any term, condition or restriction on Seacoast or any of its subsidiaries that Seacoast reasonably determines is a burdensome condition;

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the absence of any judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by the merger agreement;

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the effectiveness of the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act and no stop order suspending such effectiveness having been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

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receipt by Seacoast of an opinion of its counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

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the approval for listing on the NASDAQ Global Select Market of the shares of Seacoast common stock to be issued in the merger;

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the execution and delivery of the bank plan of merger;

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the accuracy, subject to varying degrees of materiality, of the other party’s representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement) other than, in most cases, inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party;

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performance and compliance in all material respects by the other party of its respective obligations under the merger agreement; and

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the absence of any event which has had or is reasonably likely to have a material adverse effect on the other party.

Additional Closing Conditions to the Obligations of Seacoast.   In addition to the mutual closing conditions, Seacoast’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:
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First Green’s board of directors shall have approved the merger agreement and shall not have withheld, withdrawn or modified its recommendation that the First Green shareholders approve the merger agreement and shall not have approved or recommended an alternative acquisition proposal;

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First Green’s receipt of all material consents, approvals, waivers and other assurances required as a result of the transactions contemplated by the merger agreement pursuant to certain contracts, agreements or instruments;

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the holders of no more than 5% of First Green common stock shall have exercised their dissenters’ rights under the FBCA;

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First Green’s consolidated tangible shareholders’ equity as of the close of business on the fifth business day prior to the closing of the merger shall be an amount not less than $74.255 million (less the after-tax impact of permitted expenses) and general allowance for loan and lease losses shall be an amount not less than $6.6 million in the aggregate;

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the executed claims letters and restrictive covenant agreements from certain of First Green and First Green Bank’s executives and directors shall be in full force and effect; and

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First Green’s termination of all of its banking and deposit services to medical marijuana businesses or related entities or customer (which we refer to as the medical marijuana business).

Termination
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval of the merger agreement by First Green shareholders, as follows:
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by mutual consent of the board of directors of First Green and the board of directors or executive committee of the board of directors of Seacoast; or

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by the board of directors of either Seacoast or First Green, if there is a breach or material breach by the other party of any representation or warranty set forth in the merger agreement that is not cured within the earlier of 30 days’ notice of such breach or January 29, 2019 or which breach cannot be cured prior to the closing; or

•
by the board of directors of either Seacoast or First Green, if there is a material breach by the other party of any covenant set forth in the merger agreement that is not cured within the earlier of 30 days’ notice of such breach or January 29, 2019 or which breach cannot be cured prior to the closing; or

•
by the board of directors of either Seacoast or First Green, if a requisite regulatory consent has been denied and such denial has become final and non-appealable; or

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by the board of directors of either Seacoast or First Green, if the First Green shareholders fail to approve the merger agreement at a duly held meeting of such shareholders or any adjournment or postponement thereof; or

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by the board of directors of either Seacoast or First Green, if the merger has not been completed by January 31, 2019, unless the failure to complete the merger by such date is due to a breach of the merger agreement by the party seeking to terminate the merger agreement; or

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by the board of directors of Seacoast, if  (i) the First Green board of directors withdraws, qualifies or modifies its recommendation that the First Green shareholders approve the merger agreement in a manner adverse to Seacoast, (ii) First Green is in material breach of the “no-shop” provisions of the merger agreement, (iii) First Green’s board of directors approves or recommends a third party acquisition proposal or (iv) First Green materially breaches its obligation to call, give notice of and commence a shareholder meeting; or

•
by the board of directors of First Green, if First Green has received a superior proposal and has made a determination to accept such superior proposal (provided that First Green has complied with the provisions related to superior proposals set forth in the merger agreement);

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by the board of directors of First Green during the five day period commencing on the determination date (as defined in the merger agreement as the later of: (i) the date on which the last required regulatory approval is obtained without regard to any requisite waiting period; or (ii) the date on which the First Green shareholder approval is obtained), if and only if  (A) (i) the average closing price of Seacoast’s common stock for the ten trading days ending on the trading day immediately preceding the determination date, (ii) divided by $31.40, is less than 85%, (B) Seacoast’s common stock underperforms a peer-group index (the NASDAQ Bank Index) by more than 15% and (C) Seacoast does not elect to increase the per share stock consideration by a formula-based amount.

Termination Fee
First Green must pay Seacoast a termination fee of  $5,300,000 if:
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Seacoast terminates the merger agreement as a result of a material breach of the “no-shop” provisions of the merger agreement by First Green; or

•
Seacoast terminates the merger agreement because the First Green board of directors (i) withdraws, qualifies, amends, modifies or withholds its recommendation that the First Green shareholders approve the merger agreement or makes any statement, filing or release of information in connection with the shareholder meeting or otherwise, inconsistent with such recommendation, (ii) materially breaches its obligation to call, give notice of and commence a shareholder meeting, (iii) approves or recommends a third party acquisition proposal, (iv) fails to publicly recommend against a publicly announced third party acquisition proposal within 3 business days of being requested to do so by Seacoast, (v) fails to publicly reconfirm its recommendation that the First Green shareholders approve the merger agreement within 3 business days of being requested to do so by Seacoast, or (vi) resolves or otherwise determines to take, or announces an intention to take any of the actions described in (i) through (v); or First Green terminates the merger agreement as a result of its receipt of a superior proposal and determination to accept such superior proposal; or

•
after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal is made known to senior management of First Green or has been made directly to First Green shareholders generally or a public announcement of an acquisition proposal has been made and not withdrawn and (i) thereafter the agreement is terminated by (A) either Seacoast or First Green because the First Green shareholders have not approved the merger agreement or (B) by Seacoast because of a breach or material breach by First Green of any representation or warranty set forth in the merger agreement that is not cured in accordance with the merger agreement or a material breach by First Green of any covenant set forth in the merger agreement that is not cured in accordance with the merger agreement; and (ii) First Green enters into an acquisition proposal within 12 months of such termination.

Waiver; Amendment
Prior to the effective time of the merger, and to the extent permitted by applicable law, any provision of the merger agreement may be waived by the party benefited by the provision in writing. Prior to the effective time of the merger and to the extent permitted by applicable law, any provision of the merger agreement may be amended or modified at any time by a agreement in writing among the parties. After any approval of the transactions contemplated by the merger agreement by the First Green shareholders, there may not be, without further approval of the First Green shareholders, any amendment of the merger agreement that requires the approval of First Green shareholders.
Expenses
Regardless of whether the merger is completed, all expenses incurred in connection with the merger, the merger agreement and other transactions contemplated thereby will be paid by the party incurring the expenses, except that Seacoast has paid the filing fee for the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part and will pay any other filings fees with the SEC in connection with the merger and Seacoast will pay one half of the costs and expenses of printing and mailing this proxy statement/prospectus.

COMPARISON OF SHAREHOLDERS’ RIGHTS
Seacoast and First Green are each incorporated under the laws of the State of Florida and, accordingly, the rights of their shareholders are governed by Florida law and their respective articles of incorporation and bylaws. After the merger, each share of First Green common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive the merger consideration, which will consist of Seacoast common stock. As a result, the rights of former shareholders of First Green who receive shares of Seacoast common stock in the merger will be determined by reference to Seacoast’s articles of incorporation and bylaws and Florida law. Set forth below is a description of the material differences between the rights of First Green shareholders and Seacoast shareholders. The following summary does not include a complete description of all differences between the rights of First Green shareholders and Seacoast shareholders, nor does it include a complete discussion of the respective rights of First Green shareholders and Seacoast shareholders.
The following summary is qualified in its entirety by reference to the FBCA, Seacoast’s articles of incorporation and bylaws, and First Green’s articles of incorporation and bylaws. Seacoast and First Green urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the FBCA, Seacoast’s articles of incorporation and bylaws, and First Green’s articles of incorporation and bylaws and each other document referred to in this proxy statement/prospectus for a more complete understanding of the differences between the rights of Seacoast shareholders and the rights of First Green shareholders. First Green will send copies of its articles of incorporation and bylaws to you, without charge, upon your request. Seacoast’s articles and bylaws are filed as exhibits to its Form 10-K, filed on February 28, 2018, and are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page i of this proxy statement/prospectus.
	First Green	SEACOAST
Capital Stock	Holders of First Green capital stock are entitled to all the rights and obligations provided to capital shareholders under the FBCA and First Green’s articles of incorporation and bylaws.	Holders of Seacoast capital stock are entitled to all the rights and obligations provided to capital shareholders under the FBCA and Seacoast’s articles of incorporation and bylaws.
Authorized	First Green’s authorized capital stock consists of 10,000,000 shares of common stock, par value $5.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.	Seacoast’s authorized capital stock consists of 120,000,000 shares of common stock, par value $0.10 per share, and 4,000,000 shares of preferred stock, stated value $0.10 per share.
Outstanding	As of June 30, 2018, there were 5,454,065 shares of First Green common stock outstanding and no shares of First Green preferred stock outstanding.	As of June 30, 2018, there were 47,165,715 shares of Seacoast common stock outstanding and no shares of Seacoast preferred stock outstanding.
Voting Rights	Holders of First Green common stock are entitled to one vote per share in the election of directors and on all matters submitted to a vote at a meeting of shareholders.	Holders of Seacoast common stock generally are entitled to one vote per share in the election of directors and on all matters submitted to a vote at a meeting of shareholders.
Cumulative Voting	No shareholder has the right of cumulative voting in the election of directors.	No shareholder has the right of cumulative voting in the election of directors.

	First Green	SEACOAST
Dividends
Under the FBCA, a corporation may make a distribution, unless after giving effect to the distribution:
•
The corporation would not be able to pay its debts as they come due in the usual course of business; or

•
The corporation’s assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

In addition, under Federal Reserve policy adopted in 2009, a bank holding company should consult with the Federal Reserve and eliminate, defer or significantly reduce its dividends if:
•
its net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

•
its prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; or

•
it will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Holders of Seacoast common stock are subject to the same provisions of the FBCA and the Federal Reserve Policy adopted in 2009.

	First Green	SEACOAST
Number of Directors
First Green’s bylaws provide that the number of directors serving on the First Green board of directors shall be such number as determined from time to time by a resolution of a majority of the full board of directors. The number of directors may be increased or decreased from time to time by action of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director.
The First Green board of directors is divided into three classes, with the members of each class of directors serving staggered three-year terms and with approximately one-third of the directors being elected annually. As a result, it would take a dissident shareholder or shareholder group at least two annual meeting of shareholders to replace a majority of the directors of First Green. Each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, subject to such directors’ death, resignation or removal.

Seacoast’s bylaws provide that the number of directors serving on the Seacoast board of directors shall be such number as determined from time to time by a vote of 66 2∕3% of the whole board of directors and a majority of the Continuing Directors (director who either (i) was first elected as a director of the company prior to March 1, 2002 or (ii) was designated as a Continuing Directors by a majority vote of the Continuing Directors), but in no event shall be fewer than three directors nor greater than fourteen directors (exclusive of the directors to be elected by the holders of one or more series of preferred stock voting separately as a class).
There are currently fourteen directors serving on the Seacoast board of directors.
The Seacoast board of directors is divided into three classes, with the members of each class of directors serving staggered three-year terms and with approximately one-third of the directors being elected annually. As a result, it would take a dissident shareholder or shareholder group at least two annual meeting of shareholders to replace a majority of the directors of Seacoast. Each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, subject to such directors’ death, resignation or removal.

	First Green	SEACOAST
Election of Directors	Under the FBCA, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election of directors the annual meeting at which a quorum is present. First Green’s articles of incorporation do not otherwise provide for the vote required to elect directors.
Seacoast directors are similarly elected in accordance with FBCA and its articles of incorporation do not otherwise provide for the vote required to elect directors.
However, notwithstanding the plurality standard, in an uncontested election for directors, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the board of directors following certification of the shareholder vote, with such resignation to be effective upon acceptance by the board of directors. The Compensation and Governance Committee would then review and make a recommendation to the board of directors as to whether the board should accept the resignation, and the board of directors would ultimately decide whether to accept the resignation.

Removal of Directors	First Green’s bylaws provide that directors may be removed with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.	Seacoast’s bylaws provide that directors may be removed only for cause upon the affirmative vote of (1) 66 2∕3% of all shares of common stock entitled to vote and (2) holders of a majority of the outstanding common stock that are not beneficially owned or controlled, directly or indirectly, by any person (1) who is the beneficial owner of 5% or more of the common stock or (2) who is an affiliate of Seacoast and at any time within the past five years was the beneficial owner of 5% or more of Seacoast’s then outstanding common stock (“Independent Majority of Shareholders”) at a shareholders’ meeting duly called and held for that purpose upon not less than 30 days’ prior written notice.

	First Green	SEACOAST
Vacancies on the Board of Directors	First Green’s bylaws provide that in the event of any vacancy on the board of directors, including any vacancy created by a failure to qualify or by any increase in the number of directors authorized, the board of directors may, but shall not be required to, fill such vacancy by the affirmative vote of a majority of the remaining directors, though less than the quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.	Seacoast’s bylaws provide that vacancies in the Seacoast’s board of directors may be filled by the affirmative vote of (1) 66 2∕3% of all directors and (2) majority of the Continuing Directors, even if less than a quorum exists, or if no directors remain, by the affirmative vote of not less than 66 2∕3% of all shares of common stock entitled to vote and an Independent Majority of Shareholders.
Action by Written Consent
First Green’s bylaws provide that any action of the board of directors or of any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if consent in writing, setting forth the action to be taken, and signed by all members of the board of directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the board of directors or such committee. Action shall be effective when the last director signs the consent, unless the consent specifies a different effective date. The consent signed shall have the effect of a meeting vote and may be described as such in any document.
First Green’s bylaws also provide that any action required or permitted to be taken at an annual meeting or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with
Seacoast’s articles of incorporation provide that no action may be taken by written consent except as may be provided in the designation of the preferences, limitations and relative rights of any series of Seacoast’s preferred stock. Any action required or permitted to be taken by the holders of Seacoast’s common stock must be effected at a duly called annual or special meeting of such holders, and may not be effected by any consent in writing by such holders.

	First Green	SEACOAST
respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The action must be evidenced by one or more written consents executed by the requisite percentage of First Green shareholders in order to be effective.
Advance Notice requirements for Shareholder Nominations and Other Proposals	None.
Any Seacoast shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend to Seacoast’s Compensation and Governance Committee, c/o Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.
To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of Seacoast’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that Seacoast mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders.

	First Green	SEACOAST
Notice of Shareholder Meeting	Notice of each shareholder meeting must be mailed to each shareholder entitled to vote not less than 10, nor more than 60 days before the date of the meeting.	Notice of each shareholder meeting must be given to each shareholder entitled to vote not less than 10, nor more than 60 days before the date of the meeting.
Amendments to Articles of Incoporation
First Green’s articles of incorporation may be amended in accordance with the FBCA.
Subject to certain requirements set forth in Section 607.1003 of the FBCA, amendments to a corporation’s articles of incorporation must be approved by a corporation’s board of directors and holders of a majority of the outstanding stock of a corporation entitled to vote thereon and, in cases in which class voting is required, by holders of a majority of the outstanding shares of such class. The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.
The FBCA also allows the board of directors to amend the articles of incorporation without shareholder approval in certain discrete circumstances (for example, to change the par value for a class or series of shares).
Seacoast’s articles of incorporation have similar amendment provisions, except that the affirmative vote of (1) 66 2∕3% of all of shares outstanding and entitled to vote, voting as classes, if applicable, and (2) an Independent Majority of Shareholders will be required to approve any change of Articles VI (“Board of Directors”), VII (“Provisions Relating to Business Combinations”), IX (“Shareholder Proposals”) and X (“Amendment of articles of incorporation”) of the articles of incorporation.
Amendments to Bylaws	First Green’s bylaws may be altered, amended or repealed in a manner consistent with the FBCA at any time by a majority of the full board of directors.	Seacoast’s bylaws may be amended by a vote of (1) 66 2∕3% of all directors and (2) majority of the Continuing Directors. In addition, the shareholders may also amend the Bylaws by the affirmative vote of (1) 66 2∕3% of all shares of common stock entitled to vote and (2) an Independent Majority of Shareholders.

	First Green	SEACOAST
Under the FBCA, Seacoast’s shareholders, by majority vote of all of the shares having voting power, may amend or repeal the bylaws even though they may also be amended or repealed by the Seacoast board of directors.
Special Meeting of Shareholders	First Green’s bylaws provide that special meetings of shareholders of First Green may be called by the chairman of the board or the president of First Green and shall be called by the president or the chairman, or pursuant to a resolution adopted by shareholders holding at least one-half of the outstanding shares of First Green. Shareholder’s should must sign, date, and deliver to First Green’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.	Seacoast’s bylaws provide that special meetings of the shareholders, for any purpose or purposes unless prescribed by statute, may be called by the Chairman, Chief Executive Officer, the President or by the board of directors, and shall be called by the Chief Executive Officer at the request of the holders of shares representing not less than 50% of all votes entitled to be cast by all shares of Seacoast common stock outstanding.
Quorum	Except as otherwise provided in First Green’s bylaws or articles of incorporation, a majority of the outstanding shares of First Green entitled to vote shall constitute a quorum at a meeting of shareholders	A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholder meeting.
Proxy	At any meeting of shareholders, a shareholder may be represented by a proxy appointed by an instrument executed in writing by the shareholder, or by his duly authorized attorney-in fact; but no proxy shall be valid after eleven months from its date, unless the instrument appointing the proxy provides for a longer period.	Under the FBCA, a proxy is valid for 11 months unless a longer period in expressly provided in the appointment form.
Preemptive Rights	First Green’s shareholders do not have preemptive rights.	Seacoast’s shareholders do not have preemptive rights.

	First Green	SEACOAST
Shareholder Rights Plan/Shareholders’ Agreement
Two or more shareholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose.
When a shareholder’s agreement is signed, the shareholders parties thereto shall deliver copies of the agreement to First Green’s principal office.
Seacoast does not have a rights plan. Neither Seacoast nor Seacoast shareholders are parties to a shareholders’ agreement with respect to Seacoast’s capital stock.
Indemnification of Directors and Officers	First Green’s bylaws provide that First Green shall indemnify its officers, directors, employees, and agents, to the fullest extent authorized by the FBCA.	Seacoast’s bylaws provide that Seacoast may indemnify its current and former directors, officers, employees and agents in accordance with that provided under the FBCA.
Certain Business Combination Restrictions	First Green’s articles of incorporation do not contain any provision regarding business combinations between First Green and significant shareholders.	Seacoast’s articles of incorporation do not contain any provision regarding business combinations between Seacoast and significant shareholders.
Fundamental Business Transactions	First Green’s articles of incorporation do not contain any provision regarding fundamental business transactions.	Seacoast’s articles of incorporation provide that Seacoast needs the affirmative vote of 66 2∕3% of all shares of common stock entitled to vote for the approval of any merger, consolidation, share exchange or sale, exchange, lease, transfer, purchase and assumption of assets and liabilities, or assumption of liabilities of Seacoast or any subsidiary of all or substantially all of the corporation’s consolidated assets or liabilities or both, unless the transaction is approved and recommended to the shareholders by the affirmative vote of 66 2∕3% of all directors and a majority of the Continuing Directors.
Non-Shareholder Constituency Provision	First Green’s articles of incorporation do not contain a provision that expressly permits the board of directors to consider constituencies other than the shareholders when evaluating certain offers.	Seacoast’s articles of incorporation provide that in connection with the exercise of its judgment in determining what is in the best interest of the corporation and its shareholders when evaluating certain offers, in addition to considering the

	First Green	SEACOAST
adequacy and form of the consideration, the board shall also consider the social and economic effects of the transaction on Seacoast and its subsidiaries, its and their employees, depositors, loan and other customers, creditors, and the communities in which Seacoast and its subsidiaries operate or are located; the business and financial condition, and the earnings and business prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located; the competence, experience, and integrity of the person and their management proposing or making such actions; the prospects for a successful conclusion of the business combination prospects; and Seacoast’s prospects as an independent entity.
Dissenters’ Rights	Under the FBCA, a shareholder generally has the right to dissent from any merger to which the corporation is a party, from any sale of all assets of the corporation, or from any plan of exchange and to receive fair value for his or her shares. See “The Merger — Appraisal Rights for First Green Shareholders” and Appendix C.	Under the FBCA, dissenters’ rights are not available to holders of shares of any class or series of shares which is designated as a national market system security or listed on an interdealer quotation system by the National Association of Securities Dealers, Inc. Accordingly, holders of Seacoast common stock are not entitled to exercise dissenters’ rights under the FBCA.

BUSINESS OF FIRST GREEN BANCORP, INC. AND FIRST GREEN BANK
General
First Green is a bank holding company, incorporated in Florida in 2012, registered under the Bank Holding Company Act of 1956, as amended, and subject to the supervision and regulation of the Board of Governors of the Federal Reserve System and the Florida Office of Financial Regulation. First Green’s principal subsidiary is First Green Bank, a Florida-chartered state nonmember bank, which commenced operations in 2009 and is subject to the supervision and regulation of the Florida Office Financial Regulation and Federal Deposit Insurance Corporation. First Green Bank is a full service commercial bank, providing a wide range of business and consumer financial services in its target marketplaces. First Green’s executive offices are located in Orlando, Florida. At March 31, 2018, First Green had total consolidated assets of approximately $731 million, total consolidated deposits of approximately $629 million, total consolidated net loans of approximately $629 million, and total consolidated shareholders’ equity of approximately $77 million.
First Green Bank’s website is www.firstgreenbank.com. The information on First Green Bank’s website is not part of this proxy statement/prospectus, and the reference to the First Green Bank website address does not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.
Business
First Green is one of the first banks in the United States to have an environmental and social mission. Headquartered in Orlando, Florida, First Green operates seven branches in the Orlando, Daytona and Fort Lauderdale markets. First Green Bank is a customer-driven community bank providing personalized service, localized decision-making and proven technology while promoting a positive environmental and social example to its community. As a local bank with a global mission, First Green adheres to a values-based business model which endeavors “To Do The Right Thing For” the planet, community, people and shareholders.
Historically, First Green Bank’s market areas have been served both by large banks headquartered out of state as well as a number of community banks offering a higher level of personal attention, recognition and service. The large banks have generally applied a transactional business approach, based upon volume considerations, to the market while community banks have traditionally offered a more service relationship approach.
First Green Bank provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services offered by First Green Bank include: demand interest bearing and noninterest bearing accounts, money market deposit accounts, NOW accounts, time deposits, safe deposit services, credit cards, debit cards, direct deposits, notary services, money orders, night depository, travelers’ checks, cashier’s checks, domestic collections, savings bonds, bank drafts, automated teller services, drive-in tellers, banking by mail and the full range of consumer loans, both collateralized and uncollateralized. In addition, First Green Bank makes secured and unsecured commercial and real estate loans and issues stand-by letters of credit. First Green Bank provides automated teller machine (ATM) cards and is a member of the NYCE ATM network thereby permitting customers to utilize the convenience of First Green Bank’s ATM network and NYCE member machines both nationwide and internationally.
First Green Bank’s target market is consumers, professionals, small businesses and commercial real estate investors located in and around the Orlando MSA and Ft. Lauderdale MSA. The small business customer (typically a commercial entity with sales of  $10 million or less) has the opportunity to generate significant revenue for First Green Bank yet is generally underserved by large bank competitors. These customers generally can afford First Green Bank’s services more than the average retail customer.
The revenues of First Green Bank are primarily derived from interest on, and fees received in connection with, real estate and other loans, from interest and dividends from investment securities, service charge income generated from demand accounts, gain on sale of residential loans, and ATM fees. The principal sources of funds for First Green Bank’s lending activities are its deposits (primarily consumer deposits), loan repayments, and proceeds from investment securities. The principal expenses of First Green Bank are the interest paid on deposits, and operating and general administrative expenses.
As is the case with banking institutions generally, First Green Bank’s operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the FDIC. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. First Green Bank faces strong competition in attracting deposits and in the origination of loans. See “Competition” below.
Banking Services
Commercial Banking.   First Green Bank focuses its commercial loan originations on small and mid-sized business (generally up to $10 million in annual sales) and such loans are usually accompanied by significant related deposits. Commercial underwriting is driven by cash flow analysis supported by collateral analysis and review. Commercial loan products include commercial real estate construction and term loans; working capital loans and lines of credit; demand, term and time loans; and equipment, inventory and accounts receivable financing. First Green Bank offers a range of cash management services and deposit products to commercial customers. Online banking is currently available to commercial customers.
Retail Banking.   First Green Bank’s retail banking activities emphasize consumer deposit and checking accounts. An extensive range of these services is offered by First Green Bank to meet the varied needs of its customers from young persons to senior citizens. In addition, First Green Bank offers debit cards, mutual funds and annuities, online banking and electronic bill payment services. Consumer loan products offered by First Green Bank include home equity lines of credit, second mortgages, new and used auto loans, including indirect loans through auto dealers, new and used boat loans, overdraft protection, and unsecured personal credit lines.
Mortgage Banking.   First Green Bank’s mortgage banking business is structured to provide a source of fee income largely from the process of originating loans for sale on the secondary market (primarily fixed rate loans), as well as the origination of primarily adjustable rate loans to be held in First Green Bank’s loan portfolio. Mortgage banking capabilities include conventional and nonconforming mortgage underwriting and construction to permanent financing.
Employees
As of June 30, 2018, First Green Bank employed 100 full-time employees and six part-time employees. The employees are not represented by a collective bargaining unit. First Green Bank considers relations with employees to be good.
Properties
The main office of First Green Bank is located at 250 North Orange Avenue, Suite 100, Orlando, Florida 32801. First Green Bank also has 6 branch offices located in Altamonte Springs, Clermont, Fort Lauderdale, Mount Dora, Ormond Beach, and Winter Park, Florida.
Legal Proceedings
First Green Bank is periodically a party to or otherwise involved in legal proceedings arising in the normal course of business, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to its business. As of the date of this proxy statement/prospectus, First Green’s management does not believe that there is any pending or threatened proceeding against First Green Bank which, if determined adversely, would have a material adverse effect on First Green Bank’s financial position, liquidity, or results of operations.

Competition
First Green Bank encounters strong competition both in making loans and in attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws which permit multi-bank holding companies, as well as an increasing level of interstate banking, have created a highly competitive environment for commercial banking. In one or more aspects of its business, First Green Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries. Most of these competitors, some of which are affiliated with bank holding companies, have substantially greater resources and lending limits, and may offer certain services that First Green Bank does not currently provide. In addition, many of First Green Bank’s non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks. There is no assurance that increased competition from other financial institutions will not have an adverse effect on First Green Bank’s operations.

BENEFICIAL OWNERSHIP OF First Green COMMON STOCK BY
MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF First Green
The following table sets forth the beneficial ownership of First Green’s outstanding shares of Common Stock as of June 30, 2018 by (i) each person or entity who is known by First Green to beneficially own more than 5% of the outstanding shares of First Green common stock, (ii) each director and executive officer of First Green, and (iii) all directors and executive officers of First Green as a group.
The percentage of beneficial ownership is calculated in relation to the 5,454,064 outstanding shares of First Green common stock. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, and includes shares issuable pursuant to the exercise of stock options that are execrable within 60 days of June 30, 2018. As otherwise indicated, to First Green’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all share shown as beneficially owned by them.
Name of Individual	Amount and Nature of Beneficial Ownership	Percent of Class
5% Shareholder:
The FGB Term Trust, Robert H Godwin Trustee	1,629,108	29.87%
Directors:
Scott M. Ales	8,803(1)	0.16
Shannon McLin Carlyle	23,176(2)	0.42
Keith Costello	42,901(3)	0.78
Richard T. Grilecki	—	—
Edward (Ted) Haddock III	9,600(4)	0.18
Joel C. Hunter	9,925(5)	0.18
Kenneth E. LaRoe	379,793(6)	6.73
J. Brock McClane	411,135(7)	7.53
R. Thomas Mayes, Jr.	—	—
Robert Purdon	48,000(8)	0.88
Randall Strode	43,600(9)	0.80
David C. Weyn	99,480(10)	1.82
Executive Officers:
Melissa Atkins	31,371(11)	0.57
Keith Costello	42,901(3)	0.78
Debbie Kohl	6,000(12)	0.11
Kenneth E. LaRoe	379,793(6)	6.73
Timothy Little	10,000(13)	0.18
All directors and executive officers as a group (15 persons)	1,123,784(14)	19.49%

(1)
Consists of 103 shares held jointly with spouse and 8,700 exercisable stock options.

(2)
Includes 7,196 exercisable stock options.

(3)
Consists of 22,901 held in his IRA, and 20,000 exercisable stock options.

(4)
Consists of 9,600 exercisable stock options

(5)
Consists of 7,325 shares held jointly with spouse and 2,600 exercisable stock options

(6)
Consists of 158,618 shares held by a family trust, 4,350 shares held in his IRA, 24,225 shares in his spouse’s IRA, and 192,600 exercisable stock options.

(7)
Consists of 401,335 held by the Hemmerich 2016 First Green Bank Term Trust (for which he serves as trustee) and 8,800 exercisable stock options

(8)
Consists of 40,000 shares held with spouse and 8,000 exercisable stock options

(9)
Includes 30,000 shares held jointly with spouse and 7,600 exercisable stock options

(10)
Consists of 85,000 shares held by the Weyn Family Partnership LLLP (for which he serves as trustee) and 14,480 exercisable stock options

(11)
Consists of 1,800 shares held in her IRA, 4,311 shares held by her spouse’s IRA and 25,260 exercisable stock options

(12)
Consists of 6,000 exercisable stock options

(13)
Consists of 10,000 exercisable stock options

(14)
Includes 311,236 exercisable stock options

DESCRIPTION OF SEACOAST CAPITAL STOCK
Common Stock
General
The following description of shares of Seacoast’s common stock, par value $0.10 per share, is a summary only and is subject to applicable provisions of the FCBA and to Seacoast’s amended and restated articles of incorporation, as amended, and its amended and restated bylaws. Seacoast’s articles of incorporation provide that it may issue up to 120 million shares of common stock, par value of  $0.10 per share. Seacoast common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”
Voting Rights
Each outstanding share of Seacoast’s common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of Seacoast common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of Seacoast preferred stock.
There is no cumulative voting in the election of directors, which means that the holders of a plurality of Seacoast’s outstanding shares of common stock can elect all of the directors then standing for election. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Seacoast’s articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”
Dividends, Liquidation and Other Rights
Holders of shares of common stock are entitled to receive dividends only when, as and if approved by Seacoast’s board of directors from funds legally available for the payment of dividends. Seacoast’s shareholders are entitled to share ratably in its assets legally available for distribution to its shareholders in the event of Seacoast’s liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of its known debts and liabilities and of any preferences of any series of its preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any series of Seacoast’s preferred stock that may then be outstanding.
Holders of shares of Seacoast common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of Seacoast’s securities. Seacoast’s board of directors, under its articles of incorporation, may issue additional shares of its common stock or rights to purchase shares of its common stock without shareholder approval.
Restrictions on Ownership
The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve prior to the acquisition of 5% or more of our common shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common shares under the Change in Bank Control Act. Any holder of 25% or more of our common shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Certain provisions included in our amended and restated articles of incorporation and bylaws, as described further below, as well as certain provisions of the FBCA and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully described in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.
Preferred Stock
General
Seacoast is authorized to issue 4 million shares of preferred stock, 2,000 shares of which have been designated as Series A Preferred Stock, and 50,000 of which have been designated as Series B Preferred Stock. On December 31, 2013, Seacoast redeemed in full all 2,000 shares of Series A Preferred Stock then issued and outstanding. Such Series A Preferred Stock was originally issued to the U.S. Treasury Department under the Capital Purchase Program and subsequently auctioned to private investors. No shares of Series B Preferred Stock are issued and outstanding as of the date of this proxy statement/prospectus.
Under Seacoast’s amended and restated articles of incorporation, its board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4 million shares of preferred stock, par value $0.10 per share, in one or more series. Seacoast’s board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. A series of preferred stock upon issuance will have preference over Seacoast common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of Seacoast. The relative rights, preferences and limitations that Seacoast’s board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because Seacoast’s board of directors has the power to establish the relative rights, preferences and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of preferred stock to be issued in the reclassification transaction. Although Seacoast’s board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.
Transfer Agent and Registrar
The transfer agent and registrar for Seacoast common stock is Continental Stock Transfer and Trust Company.
Anti-Takeover Effects of Certain Articles of Incorporation Provisions
Seacoast’s articles of incorporation contain certain provisions that make it more difficult to acquire control of it by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of Seacoast to negotiate with its directors. Seacoast believes that, as a general rule, the interests of its shareholders would be best served if any change in control results from negotiations with its directors.
Seacoast’s articles of incorporation provide for a classified board to which approximately one-third of its board of directors is elected each year at its annual meeting of shareholders. Accordingly, Seacoast’s directors serve three-year terms rather than one-year terms. The classification of Seacoast’s board of directors has the effect of making it more difficult for shareholders to change the composition of its board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of Seacoast’s board of directors. Such a delay may help ensure that its directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of Seacoast’s shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of Seacoast’s board of directors would be beneficial to Seacoast and its shareholders and whether or not a majority of its shareholders believe that such a change would be desirable.
The classification of Seacoast’s board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Seacoast, even though such an attempt might be beneficial to Seacoast and its shareholders. The classification of Seacoast’s board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of Seacoast’s board of directors may discourage accumulations of large blocks of its stock by purchasers whose objective is to take control of Seacoast and remove a majority of its board of directors, the classification of its board of directors could tend to reduce the likelihood of fluctuations in the market price of its common stock that might result from accumulations of large blocks of its common stock for such a purpose. Accordingly, Seacoast’s shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.
Seacoast’s articles of incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of its stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the articles of incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of its consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in Seacoast’s articles of incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of Seacoast’s board of directors, and (y) a majority of the Continuing Directors (as defined in Seacoast’s articles of incorporation).
Seacoast’s articles of incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in it more difficult where the takeover attempt or other acquisition has not been approved by its board of directors. These provisions include:
•
A requirement that any change to Seacoast’s articles of incorporation relating to the structure of its board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•
A requirement that any change to Seacoast’s bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of its board of directors, and (ii) a majority of the continuing directors (as defined in Seacoast’s articles of incorporation) or (b) (i) two-thirds of the shares entitled to vote generally in the election of directors and (ii) an Independent Majority of Shareholders. An “Independent Majority of Shareholders” means the majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly by a related party. For these purposes, a “related party” means a beneficial owner of 5% or more of the voting shares, or any person who is an affiliate of Seacoast and at any time within five years was the beneficial owner of 5% or more of Seacoast’s then outstanding shares; provided, however, that this provision shall not include (i) any person who is the beneficial owner of more than 5% of Seacoast’s shares on February 28, 2003, (ii) any plan or trust established for the benefit of Seacoast’s employees generally, or (iii) any subsidiary of Seacoast that holds shares in a fiduciary capacity, whether or not it has the authority to vote or dispose of such securities;

•
A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by Seacoast from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•
A requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.

Seacoast’s articles of incorporation provide that, subject to the rights of any holders of its preferred stock to act by written consent instead of a meeting, shareholder action may be taken only at an annual meeting or special meeting of the shareholders and may not be taken by written consent. The articles of incorporation also include provisions that make it difficult to replace directors. Specifically, directors may be removed only for cause and only upon the affirmative vote at a meeting duly called and held for that purpose upon not less than thirty days prior written notice of  (i) two-thirds of the shares entitled to vote generally in the election of directors and (ii) an Independent Majority of Shareholders. In addition, any vacancies on the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors (except if no directors remain on the board, in which case the shareholders may act to fill the vacant board).
Seacoast believes that the power of its board of directors to issue additional authorized but unissued shares of its common stock or preferred stock without further action by its shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which its securities may be listed or traded, will provide Seacoast with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Seacoast’s board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of Seacoast’s common stock or that its shareholders otherwise consider to be in their best interest.
EXPERTS
The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of December 31, 2017 and 2016 and for each of the three years in the period ending December 31, 2017 and the effectiveness of Seacoast Banking Corporation of Florida’s internal control over financial reporting as of December 31, 2017 have been audited by Crowe LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the shares of Seacoast common stock to be issued by Seacoast in connection with the merger will be passed upon by Alston & Bird LLP, Atlanta, Georgia.
OTHER MATTERS
No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting, or at any adjournment or postponement of such meetings. If any procedural matters relating to the conduct of the meeting are presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows Seacoast to “incorporate by reference” information in this proxy statement/prospectus. This means that Seacoast can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that Seacoast incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that Seacoast files with the SEC will automatically update and supersede the information Seacoast included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that Seacoast has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.
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Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 28, 2018;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 8, 2018;

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The information incorporated by reference into Part III of our Annual Report on Form 10-K from our Proxy Statement for the 2018 Annual Meeting, filed on April 6, 2018;

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Current Reports on Form 8-K, filed on April 30, 2018 (Item 1.02), May 30, 2018, June 12, 2018 and June 15, 2018; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description.

Seacoast also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the First Green shareholder meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
Documents incorporated by reference are available from Seacoast without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference). You may obtain documents incorporated by following the instructions set forth under “Where You Can Find More Information”:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
P.O. Box 9012
Stuart, Florida 34994
Attn: Investor Relations
Telephone: (772) 287-4000
To obtain timely delivery, you must make a written or oral request for a copy of such information by            , 2018.

Appendix A
AGREEMENT AND PLAN OF MERGER

by and among

SEACOAST BANKING CORPORATION OF FLORIDA

SEACOAST NATIONAL BANK

FIRST GREEN BANCORP, INC.

and

FIRST GREEN BANK

Dated as of June 11, 2018

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is dated as of June 11, 2018, by and among Seacoast Banking Corporation of Florida, a Florida corporation (“Purchaser”) Seacoast National Bank, a national banking association and a direct wholly owned subsidiary of Purchaser (“Purchaser Bank”), First Green Bancorp, Inc., a Florida corporation (“Company”) and First Green Bank, a Florida chartered commercial bank and a direct wholly owned subsidiary of Company (“Selling Bank”).
W I T N E S S E T H
WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which Company will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Purchaser (the “Merger”), with Purchaser as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);
WHEREAS, as a condition to the willingness of Purchaser to enter into this Agreement, (i) all of the directors of Company and Selling Bank (as defined herein) and (ii) each beneficial holder of five percent (5%) or more of the outstanding shares of Company Common Stock, have entered into voting agreements (each a “Voting Agreement” and collectively, the “Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with Purchaser, pursuant to which each such director or beneficial holder has agreed, among other things, to vote all of the Company Common Stock owned by such director or holder in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the Voting Agreement;
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and
WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I

THE MERGER
Section 1.01. The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Florida Business Corporation Act (the “FBCA”), at the Effective Time, Company shall merge with and into Purchaser pursuant to this Agreement and the Plan of Merger, substantially in the form attached hereto as Exhibit B and made a part hereof  (the “Plan of Merger”). Purchaser shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Florida. As of the Effective Time, the separate corporate existence of Company shall cease.
Section 1.02. Articles of Incorporation and Bylaws.   At the Effective Time, the articles of incorporation of Purchaser in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of Purchaser in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.
Section 1.03. Bank Merger.   Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Selling Bank shall be merged (the “Bank Merger”) with and into Purchaser Bank, in accordance with the provisions of applicable federal and state banking laws and regulations, and Purchaser Bank shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the boards of directors of the Parties shall cause the board of directors of Purchaser Bank and Selling Bank, respectively, to approve a separate plan of merger and merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit C, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. Each of Purchaser and Company shall also approve the Bank Plan of Merger in their capacities as sole shareholders of Purchaser Bank and Selling Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of Purchaser Bank at any time, whether before or after filings are made for regulatory approval of the Bank Merger unless such abandonment would cause a material delay in the receipt of the Regulatory Approvals, but if the Bank Merger is abandoned for any reason, Selling Bank shall continue to operate as a wholly owned subsidiary of Purchaser under its name.
Section 1.04. Directors and Officers.   The directors and officers of Purchaser at the Effective Time shall, from and after the Effective Time, continue as the directors and officers, respectively, of the Surviving Entity until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Entity.
Section 1.05. Effective Time; Closing.
(a) Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger under applicable Law. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger, which will include the Plan of Merger, that shall be filed with the Department of State of the State of Florida, as provided in the FBCA, on the Closing Date. The “Effective Time” of the Merger shall be the later of  (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger, which shall be no later than three (3) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof or such later date as the Parties may agree.
(b) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date and time which shall be at or immediately prior to the Effective Time (such date, the “Closing Date”) at the offices of Purchaser, or such other place as the Parties may mutually agree. At or prior to the Closing, there shall be delivered by Purchaser and Company the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.
Section 1.06. Additional Actions.   If, at any time after the Effective Time, Purchaser shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement, Company and its Subsidiaries and their respective officers and directors shall be deemed to have granted to Purchaser and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of Purchaser and its Subsidiaries, as applicable, are authorized in the name of Company and its Subsidiaries or otherwise to take any and all such action.
Section 1.07. Reservation of Right to Revise Structure.   Purchaser may at any time and without the approval of Company change the method of effecting the business combination contemplated by this Agreement if and to the extent that it deems such a change to be desirable; provided, however, that no such change shall (i) alter or change the amount or kind of the consideration to be issued to (x) Holders as Merger Consideration or (y) Holders of Company Stock Options, each as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal income tax treatment of Holders in connection with the Merger or adversely limit or impact the qualification of the Merger as a reorganization under the provisions of Section 368(a) of the Code, or (iv) require submission to or approval of Company’s shareholders after this Agreement has been approved by Company’s shareholders. In the event that Purchaser elects to make such a change, the Parties agree to amend this Agreement and any related documents in order to reflect any such revised structure.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES
Section 2.01. Merger Consideration.   Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of Company:
(a) Each share of Purchaser Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.
(b) Each share of Company Common Stock owned directly by Purchaser, Company (including treasury shares) or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.
(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares described in Section 2.01(b) or Dissenting Shares), shall be converted, in accordance with the procedures set forth in this Article II, into the right to receive the number of shares of Purchaser Common Stock that is equal to the Exchange Ratio (the “Per Share Stock Consideration”, also referred to herein in an aggregate consideration amount as the “Merger Consideration”), and cash in lieu of fractional shares as specified in Section 2.04; provided, however, that in the event the conditions set forth in Section 6.03(g) of this Agreement are not satisfied, Purchaser shall have the option to adjust the Exchange Ratio and the Per Share Stock Consideration downward by an amount that with Company’s good faith agreement with the calculation takes into account and is reflective of the overall shortfall between the Company Consolidated Tangible Shareholders’ Equity and the Company Target Consolidated Tangible Shareholders’ Equity and waive the satisfaction of such condition set forth in Section 6.03(g) herein. At least ten (10) days prior to the Closing Date, the Company and Purchaser shall agree on a schedule setting forth the expected Company Consolidated Tangible Shareholders’ Equity amount as of the Closing Date.
(d) Notwithstanding anything contained in this Agreement or elsewhere to the contrary, any holder of an outstanding share of Company Common Stock that seeks relief as a dissenting shareholder under Section §607.1302 of the FBCA shall thereafter have only such rights (and shall have such obligations) as are provided therein, and the Purchaser shall be required to deliver only such cash payments to which the Dissenting Shares are entitled pursuant to Section §607.1302 of the FBCA. Company shall (i) give Purchaser prompt notice upon receipt by Company of any such demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. If any holder of Dissenting Shares shall forfeit such right to payment of the fair value under Section §607.1302 of the FBCA, each holder’s Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest.
Section 2.02. Stock-Based Awards.   Prior to the Effective Time, the Company shall take actions necessary to provide that, immediately prior to the Effective Time, each valid option to purchase shares of Company Common Stock (each, a “Company Stock Option”), outstanding and unexercised immediately prior to the Effective Time shall fully vest and immediately be cancelled and only entitle the holder thereof, to receive an amount in cash, without interest, equal to the product of  (i) the total number of shares of Company Common Stock subject to such Company Stock Option multiplied (ii) the excess, if any, of (A) $23.00 over (B) the per shares exercise price for the applicable Company Stock Option, less applicable Taxes required to be withheld with respect to such payment (such calculation, the “Per Share Equity Award Consideration”). The payment of the Per Shares Equity Award Consideration shall be made by the Company immediately prior to the Effective Time on the Closing Date provided the Company has received an executed stock option cancellation agreement from the respective stock option holder prior to the Effective Time. The Company shall use reasonable best efforts to obtain such stock option cancellation agreements prior to the Effective Time. Any Company Stock Option that has a per share exercise price that is greater than or equal to the Per Share Merger Consideration shall be cancelled for no consideration. Nothing herein shall prevent any holder from exercising, before the Effective Time, any Company Stock Option that is exercisable according to its terms and any common stock issued upon such exercise shall be converted at the Effective Time into a right to receive the Merger Consideration, subject to appraisal rights under the FBCA. Any shares of Company Common Stock issued upon such exercise between the date of this Agreement and the Effective Time shall be converted at the Effective Time into a right to receive the Merger Consideration, subject to appraisal rights under the FBCA.
Section 2.03. Rights as Shareholders; Stock Transfers.   At the Effective Time, all shares of Company Common Stock, when converted in accordance with Section 2.01, other than Dissenting Shares which have the rights as provided for under the FBCA, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of Company Common Stock, the Merger Consideration and any cash in lieu of fractional shares of Purchaser Common Stock in accordance with this Article II. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of Company, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Purchaser Common Stock as provided under this Article II. After the Effective Time, there shall be no registration of transfers on the stock transfer books of Company of shares of Company Common Stock.
Section 2.04. Fractional Shares.   Notwithstanding any other provision hereof, no fractional shares of Purchaser Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Purchaser shall pay or cause to be paid to each holder of a fractional share of Purchaser Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in Purchaser Common Stock to which such holder would otherwise be entitled by the Purchaser Average Stock Price.
Section 2.05. Plan of Reorganization.   It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code (and any comparable provision of state law), and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.
Section 2.06. Exchange Procedures.   The Purchaser shall cause the Exchange Agent as promptly as practicable after the Effective Time but in no event later than five (5) Business Days after the Closing Date, and provided that Company has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein to mail or otherwise cause to be delivered to each Holder appropriate and customary transmittal materials, in a form satisfactory to Purchaser and Company, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration as provided for in this Agreement (the “Letter of Transmittal”).
Section 2.07. Deposit of Merger Consideration.
(a) Prior to the Effective Time, Purchaser shall (i) deposit, or shall cause to be deposited, with the Exchange Agent, Purchaser Common Stock issuable pursuant to Section 2.01(c) in book-entry form equal to the aggregate Purchaser Common Stock portion of the Merger Consideration (excluding any fractional share consideration) (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to promptly pay such Merger Consideration and cash in lieu of fractional shares upon receipt of a properly completed Letter of Transmittal in accordance with this Agreement.
(b) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Purchaser. Any shareholders of Company who have not theretofore complied with this Section 2.07 and Section 2.08(a) shall thereafter look only to Purchaser for the Merger

Consideration deliverable in respect of each share of Company Common Stock such shareholder held as of immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Purchaser Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of Purchaser (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any Merger Consideration (or any dividends or distributions with respect thereto) paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Purchaser and the Exchange Agent shall be entitled to rely upon the stock transfer books of Company to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of Company Common Stock represented by any Certificate or Book-Entry Share, Purchaser and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.
Section 2.08. Delivery of Merger Consideration.
(a) Upon surrender to the Exchange Agent of its Certificate(s) or Book-Entry Share(s), accompanied by a properly completed Letter of Transmittal, a Holder will be entitled to receive the Merger Consideration and any cash in lieu of fractional shares of Purchaser Common Stock to be issued or paid in consideration therefor in respect of the shares of Company Common Stock represented by such Holder’s Certificates or Book-Entry Shares. The Exchange Agent and Purchaser, as the case may be, shall not be obligated to deliver cash and/or shares of Purchaser Common Stock to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of Company Common Stock for exchange as provided in this Article II, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be required in each case by Purchaser or the Exchange Agent.
(b) All shares of Purchaser Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by Purchaser in respect of the Purchaser Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Purchaser Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the Purchaser Common Stock shall be paid to any holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the holder of the certificates representing whole shares of Purchaser Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Purchaser Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Purchaser Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.
(c) Purchaser (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as Purchaser is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by Purchaser or the Exchange Agent, as applicable.

Section 2.09. Anti-Dilution Provisions.   If the number of shares of Purchaser Common Stock or Company Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased as a result of a stock split, stock combination, stock dividend, recapitalization or similar transaction, with respect to such stock, and the record date thereof shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted as necessary to preserve the relative economic benefit to the Parties.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY
Section 3.01. Making of Representations and Warranties.
Except as disclosed in the disclosure schedule delivered by Company to Purchaser concurrently herewith (the “Company Disclosure Schedule”), Company hereby represents and warrants to Purchaser that the statements contained in this Article III are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made on and as of the Closing Date), except as to any representation or warranty which specifically speaks as of an earlier date (including without limitation representations made as of  “the date hereof”), which only need be correct as of such earlier date. “Knowledge” or “knowledge” as to Company and any other phrase of similar import means, with respect to any matter in question relating to Company, knowledge of those individuals set forth on Company Disclosure Schedule 3.01(a). Company has made a good faith effort to ensure that the disclosure on each schedule of the Company Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Company Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all sections of this Agreement under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other section of this Agreement.
Section 3.02. Organization, Standing and Authority.
(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (“BHC Act”). Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Company Disclosure Schedule 3.02(a) sets forth a complete and accurate list of all such jurisdictions. True and complete copies of the Articles of Incorporation of Company (the “Company Articles”) and the By-Laws of Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available by Company to Purchaser.
(b) Company Disclosure Schedule Section 3.02(b) identifies each Subsidiary of the Company. Each Subsidiary of Company (“Company Subsidiaries”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Company, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of the Company’s Subsidiaries to pay dividends or distributions except for restrictions on dividends or distributions generally applicable to all Florida chartered financial institutions. The deposit accounts of the Selling Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950, as amended) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to Company’s knowledge, threatened. There is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Company other than the Company’s Subsidiaries.

Section 3.03. Capitalization.
(a) The authorized capital stock of Company consists of 10,000,000 shares of Company Common Stock, $5.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, no shares of capital stock or other voting securities of Company are issued, reserved for issuance or outstanding, other than (i) 5,454,065 shares of Company Common Stock issued and outstanding, and (ii) 694,901 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Company may vote are issued or outstanding. There are no contractual obligations of Company or its Subsidiaries pursuant to which Company or its Subsidiaries could be required to register shares of capital stock or other securities of Company or its Subsidiaries under the Securities Act. Except as set forth in Company Disclosure Schedule Section 3.03(a), as of the date of this Agreement, no trust preferred or subordinated debt securities of Company are issued or outstanding. Other than the Company Equity Awards issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Company to issue, transfer, sell, purchase, redeem or otherwise acquire any shares of Company Common Stock or any other equity interests of Company.
(b) There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Company or the Company’s Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Company Common Stock or other equity interests of Company.
(c) Company Disclosure Schedule Section 3.03(c) sets forth a true, correct and complete list of all Company Equity Awards outstanding as of the date hereof, specifying, on a holder-by-holder basis, (i) the name of each holder of such Company Equity Award, (ii) the number of shares subject to each such Company Equity Award, (iii) the grant date of each such Company Equity Award, (iv) the Company Stock Plan under which such Company Equity Award was granted, (v) the exercise price for each such Company Equity Award that is a Company Stock Option, and (vi) the expiration date of each such Company Equity Award that is a Company Stock Option. Other than the Company Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Company or its Subsidiaries) are outstanding. Each Company Stock Option (1) was granted in compliance with all applicable laws and all the terms and conditions of the Company Stock Plans pursuant to which it was issued, (2) has an exercise price per share equal to or greater than the fair market value of a share of Company Common Stock at the close of business on the date of such grant or the immediately preceding date, (3) has a grant date identical to the date on which the Company Stock Option was actually granted, and (4) qualifies for the tax and accounting treatment afforded to such Company Stock Option in Company’s Tax Returns and the Company’s financial statements, respectively.
(d) Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of the Company’s Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Company’s Subsidiaries, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Company’s Subsidiaries have no or are not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
(e) Except as set forth on Company Disclosure Schedule Section 3.03(e), no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Company Common Stock.

Section 3.04. Authority; No Violation.
(a) Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Company. The Board of Directors of Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Company and has directed that this Agreement and the transactions contemplated hereby be submitted to Company’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the majority of the outstanding shares of Company Common Stock (the “Requisite Company Shareholder Approval”), and the adoption and approval of the Bank Merger Agreement by the board of directors of Selling Bank and Company as its sole shareholder, no other corporate proceedings on the part of Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. As of the date hereof, the Board of Directors of the Company has no Knowledge of any fact, event or circumstance that would cause any beneficial holder of five percent (5%) or more of the outstanding shares of Company Common Stock to vote against the adoption of this Agreement, the Merger and the other transactions contemplated hereby, including the Bank Merger. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”)).
(b) Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of Company Articles or Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.05 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or Company’s Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Company or its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Company.
Section 3.05. Consents and Approvals.   Except for (a) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (b) the filing of applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (the “OCC”) or any applicable Governmental Authority in connection with the Bank Merger, under the Bank Merger Act, and approval of such applications, filings and notices, (c) the filing of any required applications, filings or notices, as applicable, with the Financial Industry Regulatory Authority (“FINRA”) and the approval of such applications, filings and notices, (d) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of Company’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement-Prospectus”), and of the registration statement on Form S-4 (the “Registration Statement”) in which the Proxy Statement will be included as a prospectus, to be filed with the SEC by Purchaser in connection with the transactions contemplated by this Agreement and declaration of effectiveness of the Registration Statement, (e) the filing of the Articles of Merger with the Florida Secretary of State pursuant to the FBCA to the extent required, and (f) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock on NASDAQ (the “Regulatory Approvals”), no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with (A) the execution and delivery by Company of this Agreement or (B) the consummation by Company of the Merger and the other transactions contemplated hereby (including the consummation by Selling Bank of the Bank Merger). As of the date hereof, Company is not aware of any reason why the necessary Regulatory Approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
Section 3.06. Reports.
(a) Company and its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2015 with (i) any state regulatory authority, (ii) the Federal Reserve Board, (iii) the FDIC and (iv) the OFR (each a “Regulatory Agency” and collectively, the “Regulatory Agencies”), including any report, registration or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Company or its Subsidiaries, as the case may be. Except for examinations of Company and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Company, investigation into the business or operations of Company or its Subsidiaries since January 1, 2015, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company or its Subsidiaries. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Company or its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company.
(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and proxy statement filed with or furnished to any Regulatory Agency by Company or any of its Subsidiaries, as the case may be, since January 1, 2016 (the “Company Reports”) has been previously provided to Purchaser. No such Company Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company Reports filed with a Regulatory Agency complied as to form in all material respects with the published rules and regulations of the Regulatory Agencies with respect thereto.
Section 3.07. Financial Statements.
(a) The financial statements of Company and its Subsidiaries included (or incorporated by reference) in Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing in all material respects with applicable accounting requirements, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and its Subsidiaries have been, since January 1, 2015, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(b) Hacker, Johnson & Smith, PA, which has expressed its opinion with respect to the financial statements of the Company (including the related notes), is and has been throughout the periods covered by such financial statements (A) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (B) “independent” with respect to the Company within the meaning of Regulation S-X and (C) with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and related Securities Laws. Hacker, Johnson & Smith, PA has not resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(c) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and any unconsolidated or other affiliated entity that is not reflected in the financial statements of the Company. The Company has no Knowledge of  (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since January 1, 2015, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls of the Company.
(d) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except, (i) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2017, or (ii) in connection with this Agreement and the transactions contemplated hereby. Except as disclosed on Section 3.07(d) of the Company Disclosure Schedule, none of the Company or its Subsidiaries is directly or indirectly liable, by guarantee or otherwise, to assume any liability for any amount in excess of $10,000.
(e) The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company. The Company and its Subsidiaries maintain internal controls which provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its Subsidiaries, (iii) access to assets of the Company and its Subsidiaries is permitted only in accordance with management’s authorization, (iv) the reporting of assets of the Company and its Subsidiaries is compared with existing assets at regular intervals, and (v) assets and liabilities of the Company and its Subsidiaries are recorded accurately in the Company’s financial statements.
(f) Since January 1, 2015, (i) neither Company nor its Subsidiaries, nor, to the knowledge of Company, any director, executive officer, auditor, accountant or representative of Company or its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Company or its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Company or its Subsidiaries, whether or not employed by Company or its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or to the knowledge of Company, to any director or officer of Company.

Section 3.08. Absence of Certain Changes or Events.
(a) Except as set forth on Section 3.08(a) of the Company Disclosure Schedule or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2017, there has not been (i) any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, (ii) any change by Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by Company’s independent registered public accounting firm, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice or with respect to shares tendered in payment for the exercise of stock options or upon the exercise of stock options, (iv) establishment or amendment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, or performance awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any directors or executive officers of Company or any of its Subsidiaries, or any contract or arrangement entered into to make or grant any severance or termination pay, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of Company or any of its Subsidiaries, (v) any material change in the credit policies or procedures of Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any respect, or (vi) any new election or change in any existing election made by the Company or any of its Subsidiaries for federal or state Tax purposes.
(b) Since December 31, 2017, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
Section 3.09. Legal Proceedings.
(a) Neither Company nor its Subsidiaries is a party to any, and there are no pending or, to Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Company or its Subsidiaries or, to Company’s knowledge, any of their current or former directors or executive officers (i) that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company or its Subsidiaries, or (ii) reasonably likely to prevent, materially impede or materially delay its ability to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.
(b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Company, its Subsidiaries or the assets of Company or its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates).
Section 3.10. Taxes and Tax Returns.
(a) Each of Company and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects and have been prepared in substantial compliance with all applicable laws. Neither Company nor its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid.
(b) Each of Company and its Subsidiaries has collected or withheld and paid to the appropriate Taxing Authority all material Taxes required to have been collected or withheld and paid over by it, and has complied in all respects with all information reporting and backup withholding requirements under all applicable federal, state, local and foreign Laws in connection with any amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party.

(c) Neither Company nor its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of Company and its Subsidiaries for all years up to and including December 31, 2012 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.
(d) No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed, in each case, in writing, against Company or its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of Company and its Subsidiaries or the assets of Company and its Subsidiaries. In the last six (6) years, neither Company nor its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Company or its Subsidiaries was required to file any Tax Return that was not filed and to the Knowledge of the Company and each of its Subsidiaries, no basis for such a claim exists.
(e) Company has made available to Purchaser true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years.
(f) There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of Company or its Subsidiaries.
(g) Except as set forth on Company Disclosure Schedule 3.10(g), neither Company nor its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Company and its Subsidiaries). Neither Company nor its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (ii) has any liability for the Taxes of any person (other than Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.
(h) Neither Company nor its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(i) Neither Company nor its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(j) At no time during the past five (5) years has Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(k) Neither Company nor its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income tax law), (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income tax law) executed on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign tax law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, or (E) prepaid amount received on or prior to the Closing Date.
(l) Company and each of its Subsidiaries has disclosed on its Tax Returns any position taken for which substantial authority (within the meaning of Internal Revenue Code Section 6662(d)(2)(B)(i) or comparable provision of state or local Tax Law) did not exist at the time the return was filed. Neither Company nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income Tax purposes.

(m) The unpaid Taxes of the Company and its Subsidiaries (i) do not exceed the reserve for Tax Liability (which reserve is distinct and different from any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Company Financial Statements delivered to Purchaser (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries in filing its Tax Returns.
(n) Neither Company nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstances, that would be reasonably likely to prevent the Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
(o) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other like assessments, including assessments for unclaimed property, as well as income, gross receipts, excise, employment, sales, use, transfer, intangible, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, or any amount in respect of unclaimed property or escheat, imposed by or required to be paid or withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, whether disputed or not, including any related interest, penalties, and additions imposed thereon or with respect thereto, and including any liability for Taxes of another Person pursuant to a contract, as a transferee or successor, under Treasury Regulation Section 1.1502-6 or analogous provision of state, local or foreign Law or otherwise.
(p) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any associated schedules, forms, attachments or amendments and any related or supporting information, estimates, elections, or statements provided or required to be provided to a Taxing Authority in connection with Taxes, including any return of an Affiliated or combined or unitary group that includes a Party or its Subsidiaries and including without limitation any estimated Tax return.
Section 3.11. Employees and Employee Benefit Plans.
(a) Company Disclosure Schedule Section 3.11(a) sets forth a true and complete list of all Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, dental, disability, life insurance and other welfare benefit plans (including paid time off policies and other material benefit policies and procedures), supplemental retirement, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored or maintained by, or required to be contributed to, Company or its Subsidiaries for the benefit of any current or former employee, officer, director or independent contractor of Company or its Subsidiaries. Neither the Company nor any Company Subsidiary has any written or oral commitment to create any additional Company Benefit Plan or to materially modify, change or renew any existing Company Benefit Plan (any modification or change that increases the cost of such plan would be deemed material).
(b) Company has heretofore made available to Purchaser true and complete copies of  (i) each Company Benefit Plan, including any amendments thereto and all related trust documents, insurance contracts or other funding vehicles, and (ii) to the extent applicable, (A) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (B) the most recent annual report (Form 5500), if any, filed with the IRS, (C) the most recently received IRS determination letter or IRS advisory opinion letter, if any, relating to such Company Benefit Plan, (D) the most recently prepared actuarial report for each Company Benefit Plan (if applicable), and (E) all material correspondence to or from any Governmental Entity received in the last three years with respect to such Company Benefit Plan.

(c) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including but not limited to ERISA, Code, the Age Discrimination in Employment Act, Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act (“HIPAA”) and ACA and all the regulations or rules promulgated thereunder and all material filings, disclosures and notices required thereunder. Neither Company nor its Subsidiaries has, within the prior three (3) years, taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan, and neither Company nor its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.
(d) Company Disclosure Schedule Section 3.11(d) identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”). The IRS has issued a favorable determination or advisory opinion letter with respect to each Company Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened in writing), and, to the knowledge of Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.
(e) Neither Company nor any ERISA Affiliate maintains a Company Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA. No Controlled Group Liability with respect to an employee benefit plan that is not a Company Benefit Plan has been incurred by Company or its ERISA Affiliates that has not been satisfied in full, and, to the knowledge of Company, no condition exists that presents a material risk to Company or its ERISA Affiliates of incurring any such liability. For purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuing coverage requirements of Section 601 et. seq. of ERISA and Section 4980B of the Code. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
(f) None of Company, its Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Company, its Subsidiaries or any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full.
(g) Except as provided in Company Disclosure Schedule Section 3.11(g), neither Company nor its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or similar state law.
(h) All contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period in the prior three (3) years through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company, as applicable, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to Company and its Subsidiaries.

(i) Except as would not, either individually or in the aggregate reasonably be expected to result in a material liability to Company or its Subsidiaries, there are no pending or, to Company’s knowledge, threatened claims (other than claims for benefits in the ordinary course of business), lawsuits or arbitrations that have been asserted or instituted, and, to Company’s knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans.
(j) None of Company, its Subsidiaries or any of their respective ERISA Affiliates has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Plans or their related trusts, Company, its Subsidiaries or any of their respective ERISA Affiliates to any material unpaid tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.
(k) Except as provided in Company Disclosure Schedule Section 3.11(k), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, cause Company or its Subsidiaries to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of Company or its Subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property or in the form of benefits) by Company or its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.
(l) Except as provided in Company Disclosure Schedule Section 3.11(l), no Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code. No such gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code shall be required in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event).
(m) There are no pending or, to Company’s knowledge, threatened material labor grievances or unfair labor practice claims or charges against Company or its Subsidiaries, or any strikes or other material labor disputes against Company or its Subsidiaries. Neither Company nor its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Company or its Subsidiaries and, to Company’s knowledge, there are no organizing efforts by any union or other group seeking to represent any employees of Company or its Subsidiaries.
(n) The Company Benefit Plans that are deferred compensation plans, programs or arrangements, within the meaning of Section 409A of the Code: (i) are in documentary compliance with Section 409A of the Code; and (ii) to the Knowledge of the Company, have been maintained and operated in compliance with Section 409A of the Code, such that in either case no penalties pursuant to Section 409A of the Code may be imposed on participants in such plans. All Company Stock Options have been granted with a per share exercise price or reference price at least equal to the fair market value (as defined pursuant to Section 409A of the Code) of the underlying stock on the date of grant.
(o) Company Disclosure Schedule 3.11(o) sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all officers and employees of Selling Bank or the Company, their job title and rate of salary, and their date of hire.
(p) Company Disclosure Schedule 3.11(p) includes a schedule of all termination benefits and related payments that would be payable to, or accelerated with respect to, the individuals identified thereon under any employment agreement, change in control agreement, severance arrangements or policies, equity incentive plan, supplemental executive retirement plans, bonus plans, deferred compensation plans, salary continuation plans or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by the Company or any Company Subsidiary for the benefit of officers, employees or directors of the Company or any Company Subsidiary (the “Benefits Schedule”) assuming their employment or service is terminated without cause as of October 1, 2018 and the Effective Time occurs on such date and based on other assumptions specified in the Benefits Schedule.

Section 3.12. Compliance with Applicable Law.
(a) Company and its Subsidiaries hold, and have at all times since January 1, 2016 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Company, and to the knowledge of Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Company and its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule or regulation of any Governmental Entity applicable to Company or its Subsidiaries, including (to the extent applicable to Company or its Subsidiaries), but not limited to, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money-laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Company, neither Company nor its Subsidiaries, or to the knowledge of Company, any director, officer, employee, agent or other person acting on behalf of Company or its Subsidiaries has, directly or indirectly, (i) used any funds of Company or its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Company or its Subsidiaries, (v) made any fraudulent entry on the books or records of Company or its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Company or its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
Section 3.13. Certain Contracts.
(a) Company Disclosure Schedule Section 3.13(a) lists, as of the date hereof, all contract, arrangement, commitment or understanding (whether written or oral), other than any Company Benefit Plan, entered into by Company or its Subsidiaries or by which Company or its Subsidiaries may be bound: (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by Company or its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or its Subsidiaries to engage in any line of business that is material to Company and its Subsidiaries, taken as a whole; (iii) with or to a labor union or guild (including any collective bargaining agreement); (iv) which includes any bonus, stock options, restricted stock, stock appreciation right or other employee benefit agreement or arrangement; (v) which, upon the consummation of the transactions contemplated by this Agreement (with alone or upon the occurrence of any additional acts or events) will result in any payment (whether change of control, severance pay or otherwise) becoming due from Company, the Surviving Entity or any of their respective Subsidiary to any officer, employee or director; (vi) the benefits of which will be increased or the vesting of benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement; or (vii) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Company or its Subsidiaries, taken as a whole. Section 3.13(a) of the Company Disclosure Schedule also lists Company contracts: (i) related to the borrowing by Company or its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (ii) relating to the lease of personal property having a value in excess of  $50,000 in the aggregate; (iii) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (iv) which relates to capital expenditures and involves future payments in excess of  $100,000 in the aggregate; or (v) which is not terminable on sixty (60) days or less notice and involves the payment of more than $100,000 per annum. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), whether or not set forth in Company Disclosure Schedule, is referred to herein as a “Company Contract,” and neither Company nor its Subsidiaries knows of, or has received written, or to Company’s knowledge, oral notice of, any violation of the above by any of the other parties thereto which would reasonably be likely to have a Material Adverse Effect on Company. Company has made available to Purchaser complete and correct copies of all Company Contracts identified on Company Disclosure Schedule 3.13(a).
(b) In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company: (i) each Company Contract is valid and binding on Company or its Subsidiaries, as applicable, and in full force and effect, (ii) Company and its Subsidiaries have performed all obligations required to be performed by it prior to the date hereof under each Company Contract, (iii) to Company’s knowledge, each third-party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Company or its Subsidiaries under any such Company Contract.
(c) Company Disclosure Schedule 3.13(c) sets forth a true and complete list of all Company Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by Company of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
Section 3.14. Agreements with Regulatory Agencies.   Neither Company nor its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has Company or its Subsidiaries been advised in writing or, to Company’s knowledge, orally, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.
Section 3.15. Risk Management Instruments.   Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar Derivative Transactions and risk management arrangements, whether entered into for the account of Company, its Subsidiaries or for the account of a customer of Company or its Subsidiaries (the “Company Risk Management Instruments”), were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Company or its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions) and are in full force and effect. Company and its Subsidiaries have duly performed in all material respects all of their material obligations under the Company Risk Management Instruments to the extent that such obligations to perform have accrued, and, to Company’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party under Company Risk Management Instruments.

Section 3.16. Environmental Matters.   Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Company, Company and its Subsidiaries are in compliance, and at all times since January 1, 2016 have complied, with all applicable federal, state and local laws (including common law), statutes, rules, regulations, orders, decrees, permits, authorizations or legal requirements of any Governmental Entity relating to: (a) the protection or restoration of the environment, health and safety as it relates to Hazardous Substance exposure or natural resource damages, (b) the handling, storage, use, presence, disposal, release or threatened release of, or exposure to, any Hazardous Substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any Hazardous Substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or, to the knowledge of Company, investigations of any Governmental Entity or other person pending, or, to the knowledge of Company, threatened against Company of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Company or its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against Company, which liability or obligation would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company. To the knowledge of Company, there is no reasonable basis for any such proceeding, claim, action or investigation. Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any Governmental Entity or third party imposing any liability or obligation with respect to any Environmental Law that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company.
Section 3.17. Investment Securities and Commodities.
(a) Each of Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in Company Reports or (ii) to the extent that such securities or commodities are pledged in the ordinary course of business to secure obligations of Company or its Subsidiaries. Such securities and commodities are listed in Company Disclosure Schedule 3.17(a) and are valued on the books of Company in accordance with GAAP in all material respects.
(b) Company and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Company believes are prudent and reasonable in the context of their respective businesses, and Company and its Subsidiaries have, since January 1, 2015, been in compliance with such policies, practices and procedures in all material respects.
Section 3.18. Real Property.   Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Company, Company or its Subsidiaries (a) has good and marketable title to all real property reflected in the latest audited balance sheet included in the Company Reports as being owned by Company or its Subsidiaries or acquired after the date thereof  (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company Reports or acquired after the date thereof  (except for leases that have expired by their terms since the date thereof) (the “Company Leased Properties” and, collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Company’s knowledge, the lessor. There are no pending or, to the knowledge of Company, threatened condemnation proceedings against Company Real Property. Company Disclosure Schedule 3.18 contains a complete and accurate list of each Company Real Property, including lease commencement and termination dates and any notices required prior to consummation of the transactions contemplated by this Agreement.

Section 3.19. Intellectual Property.   Except as set forth on Company Disclosure Schedule 3.19 and except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Company: (i) Company and its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens other than any Permitted Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted; (ii)(A) the use of any Intellectual Property by Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person, and (B) no person has asserted to Company in writing that Company or its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (iii) to the knowledge of Company, no person is challenging, infringing on or otherwise violating any right of Company or its Subsidiaries with respect to any Intellectual Property owned by Company or its Subsidiaries; (iv) neither Company nor its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property owned by Company or its Subsidiaries; (v) to the knowledge of Company, since January 1, 2015, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Company and its Subsidiaries; and (vi) Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all material Intellectual Property owned or licensed, respectively, by Company and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof. A true and complete listing of all Intellectual Property owned by Company or its Subsidiaries is contained in Company Disclosure Schedule 3.19.
Section 3.20. Related Party Transactions.   Except as set forth on Company Disclosure Schedule 3.20, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Company or its Subsidiaries, on the one hand, and any current director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Company or its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than the Subsidiaries of Company) on the other hand, of the type required to be reported pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Section 3.21. Reorganization.   Company has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.22. Antitakeover Provisions.   No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.
Section 3.23. Broker’s Fees.   Neither Company nor its Subsidiaries nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than Hovde Group, LLC, pursuant to letter agreements, true and complete copies of which have been previously provided to Purchaser and which provide for payment of the amounts set forth on the Company Disclosure Schedule 3.23.
Section 3.24. Opinion.   Prior to the execution of this Agreement, Company has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) from Hovde Group, LLC, to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock. Such opinion has not been amended or rescinded in any material respect as of the date of this Agreement.

Section 3.25. Company Information.   The information relating to Company and its Subsidiaries that is provided by Company or its representatives specifically for inclusion in (a) the Proxy Statement-Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock or at the time of the Company Meeting, (b) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of Company incorporated by reference in the Proxy Statement-Prospectus, the Registration Statement or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement-Prospectus relating to Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Purchaser or its Subsidiaries for inclusion in the Proxy Statement-Prospectus or the Registration Statement.
Section 3.26. Loan Portfolio.
(a) As of the date hereof, except as set forth in Company Disclosure Schedule Section 3.26(a), neither Company nor its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Company or any Subsidiaries of Company is a creditor which as of March 31, 2018, had an outstanding balance of  $500,000 or more and under the terms of which the obligor was, as of March 31, 2018, over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or principal shareholder of Company or its Subsidiaries (as such terms are defined in 12 C.F.R. Part 215). Company Disclosure Schedule Section 3.26(a) also sets forth a true, correct and complete list of all of the Loans of Company and its Subsidiaries that, as of March 31, 2018 had an outstanding balance of  $500,000 or more and were either classified by Company (A) as of March 31, 2018 as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, or (B) on or after January 1, 2015 as “Loss,” in all cases together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of March 31, 2018.
(b) Company Disclosure Schedule 3.26(b) identifies each asset of Company or its Subsidiaries that as of March 31, 2018, was classified as other real estate owned (“OREO”) and the book value thereof as of the date of this Agreement, as well as any assets classified as OREO since March 31, 2018 and any sales of OREO between March 31, 2018 and the date of this Agreement, reflecting any gain or loss with respect to any OREO sold.
(c) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company, each outstanding Loan of Company and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Company and its Subsidiaries as secured Loans, has been secured by valid Liens, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(d) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Company, each outstanding Loan of Company and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the applicable written underwriting standards of Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the applicable underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(e) None of the agreements pursuant to which Company or its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(f) There are no outstanding Loans made by Company or its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(g) Neither Company nor its Subsidiaries is now nor has it ever been since January 1, 2015, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
(h) As to each Loan that is secured whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Authority, such guaranty is in full force and effect, and to Company’s knowledge, will remain in full force and effect following the Effective Time, in each case, without any further action by Company or its Subsidiaries subject to the fulfillment of their obligations under the agreement with the Small Business Administration that arise after the date hereof.
Section 3.27. Adequacy of Allowances for Losses.   Each of the allowances for losses on loans, financing leases and other real estate reflected or reserved against on the consolidated balance sheet of Purchaser included in its Company Reports for the quarter ended March 31, 2018 (along with any subsequent balance sheet required to be delivered hereunder) is, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and, to the Knowledge of the Company, there are no facts or circumstances that are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any such provisions for losses or a material decrease in any of the allowances therefor. Each of the allowances for losses on loans, financing leases and other real estate reflected on the books of the Company at all times from and after the date of the balance sheet, and will be, adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and, to the Knowledge of the Company, there are no facts or circumstances that are likely to require, in accordance with applicable regulatory guidelines or GAAP, a future material increase in any of such provisions for losses or a material decrease in any of the allowances therefor.
Section 3.28. Privacy of Customer Information.
(a) The Company and its Subsidiaries, as applicable, are the sole owners of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers whose data is housed within the CSI Newpoint core processing system and that will be transferred to Purchaser or a Subsidiary of Purchaser pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 3.28, “IIPI” means any information relating to an identified or identifiable natural person, including, but not limited to “personally identifiable financial information” as that term is defined in 12 CFR Part 1016.
(b) The Company and its Subsidiaries’ collection and use of such IIPI, the transfer of such IIPI to Purchaser or any of its Subsidiaries, and the use of such IIPI by Purchaser or any of its Subsidiaries complies in all material respects with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Laws, and any contract or industry standard relating to privacy.
Section 3.29. Technology Systems.
(a) Except to the extent disclosed on Company Disclosure Schedule Section 3.29(a), to the knowledge of the Company no material action will be necessary as a result of the transactions contemplated by this Agreement to enable use of the Technology Systems to continue by the Surviving Entity and its Subsidiaries to the same extent and in the same manner that it has been used by the Company and its Subsidiaries prior to the Effective Time.

(b) The Technology Systems (for a period of 18 months prior to the Effective Time) have not suffered unplanned disruption causing a Material Adverse Effect on the Company. Except for ongoing payments due under Contracts with third parties, the Technology Systems are free from any Liens (other than Permitted Liens). Access to business-critical parts of the Technology Systems is not shared with any third party.
(c) The Company has furnished to Purchaser a true and correct copy of its Business Continuity Plan.
(d) Neither the Company nor any of its Subsidiaries has received notice of and is not aware of any material circumstances, including the execution of this Agreement, that would enable any third party to terminate any of its or any of its Subsidiaries’ agreements or arrangements relating to the Technology Systems (including maintenance and support).
Section 3.30. Medical Marijuana Business.
(a) As of the date hereof, the Company has (A) publicly announced that it is no longer providing banking and deposit services to medical marijuana businesses or related entities or customers (i.e., those holding a medical marijuana state approved licensed) (the “Medical Marijuana Business”); and (B) sold or disposed of any and all assets and liabilities related to the Medical Marijuana Business.
(b) Until the sale and disposition of the Medical Marijuana Business, to the knowledge of the Company it operated such Medical Marijuana Business in accordance with the directives and guidance set forth in “BSA Expectations Regarding Marijuana-Related Businesses,” dated February 14, 2014 (FIN-2014-G001), issued by the Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”), including but not limited to (A) the timely filing of all required suspicious activity reports (“SAR”) on marijuana-related business customers, including (1) “Marijuana Limited” SAR filings, (2) “Marijuana Priority” SAR filings and (3) “Marijuana Termination” SAR filings, as applicable, and (B) currency transaction reports and FinCEN Form 8300 reports in connection with marijuana-related business customers.
(c) Until the sale and disposition of the Medical Marijuana Business, to the knowledge of the Company it monitored customers engaged in the Medical Marijuana Business in accordance with the laws of the State of Florida, including but not limited to Article X Section 29 of the Florida Constitution, Section 381.986 of the Florida Statutes and the guidance provided by the Florida Department of Health Office of Medical Marijuana Use.
Section 3.31. Insurance.
(a) Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Company: (a) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent and consistent with industry practice, and neither Company nor its Subsidiaries has received notice to the effect that any of them are in default under any material insurance policy; (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Company and its Subsidiaries, Company or its Subsidiaries thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Company Disclosure Schedule 3.31(a) identifies all of the insurance policies currently maintained by Company and its Subsidiaries, including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000 (“Insurance Policies”).
(b) Company Disclosure Schedule 3.31(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by Company or its Subsidiaries, including the value of such BOLI as of the end of the month prior to the date hereof. The value of the BOLI is and has been fairly and accurately reflected in Company’s financial statements in accordance with GAAP. All BOLI is owned solely by Selling Bank and no other person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under Company’s BOLI. The Company and each Company Subsidiary, as applicable, has obtained written consent for each employee on whose behalf BOLI has been purchased. Neither Company nor its Subsidiaries has any outstanding borrowings secured in whole or in part by its BOLI.

Section 3.32. Representations Not Misleading.   No representation or warranty by the Company and the Bank in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER
Section 4.01. Making of Representations and Warranties.
Except as disclosed in the disclosure schedule delivered by Purchaser to Company concurrently herewith (the “Purchaser Disclosure Schedule”), Purchaser hereby represents and warrants to Company that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made on and as of the Closing Date), except as to any representation or warranty which specifically speaks as of an earlier date (including without limitation representations made as of  “the date hereof”), which only need be correct as of such earlier date. “Knowledge” or “knowledge” as to Purchaser and any other phrase of similar import means, with respect to any matter in question relating to Purchaser, knowledge of those individuals set forth on Purchaser Disclosure Schedule 4.01(a). Purchaser has made a good faith effort to ensure that the disclosure on each schedule of the Purchaser Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Purchaser Disclosure Schedule, any item disclosed on any schedule therein or publicly filed with or furnished to the SEC is deemed to be fully disclosed with respect to all sections of this Agreement under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other section of this Agreement.
Section 4.02. Organization, Standing and Authority.
(a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is a bank holding company duly registered under the BHC Act that has elected to be treated as financial holding company under the BHC Act. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of Purchaser Articles of Incorporation and Bylaws, as in effect as of the date of this Agreement, have previously been made available by Purchaser to Company.
(b) Each Subsidiary of Purchaser (the “Purchaser Subsidiaries”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Purchaser and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Purchaser to pay dividends or distributions except under applicable state law or, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of Purchaser Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to Purchaser’s knowledge, threatened.
Section 4.03. Capitalization.
(a) The authorized capital stock of Purchaser consists of  (a) 120 million shares of Purchaser Common Stock, $0.10 par value per share and 4 million shares of preferred stock, $0.10 par value per share. As of May 31, 2018, 47,301,049 shares of Purchaser Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. As of May 31, 2018, 135,223 shares of Purchaser Common Stock are held in treasury, and 1,115,387 shares of Purchaser Common Stock are reserved for issuance upon the exercise of outstanding Purchaser Stock Options. All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Purchaser Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of Purchaser’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities laws. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Purchaser may vote are issued or outstanding. As of the date of this Agreement, no trust preferred or subordinated debt securities of Purchaser are issued or outstanding. Other than equity awards granted under a Purchaser stock plan, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Purchaser to issue, transfer, sell, purchase, redeem or otherwise acquire any shares of Purchaser Common Stock or any other equity interests of Purchaser.
(b) There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Purchaser or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Purchaser Common Stock or other equity interests of Purchaser.
(c) Purchaser owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of Purchaser Bank, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Purchaser Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
Section 4.04. Authority; No Violation.
(a) Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Purchaser. The Board of Directors of Purchaser has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Purchaser and its shareholders. Except for the adoption of the Bank Merger Agreement by the board of directors of Purchaser Bank and Purchaser as its sole shareholder, no other corporate proceedings on the part of Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Company) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).
(b) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Purchaser Articles of Incorporation or Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.05 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Purchaser.
Section 4.05. Consents and Approvals.   Except for: (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices; (b) the filing of applications, filings and notices, as applicable, with the OCC or any applicable Governmental Authority in connection with the Bank Merger, under the Bank Merger Act, and approval of such applications, filings and notices; (c) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement in which the Proxy Statement-Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement; (d) the filing of the Articles of Merger with the Florida Secretary of State pursuant to the FBCA to the extent required; and (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock on NASDAQ, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with (A) the execution and delivery by Purchaser of this Agreement or (B) the consummation by Purchaser of the Merger and the other transactions contemplated hereby (including the consummation by Purchaser Bank of the Bank Merger). As of the date hereof, Purchaser is not aware of any reason why the necessary Regulatory Approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
Section 4.06. Reports.
(a) Purchaser and each of its Subsidiaries have timely filed (or furnished, as applicable), all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2016 with any Regulatory Agencies, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Purchaser and its Subsidiaries. Except for examinations of Purchaser and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Purchaser, investigation into the business or operations of Purchaser or any of its Subsidiaries since January 1, 2016, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Purchaser or any of its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.
(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Purchaser or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2016 (the “Purchaser SEC Reports”) is publicly available. No such Purchaser SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Purchaser SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Purchaser has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Purchaser SEC Reports.

Section 4.07. Financial Statements.
(a) The financial statements of Purchaser and its Subsidiaries included (or incorporated by reference) in the Purchaser SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Purchaser and its Subsidiaries have been, since January 1, 2016, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Crowe Horwath LLP has not resigned (or informed Purchaser that it intends to resign) or been dismissed as independent public accountants of Purchaser as a result of or in connection with any disagreements with Purchaser on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, neither Purchaser nor any of its Subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except (i) for those liabilities that are reflected or reserved against on the consolidated balance sheet of Purchaser included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 (including any notes thereto), (ii) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2018, or (iii) in connection with this Agreement and the transactions contemplated hereby.
(c) The records, systems, controls, data and information of Purchaser and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. Purchaser (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Purchaser, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Purchaser by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser’s outside auditors and the audit committee of Purchaser’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information, and (y) to the knowledge of Purchaser, any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. To the knowledge of Purchaser, there is no reason to believe that Purchaser’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d) Since January 1, 2016, (i) neither Purchaser nor any of its Subsidiaries, nor, to the knowledge of Purchaser, any director, executive officer, auditor, accountant or representative of Purchaser or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Purchaser, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Purchaser or any of its Subsidiaries, whether or not employed by Purchaser or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Purchaser or any of its officers, directors, employees or agents to the Board of Directors of Purchaser or any committee thereof or to the knowledge of Purchaser, to any director or officer of Purchaser.
Section 4.08. Taxes.
(a) Each of Purchaser and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Purchaser nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return. All material Taxes of Purchaser and its Subsidiaries that are due have been fully and timely paid. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed, in each case, in writing, against Purchaser or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of Purchaser and its Subsidiaries or the assets of Purchaser and its Subsidiaries. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of Purchaser or any of its Subsidiaries. Neither Purchaser nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
Section 4.09. Absence of Certain Changes or Events.
(a) Since December 31, 2017, no event or events have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.
(b) Since December 31, 2017, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, Purchaser and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
Section 4.10. Legal Proceedings.
(a) Neither Purchaser nor any of its Subsidiaries is a party to any, and there are no pending or, to Purchaser’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Purchaser or any of its Subsidiaries or, to Purchaser’s knowledge, any of their current or former directors or executive officers (i) that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser or any Purchaser Subsidiary, or (ii) reasonably likely to prevent, materially impede or materially delay its ability to perform its covenants or agreements under this Agreement or to consummate the transactions contemplated hereby.
(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Purchaser, any of its Subsidiaries or the assets of Purchaser or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates).
Section 4.11. Compliance with Applicable Law.   Purchaser and each of its Subsidiaries hold, and have at all times since January 1, 2016 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Purchaser, and to the knowledge of Purchaser, no suspension or cancellation or any such necessary license, franchise, permit or authorization is threatened. Purchaser and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule or regulation of any Governmental Entity applicable to Purchaser or any of its Subsidiaries, including (to the extent applicable to Purchaser or its Subsidiaries), but not limited to, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Purchaser, none of Purchaser or its Subsidiaries, or to the knowledge of Purchaser, any director, executive officer, employee, agent or other person acting on behalf of Purchaser or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Purchaser or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Purchaser or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Purchaser or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Purchaser or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Purchaser or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Purchaser or any of its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
Section 4.12. Agreements with Regulatory Agencies.   Neither Purchaser nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Purchaser Disclosure Schedule, a “Purchaser Regulatory Agreement”), nor has Purchaser or any of its Subsidiaries been advised in writing or, to Purchaser’s knowledge, orally, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Purchaser Regulatory Agreement.
Section 4.13. Reorganization.   Purchaser has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.14. Purchaser Information.   The information relating to Purchaser and its Subsidiaries that is provided by Purchaser or its representatives specifically for inclusion in (a) the Proxy Statement-Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock or at the time of the Company Meeting, (b) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of Purchaser incorporated by reference in the Proxy Statement-Prospectus, the Registration Statement or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement-Prospectus relating to Purchaser and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Notwithstanding the foregoing, no representation or warranty is made by Purchaser with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Company or its Subsidiaries for inclusion in the Proxy Statement-Prospectus or the Registration Statement.
Section 4.15. Financing.   Purchaser has, or will have available to it prior to the Closing Date, all funds necessary to satisfy its obligations hereunder.
Section 4.16. Contracts.   Each contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Purchaser, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “Purchaser Contract”). To the best of Purchaser’s knowledge, each Purchaser Contract is a valid and binding on Purchaser or its Subsidiaries and is in full force and effect.
Section 4.17. Representations Not Misleading.   No representation or warranty by the Company and the Bank in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
ARTICLE V

COVENANTS
Section 5.01. Covenants of Company.   Company will use commercially reasonable efforts to (i) carry on its business, including the business of its Subsidiaries, only in the Ordinary Course of Business and consistent with prudent banking practice and in compliance in all material respects with all applicable Laws, (ii) preserve its business organizations and assets intact, (iii) keep available to itself and Purchaser the present services of the current officers and employees of Company and its Subsidiaries, (iv) preserve for itself and Purchaser the goodwill of its customers, key employees, lessors and others with whom business relationships exist. During the period from the date of this Agreement and continuing until the Effective Time, except (i) as expressly contemplated or permitted by this Agreement (including as set forth in Section 5.01 of Company’s Disclosure Schedule), (ii) with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed (provided, however, with respect to Section 5.01(q)(i), Section 5.01(r) and Section 5.01(s), if Purchaser shall not have disapproved of Company’s request in writing within two (2) Business Days of receipt of such written request from Company, then such request shall be deemed to be approved by Purchaser), or (iii) required by law, Company shall not and shall not permit its Subsidiaries to:
(a) Stock.   (i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock (except for issuances of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof and included in Company Disclosure Schedule 3.03(c)), any Rights, any new award or grant under the Company Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as set forth in Company Disclosure Schedule 5.01(a), accelerate the vesting of any existing Rights, or (iii) except as set forth in Company Disclosure Schedule 5.01(a), directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, repurchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, or any Rights issued and outstanding prior to the Effective Time (other than the acquisition of shares of Company Common Stock from a holder of Company Stock Options in satisfaction of withholding obligations or in payment of the exercise price, as may be permitted pursuant to Company Stock Plans or the applicable award agreements).
(b) Dividends; Other Distributions.   Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock.

(c) Compensation; Employment Agreements, Etc.   Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of Company or its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than five percent (5%) for any individual or three percent (3%) in the aggregate for all employees of Company or its Subsidiaries or trigger or result in an excess parachute payment as defined under Section 280G of the Code, (ii) as may be required by Law, (iii) to satisfy contractual obligations existing or contemplated as of the date hereof, as previously disclosed to Purchaser and set forth in Company Disclosure Schedule 5.01(c), (iv) incentive or bonus payments either in accordance with past practice or in accordance with the terms of the Selling Bank Executive Incentive Plan and set forth in Company Disclosure Schedule 5.01(c), provided that such payment does not trigger or result in an excess parachute payment as defined under Section 280G of the Code or (v) severance in accordance with past practice and set forth in Company Disclosure Schedule 5.01(c).
(d) Hiring.   Hire any person as an employee of Company or its Subsidiaries, except for at-will employees at an annual rate of salary not to exceed $75,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.
(e) Benefit Plans.   Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with Purchaser, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in Company Disclosure Schedule 5.01(e), (iii) as previously disclosed to Purchaser and set forth in Company Disclosure Schedule 5.01(e), or (iv) as may be required pursuant to the terms of this Agreement) any Company Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of Company or its Subsidiaries.
(f) Transactions with Affiliates.   Except pursuant to agreements or arrangements in effect on the date hereof and set forth in Company Disclosure Schedule 5.01(f), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than (i) loans in accordance with Regulation O of the Federal Reserve Board (12 CFR Part 215) and consistent with past practice and in the Ordinary Course of Business, or (ii) compensation or business expense advancements or reimbursements in the Ordinary Course of Business.
(g) Dispositions.   Except as set forth on Company Disclosure Schedule 5.01(g) or in the Ordinary Course of Business (including the sale, transfer or disposal of other real estate owned), sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to Company or its Subsidiaries.
(h) Acquisitions.   Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person, except for purchases specifically approved by Purchaser pursuant to any other applicable paragraph of this Section 5.01.
(i) Capital Expenditures.   Make any capital expenditures in amounts exceeding $75,000 individually, or $150,000 in the aggregate.
(j) Governing Documents.   Amend Company’s articles of incorporation or bylaws or any equivalent documents of any of the Company’s Subsidiaries.
(k) Accounting Methods.   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws, GAAP or at the direction of a Governmental Authority.

(l) Contracts.   Except as set forth on Company Disclosure Schedule 5.01(l), enter into, amend, modify, terminate, extend, or waive any material provision of, any Company Material Contract, Lease or Insurance Policy, or make any material change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to Company or its Subsidiaries, or enter into any contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations requested by Purchaser.
(m) Claims.   Other than settlement of foreclosure actions in the Ordinary Course of Business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Company or its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by Company or its Subsidiaries of an amount which exceeds $50,000 individually or $100,000 in the aggregate, or would impose any material restriction on the business of Company or its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.
(n) Banking Operations.   (i) Enter into any material new line of business, introduce any material new products or services, or introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) reenter the marijuana banking business; (iii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iv) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; or (v) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.
(o) Derivative Transactions.   Enter into any Derivative Transaction.
(p) Indebtedness.   Incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(s).
(q) Investment Securities.   (i) Acquire (other than (x) by way of foreclosures or acquisitions in a bona fide fiduciary capacity or (y) in satisfaction of debts previously contracted in good faith), sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, other than securities (A) rated “AA” or higher by either Standard and Poor’s Ratings Services of Moody’s Investor Service, (B) with a weighted average life of not more than five (5) years and (C) otherwise in the Ordinary Course of Business, nor (ii) change the classification method for any of the Company Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.
(r) Deposits.   Make any changes to deposit pricing other than such changes that may be made in the Ordinary Course of Business, consistent with past practice.
(s) Loans.   Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in Company Disclosure Schedule Section 5.01(s), (i) make any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by Company or its Subsidiaries to such borrower or its Affiliates would be in excess of  $100,000, in the aggregate, (B) jumbo residential real estate loan or home equity line of credit that is not held for sale in excess of  $750,000, (C) any non-qualified mortgage loan (i.e., not for sale to any public government-sponsored enterprise), (D) commercial or industrial loan in excess of  $500,000, (E) SBA loan with a 75% or greater guarantee in excess of  $1,000,000, (F) commercial real estate loan in excess of  $1,000,000 or (G) Construction, Development and Land loan in excess of  $1,000,000; or (ii) participation in any loan or pool of loans. Any loan in excess of the limits set forth in this Section 5.01(s) and any purchase of a participation in a loan or pool of loans shall require the prior written approval of the President or Chief Credit Officer or Credit Administrator of Purchaser Bank, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Company may, without obtaining the prior written approval of Purchaser Bank (i) effect any modification to a loan or extension of credit that is not rated “substandard” or lower; (ii) extend the loan maturity or renew (A) loans rated “pass” or better up to 5 years, where no additional credit is extended, (B) residential loans or home equity lines of credit rated “pass” or better in accordance with Company’s existing policies; and (iii) renew for up to two years any unsecured loan of less than $100,000 where no additional credit is extended. Company shall not effect any collateral release for any loan rated “special mention” or lower without the prior approval of Purchaser Bank.
(t) Investments or Developments in Real Estate.   Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by Company or its Subsidiaries.
(u) Taxes.   Except as required by applicable Law or any Governmental Authority, make, in any manner different from Company’s prior custom and practice, or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, waive any claim for refund or credit of Taxes, file any claim for a material refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or take any other action that results, or could reasonably be expected to give rise to any Liability of the Company, provided that, for purposes of this Section 5.01(u), “material” shall mean affecting or relating to $25,000 or more in Taxes or $50,000 or more of taxable income.
(v) Compliance with Agreements.   Commit any act or omission which constitutes a material breach or default by Company or its Subsidiaries under any agreement with any Governmental Authority or under any Company Material Contract, Lease or other material agreement or material license to which Company or its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits.
(w) Environmental Assessments.   Foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.
(x) Adverse Actions.   Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair Company’s ability to consummate the Merger or the transactions contemplated by this Agreement, or (ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(y) Additional Actions.   Agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.
(z) Facilities.   Except as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by Purchaser.
(aa) Restructure.   Merge or consolidate itself or its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or its Subsidiaries.
(bb) Commitments.   (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing, or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.
Section 5.02. Covenants of Purchaser.
(a) Affirmative Covenants.   From the date hereof until the Effective Time, Purchaser will use commercially reasonable efforts to carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.
(b) Negative Covenants.   From the date hereof until the Effective Time, Purchaser shall not take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair in any material respect Purchaser’s ability to consummate the Merger or the transactions contemplated by this Agreement, (ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, (iii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law, or (iv) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02.
Section 5.03. Commercially Reasonable Efforts.   Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall cooperate fully with the other Party to that end.
Section 5.04. Shareholder Approval.   Following the date that the Registration Statement is declared effective by the SEC, Company shall take, in accordance with applicable Law and the articles of incorporation and bylaws of Company, all action necessary to convene a special meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by Company’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “Company Meeting”) and shall take all lawful action to solicit such approval by such shareholders. Company shall use its commercially reasonable efforts to obtain the Requisite Company Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the Company Meeting is called, noticed, convened, held and conducted (and that all proxies solicited by Company in connection with the Company Meeting are solicited in compliance with the FBCA), in accordance with the articles of incorporation and bylaws of Company, and all other applicable legal requirements. Except with the prior approval of Purchaser, other than the items noted above, no other matters shall be submitted for the approval of Company shareholders at the Company Meeting.
Except to the extent provided otherwise in Section 5.09, the board of directors of Company shall at all times prior to and during the Company Meeting recommend approval of this Agreement by the shareholders of Company and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by Company’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Company Recommendation”), and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of Purchaser or take any other action or make any other public statement inconsistent with such recommendation, and the Proxy Statement-Prospectus shall include the Company Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Company Shareholder Approval, Company will not adjourn or postpone the Company Meeting unless Company is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of Company. Company shall keep Purchaser updated with respect to the proxy solicitation results in connection with the Company Meeting as reasonably requested by Purchaser.

Section 5.05. Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.
(a) Purchaser and Company agree to cooperate in the preparation of the Registration Statement (including the Proxy Statement-Prospectus and all related documents) to be filed by Purchaser with the SEC in connection with the issuance of Purchaser Common Stock in the transactions contemplated by this Agreement. Company shall use its commercially reasonable efforts to deliver to Purchaser such financial statements and related analysis of Company, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Company, as may be required in order to file the Registration Statement, and any other report required to be filed by Purchaser with the SEC, in each case, in compliance with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to Purchaser to review. Company agrees to cooperate with Purchaser and Purchaser’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from Company’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. Purchaser shall, as soon as is practicable, but no later than sixty (60) days after the date hereof, file the Registration Statement with the SEC. Each of Purchaser and Company agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof. Purchaser also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, Company, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.
(b) Purchaser will advise Company, promptly after Purchaser receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Purchaser Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. Purchaser will provide Company and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and Purchaser will provide Company and its counsel with a copy of all such filings made with the SEC. If at any time prior to the Company Meeting there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement, Purchaser shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with Company to mail such amendment or supplement to Company shareholders (if required under applicable Law).
(c) Purchaser shall cause the shares of Purchaser Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.
Section 5.06. Regulatory Filings; Consents.
(a) Each of Purchaser and Company and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts (i) to prepare all documentation to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of any Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations, and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require Purchaser or any of its Subsidiaries or Company or any of its Subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to Company) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of Purchaser or any of its Subsidiaries, after giving effect to the Merger (together, the “Burdensome Conditions”). Purchaser and Company will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Purchaser or Company to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority, other than material filed in connection therewith under a claim of confidentiality. Purchaser shall, as soon as is practicable, but no later than thirty (30) days after the date hereof, make all filings with Governmental Authorities. In addition, Purchaser and Company shall each furnish to the other for review a copy of the non-confidential portions of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.
(b) Company will use its commercially reasonable efforts, and Purchaser shall reasonably cooperate with Company at Company’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on Company Disclosure Schedule 3.13(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). Company will consult with Purchaser and its representatives as often as practicable under the circumstances so as to permit Company and Purchaser and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.
Section 5.07. Publicity.   Purchaser and Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior written consent of the other Party, which consent shall not be unreasonably delayed, conditioned or withheld; provided, however, that a party may, without the prior written consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that Purchaser shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.
Section 5.08. Access; Current Information.
(a) Subject to Section 5.21 hereof, upon reasonable notice and subject to applicable Laws relating to the exchange of information, Company agrees to afford Purchaser and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to Company’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as Purchaser may reasonably request, and Company shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and Company’s privacy policy and, during such period, Company shall furnish to Purchaser, upon Purchaser’s reasonable request, all such other information concerning the business, properties and personnel of Company and its Subsidiaries that are substantially similar in scope to the information provided to Purchaser in connection with its diligence review prior to the date of this Agreement.
(b) As soon as reasonably practicable after they become available, Company will furnish to Purchaser copies of the board packages distributed to the board of directors of Company or its Subsidiaries, and minutes from the meetings thereof and all committees thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of Company or any committee thereof relating to the financial performance, operations, or risk management of Company.

(c) During the period from the date of this Agreement to the Effective Time, each of Company and Purchaser will cause one or more of its designated representatives to confer on a regular basis with representatives of the other Party and to report the general status of the ongoing operations of Company and its Subsidiaries and Purchaser and its Subsidiaries, respectively. Without limiting the foregoing, Company agrees to provide to Purchaser (i) a copy of each report filed by Company or its Subsidiaries with a Governmental Authority within three (3) Business Days following the filing thereof unless it is a confidential communication with a Governmental Authority and Company is prohibited by Law from sharing such report, (ii) a copy of Company’s monthly loan trial balance within one (1) Business Day of the end of the month, and (iii) a copy of Company’s monthly statement of condition and profit and loss statement within five (5) Business Days of the end of the month and, if requested by Purchaser, a copy of Company’s daily statement of condition and daily profit and loss statement, which shall be provided within two (2) Business Days of such request.
(d) Upon reasonable advance notice, Company shall permit, and shall cause its Subsidiaries to permit, Purchaser or an environmental consulting firm selected by Purchaser, and at the sole expense of Purchaser, to conduct such phase I or phase II environmental audits, studies and tests on real property currently owned, leased (to the extent permitted under the lease) or operated by Company or its Subsidiaries. Purchaser shall indemnify Company and its Subsidiaries for all costs and expenses associated with returning the property of Company and its Subsidiaries, as applicable, to its previous condition.
(e) No investigation by Purchaser or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of Company set forth in this Agreement, or the conditions to the respective obligations of Purchaser and Company to consummate the transactions contemplated hereby.
(f) Company shall not be required to give Purchaser any documents (including under Sections 5.08(a) and (b) herein) that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any other matter that Company’s board of directors has been advised by counsel that such distribution to Purchaser may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of Company’s attorney-client privilege. In the event any of the restrictions in this Section 5.08(f) shall apply, Company shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), and the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.
Section 5.09. No Solicitation by Company; Superior Proposals.
(a) Company shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of Company or Company’s Subsidiaries (collectively, the “Company Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions, communications or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Purchaser) any information or data with respect to Company or its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Company is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company Representatives, whether or not such Company Representative is so authorized and whether or not such Company Representative is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Agreement by Company. Company and its Subsidiaries shall, and shall cause each of the Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Purchaser), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.
For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Company or its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, 20% or more of the assets of Company or its Subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Company or its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of Company or its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
(b) Notwithstanding Section 5.09(a) or any other provision of this Agreement, prior to the Company Meeting, Company may take any of the actions described in Section 5.09(a)(ii) if, but only if, (i) Company has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.09; (ii) the board of directors of Company determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is reasonably necessary to take such actions to comply with its fiduciary duties to Company’s shareholders under applicable Law; (iii) Company has provided Purchaser with at least three (3) Business Days’ prior written notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Company or its Subsidiaries or otherwise relating to an Acquisition Proposal, Company receives from such Person a confidentiality agreement with terms no less favorable to Company than those contained in the confidentiality agreement with Purchaser. Company shall promptly provide to Purchaser any non-public information regarding Company or its Subsidiaries provided to any other Person which was not previously provided to Purchaser, such additional information to be provided no later than the date such information is provided to such other party.
For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and Company or its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding Company Common Stock or more than 50% of the assets of Company and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of Company determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by Purchaser in response to such Acquisition Proposal as contemplated by Section 5.09(e), such proposal is more favorable to the shareholders of Company from a financial point of view than the Merger.
(c) Company shall promptly (and in any event within twenty-four (24) hours) notify Purchaser in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Company or the Company Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications), except to the extent (i) that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) discussions of such materials jeopardize the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree). Company agrees that it shall keep Purchaser informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
(d) Subject to Section 5.09(e), neither the board of directors of Company nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify the Company Recommendation, in a manner adverse to Purchaser in connection with the transactions contemplated by this Agreement (including the Merger), fail to reaffirm the Company Recommendation within three (3) Business Days following a request by Purchaser, or make any statement, filing or release, in connection with the Company Meeting or otherwise, inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Company or its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.09(b)) or (B) requiring Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.
(e) Notwithstanding Section 5.09(d) and subject to compliance with this Section 5.09(e), prior to the approval of the Merger at the Company Meeting, the board of directors of Company may approve or recommend a Superior Proposal to the Company shareholders and withdraw, qualify, amend or modify the Company Recommendation or take any of the other actions otherwise prohibited by Section 5.09(a) (a “Company Subsequent Determination”) after the fifth (5th) Business Day following Purchaser’s receipt of a notice (the “Notice of Superior Proposal”) from Company advising Purchaser that the board of directors of Company has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.09) constitutes a Superior Proposal if, but only if, (i) the board of directors of Company has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be reasonably likely to violate its fiduciary duties to Company’s shareholders under applicable law, (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by Purchaser (the “Notice Period”), Company and the board of directors of Company shall have cooperated and negotiated in good faith with Purchaser to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Purchaser shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Purchaser since its receipt of such Notice of Superior Proposal, the board of directors of Company has again in good faith made the determination described in clause (i) of this Section 5.09(e) and that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, Company shall be required to deliver a new Notice of Superior Proposal to Purchaser and again comply with the requirements of this Section 5.09(e), except that the Notice Period shall be reduced to three (3) Business Days.
Section 5.10. Indemnification.
(a) For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(b)(iv), Purchaser shall indemnify, defend and hold harmless the present and former directors, officers and employees of Company and its Subsidiaries (the “Indemnified Parties”), against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of actions or omissions of such persons in the course of performing their duties for Company or such Subsidiary occurring at or before the Effective Time (including the transactions contemplated by this Agreement) (each a “Claim”), to the same extent as such persons have the right to be indemnified pursuant to the articles of incorporation or bylaws of Company or similar governing documents of such Subsidiary in effect on the date of this Agreement and to the extent permitted by any applicable Law. Purchaser shall pay such expenses to each Indemnified Party to the fullest extent permitted by the provisions of any applicable Law and Company’s articles of incorporation and bylaws.

(b) Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify Purchaser upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of Purchaser under this Section 5.10, unless, and only to the extent that, Purchaser is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) Purchaser shall have the right to assume the defense thereof and Purchaser shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof except that if Purchaser elects not to assume such defense, the Indemnified Parties may retain counsel reasonably satisfactory to them and Purchaser, and Purchaser shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties (provided that Purchaser shall only be obligated to pay the reasonable fees and expenses of one such counsel), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) Purchaser shall not be liable for any settlement effected without its prior written consent, and (iv) Purchaser shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws, whether or not related to banking Laws.
(c) For a period of six (6) years following the Effective Time, Purchaser will use its commercially reasonable efforts to provide director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of Company or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by Company; provided that, if Purchaser is unable to maintain or obtain the insurance called for by this Section 5.10, Purchaser will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.10(d)); and provided, further, that officers and directors of Company or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall Purchaser be required to expend in the aggregate for such six (6) years’ tail insurance a premium amount in excess of 200% of the annual premium paid by Company for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, Purchaser shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage available for a cost not exceeding the Maximum D&O Tail Premium. Notwithstanding the foregoing, Purchaser shall not provide any D&O Insurance to the extent payments under such D&O Insurance may violate applicable law, including but not limited to 12 CFR Part 359.
(d) If Purchaser or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of Purchaser and its Subsidiaries shall assume the obligations set forth in this Section 5.10.
Section 5.11. Employees; Benefit Plans.
(a) Following the Effective Time, Purchaser shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of employees who are full time employees of Company or its Subsidiaries on the Closing Date (“Covered Employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of Purchaser or its Subsidiaries, as applicable; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of Purchaser or its Subsidiaries. Purchaser shall give the Covered Employees full credit for their prior service with Company and its Subsidiaries (i) for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified employee benefit plan maintained by Purchaser and in which Covered Employees may be eligible to participate, and (ii) for all purposes under any welfare benefit plans, vacation plans, severance plans and similar arrangements maintained by Purchaser.
(b) With respect to any employee benefit plan of Purchaser that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, Purchaser or its applicable Subsidiary shall use its commercially reasonable efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such Purchaser or its Subsidiary plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the Company Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, and (ii) recognize any health, dental, vision or other welfare expenses incurred by such Covered Employee and his or her covered dependents in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) for purposes of any applicable copayment, deductibles and annual out-of-pocket expense requirements under any such health, dental, vision or other welfare plan. Neither Purchaser nor any of its Subsidiaries shall terminate the existing coverage of any Covered Employee or his or her dependents under any of the Company or Company Subsidiary health plans prior to the time such Covered Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Purchaser or any Purchaser Subsidiary and their dependents.
(c) Prior to the Effective Time, Company shall take, and shall cause its Subsidiaries to take, all actions requested by Purchaser that may be necessary or appropriate to (i) cause one or more Company Benefits Plans to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any Company Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any Company Benefit Plan for such period as may be requested by Purchaser, or (iv) facilitate the merger of any Company Benefit Plan into any employee benefit plan maintained by Purchaser or a Purchaser Subsidiary. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.11(c) shall be subject to Purchaser’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. If Purchaser requires Company to terminate a medical plan having a flexible spending arrangement (“FSA”) under Code Section 125, Company and each of its Subsidiaries may continue its FSA through the Effective Time.
(d) Nothing in this Section 5.11 shall be construed to limit the right of Purchaser or any of its Subsidiaries (including, following the Closing Date, Company and its Subsidiaries) to amend or terminate any Company Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require Purchaser or any of its Subsidiaries (including, following the Closing Date, Company and its Subsidiaries) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and, except as otherwise provided pursuant to Section 6.03(g), the continued retention (or termination) by Purchaser or any of its Subsidiaries of any Covered Employee subsequent to the Effective Time shall be subject in all events to Purchaser’s or its applicable Subsidiary’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.
(e) If, within six (6) months after the Effective Time, unless otherwise addressed in an employment agreement entered into with Purchaser Bank, any Covered Employee who is terminated by Purchaser or its Subsidiaries other than “for cause” (as defined under the policies of Purchaser and/or its Subsidiaries) or resigns because he or she was offered a position with a material reduction in rate of base pay or that is outside a 50-mile radius of the current address of his or her primary work location at Company, then Purchaser shall pay severance to such Covered Employee in an amount as set forth in the severance policies in Purchaser Disclosure Schedule 5.11(e). Each Covered Employee entitled to severance pursuant to the foregoing shall be required to execute a general release of claims, satisfactory to the Purchaser, in order to receive such severance. Any severance to which a Covered Employee may be entitled in connection with a termination occurring more than six (6) months after the Effective Time will be as set forth in the severance policies of Purchaser and its Subsidiaries as then in effect.

(f) At the Effective Time, all accrued and unused sick time for all employees of Company and its Subsidiaries and all accrued and unused vacation time for all employees of Company and its Subsidiaries shall be accorded such treatment as set forth in Purchaser Disclosure Schedule 5.11(f).
(g) Prior to the Effective Time, Company shall, as directed by Purchaser, (i) cause the termination of each non-qualified deferred compensation, salary continuation and supplemental executive retirement plan, program or agreement between Company and/or its Subsidiaries and any director, officer or employee, and (ii) pay all amounts due its officers, directors and employees pursuant to the supplemental executive retirement plans, programs and agreements and pursuant to the change in control provisions applicable under any Company Benefit Plan in accordance with Section 409A of the Code. Company Disclosure Schedule 5.11(g) sets forth all estimated payments to be made by Company pursuant to this Section 5.11(g).
(h) Purchaser shall honor the employment agreements, change in control agreements and severance arrangements in effect as set forth in Company Disclosure Schedule 3.11(a), unless superseded or terminated as of the Effective Time, with the written consent of the affected parties.
(i) Company shall establish a retention bonus pool to be paid to certain designated Company employees, with such recipients, amounts of payments and timing of payments to be agreed to in writing by the parties no later than 45 days following the date of this Agreement. The aggregate amount of such retention bonuses payable pursuant to the retention bonus pool shall not exceed $200,000 in the aggregate.
Section 5.12. Notification of Certain Changes.   Company and Purchaser shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), Company will supplement or amend the Company Disclosure Schedules, delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Schedule or which is necessary to correct any information in such Company Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to any Company Disclosure Schedule or provision of information relating to the subject matter of any Company Disclosure Schedule after the date of this Agreement shall operate to cure any breach of a representation or warranty made herein or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 6.03(a) or Section 6.03(b), as the case may be, or compliance by Company with the respective covenants and agreements of such parties set forth herein.
Section 5.13. Transition; Informational Systems Conversion.   From and after the date hereof, Purchaser and Company shall use their commercially reasonable efforts to facilitate the integration of Company with the business of Purchaser following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of Company and its Subsidiaries (the “Informational Systems Conversion”) to those used by Purchaser, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of Company and its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and Software licenses used by Company and its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion as soon as practicable following the Effective Time.
Section 5.14. No Control of Other Party’s Business.   Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the operations of Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct the operations of Purchaser or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Company and Purchaser shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.

Section 5.15. Certain Litigation.   Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of Company or the board of directors of Purchaser related to this Agreement or the Merger and the other transactions contemplated by this Agreement. Company shall: (i) permit Purchaser to review and discuss in advance, and consider in good faith the views of Purchaser in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish Purchaser’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; and (iii) consult with Purchaser regarding the defense or settlement of any such shareholder litigation. Company shall give due consideration to Purchaser’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration. Company shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of Purchaser (such consent not to be unreasonably withheld) unless the payment of any such damages by Company is reasonably expected by Company, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by Company) under Company’s existing director and officer insurance policies, including any tail policy and also does not cause the tail insurance premium contemplated by Section 5.10(d) to exceed the Maximum D&O Tail Premium.
Section 5.16. Director Resignations.   Company shall use commercially reasonable efforts to cause to be delivered to Purchaser resignations of all the directors of Company and its Subsidiaries, such resignations to be effective as of the Effective Time.
Section 5.17. Restrictive Covenant Agreement.   Concurrently with the execution and delivery of this Agreement and effective upon Closing, Company has caused (i) each non-employee director of Company and Selling Bank to execute and deliver the Restrictive Covenant Agreement in the form attached hereto as Exhibit D (collectively, the “Director Restrictive Covenant Agreements”) and (ii) the officers of Company and Selling Bank listed on Company Disclosure Schedule 5.17 to execute and deliver the Restrictive Covenant Agreement in the form attached hereto as Exhibit E (the “Officer Restrictive Covenant Agreements”).
Section 5.18. Claims Letters.   Concurrently with the execution and delivery of this Agreement and effective upon the Closing, Company has caused each director of Company and Selling Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit F.
Section 5.19. Coordination.
(a) Prior to the Effective Time, each of Company and its Subsidiaries shall take any action Purchaser may reasonably request from time to time to better prepare the parties for the integration of the operations of Company and its Subsidiaries with Purchaser and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of Company and Purchaser shall meet from time to time as Purchaser may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of Company and its Subsidiaries, and Company shall give due consideration to Purchaser’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Purchaser nor Purchaser Bank shall under any circumstance be permitted to exercise control of Company or its Subsidiaries prior to the Effective Time. Company shall permit representatives of Purchaser Bank to be onsite at Company to facilitate integration of operations and assist with any other coordination efforts as necessary.
(b) Prior to the Effective Time, Company and its Subsidiaries shall take any actions Purchaser may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or Company Contracts that Purchaser may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective prior to, or immediately upon, the Closing, and shall cooperate with Purchaser and use commercially reasonable efforts to negotiate specific provisions that may be requested by Purchaser in connection with any such amendment, modification or termination.
(c) Purchaser and Company shall cooperate (i) to minimize any potential adverse impact to Purchaser under Financial Accounting Standards Board Accounting Standards Codification Topic 805 (Business Combinations), and (ii) to maximize potential benefits to Purchaser and its Subsidiaries under Code

Section 382 in connection with the transactions contemplated by this Agreement, in each case consistent with GAAP, the rules and regulations of the SEC and applicable banking Laws and regulations.
(d) From and after the date hereof, the parties shall reasonably cooperate with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers), and Company shall, upon Purchaser’s reasonable request, introduce Purchaser and its representatives to suppliers of Company and its Subsidiaries for the purpose of facilitating the integration of Company and its business into that of Purchaser. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), Company shall, upon Purchaser’s reasonable request, introduce Purchaser and its representatives to customers of Company and its Subsidiaries for the purpose of facilitating the integration of Company and its business into that of Purchaser. Any interaction between Purchaser and Company’s and any of its Subsidiary’s customers and suppliers shall be coordinated by Company. Company shall have the right to participate in any discussions between Purchaser and Company’s customers and suppliers.
(e) Purchaser and Company agree to take all action necessary and appropriate to cause Selling Bank to merge with Purchaser Bank in accordance with applicable Laws and the terms of the Plan of Bank Merger immediately following the Effective Time or as promptly as practicable thereafter.
Section 5.20. Transactional Expenses.   Company has provided in Company Disclosure Schedule 5.20 a reasonable good faith estimate of costs and fees that Company and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement (collectively, “Company Expenses”). Company shall use its commercially reasonable efforts to cause the aggregate amount of all Company Expenses to not exceed the total expenses disclosed in Company Disclosure Schedule 5.20. Company shall promptly notify Purchaser if or when it determines that it expects to materially exceed its estimate for Company Expenses. Notwithstanding anything to the contrary in this Section 5.20, Company shall not incur any investment banking, brokerage, finders or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in Company Disclosure Schedule 3.23.
Section 5.21. Confidentiality.   Prior to the execution of this Agreement and prior to the consummation of the Merger, each of Purchaser and Company, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information so obtained pursuant to this Article V in accordance with the terms of the confidentiality and non-disclosure agreement, dated as of February 15, 2018 between the Purchaser and Company.
Section 5.22. Tax Matters.   The Parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement constitutes a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. The business purpose of the Merger and the Bank Merger is to combine two financial institutions to create a strong commercial banking franchise. From and after the date of this Agreement, each of Purchaser and Company shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.01. Conditions to Obligations of the Parties to Effect the Merger.   The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:

(a) Shareholder Vote.   This Agreement and the transactions contemplated hereby shall have received the Requisite Company Shareholder Approval at the Company Meeting.
(b) Regulatory Approvals; No Burdensome Condition.   All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated. None of such Regulatory Approvals shall impose any term, condition or restriction upon Purchaser or any of its Subsidiaries that Purchaser reasonably determines is a Burdensome Condition.
(c) No Injunctions or Restraints; Illegality.   No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.
(d) Effective Registration Statement.   The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer of Purchaser Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.
(e) Tax Opinion Relating to the Merger.   Purchaser shall have received an opinion from Alston & Bird LLP, dated as of the Closing Date, in substance and form reasonably satisfactory to Purchaser to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Alston & Bird LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of Purchaser and Company, in form and substance reasonably acceptable to such counsel.
(f) Listing of Purchaser Common Stock.   The shares of Purchaser Common Stock issuable pursuant to the Merger shall have been approved for listing on the NASDAQ.
(g) Plan of Bank Merger.   The Plan of Bank Merger shall have been executed and delivered.
Section 6.02. Conditions to Obligations of Company.   The obligations of Company to consummate the Merger also are subject to the fulfillment or written waiver by Company prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties.   Each of the representations and warranties of Purchaser (other than in Sections 4.03, 4.09 and 4.14) set forth in this Agreement or in any certificate or agreement delivered by Purchaser pursuant to the provisions hereof shall be true and correct, in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” “materially” or words of similar import) as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser; provided, however, that the representations and warranties in Section 4.03 (Capitalization) (other than de minimis inaccuracies in Section 4.03(a)), Section 4.09 (Absence of Certain Changes or Events), and Section 4.14 (Purchaser Information) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time. Company shall have received a certificate signed on behalf of Purchaser by the Chief Executive Officer and the Chief Financial Officer of Purchaser to the foregoing effect.
(b) Performance of Obligations of Purchaser.   Purchaser shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, except where the failure of the performance of, or compliance with, such obligation has not had and does not have a

Material Adverse Effect on Purchaser, and Company shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by its Chief Executive Officer and the Chief Financial Officer to such effect.
(c) No Material Adverse Effect.   Since the date of this Agreement (i) no change or event has occurred which has resulted in Purchaser or Purchaser Bank being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.
Section 6.03. Conditions to Obligations of Purchaser.   The obligations of Purchaser to consummate the Merger also are subject to the fulfillment or written waiver by Purchaser prior to the Closing Date of each of the following conditions:
(a) Representations and Warranties.   Each of the representations and warranties of Company (other than in Sections 3.03, 3.08 and 3.25) set forth in this Agreement or in any certificate or agreement delivered by Company pursuant to the provisions hereof shall be true and correct, in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” “materially” or words of similar import) as of the date of this Agreement and immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; provided, however, that (i) the representations and warranties in Section 3.03 (Capitalization) (other than de minimis inaccuracies in Section 3.03(a)), Section 3.08 (Absence of Certain Changes or Events) and Section 3.25 (Company Information) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time. Purchaser shall have received a certificate signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company to the foregoing effect.
(b) Performance of Obligations of Company.   Company shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, except where the failure of the performance of, or compliance with, such obligation has not had and does not have a Material Adverse Effect on Company and Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of Company by Company’s Chief Executive Officer and Chief Financial Officer, to such effect.
(c) Other Actions.   The board of directors of Company shall have approved this Agreement and the transactions contemplated herein and shall not have (i) withheld, withdrawn or modified (or publicly proposed to withhold, withdrawal or modify), in a manner adverse to Purchaser, the Company Recommendation referred to in Section 5.04, (ii) approved or recommended (or publicly proposed to approve or recommend) any Acquisition Proposal, or (iii) allowed Company or the Company’s Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or agreement relating to any Acquisition Proposal. Company shall have furnished Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 6.01 and this Section 6.03 as Purchaser may reasonably request.
(d) No Material Adverse Effect.   Since the date of this Agreement (i) no change or event has occurred which has resulted in Company or its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.
(e) Consents and Approvals.   Company has received, in form and substance satisfactory to Company and Purchaser, all material consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which Company or the Company’s Subsidiaries is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of Company or the Company’s Subsidiaries.

(f) Limitation on Dissenters’ Rights.   As of the Closing Date, the holders of no more than five percent (5%) of Company Common Stock that is issued and outstanding shall have taken the actions required by the FBCA to qualify their Company Common Stock as Dissenting Shares.
(g) Company Consolidated Tangible Shareholders’ Equity; Allowance for Loan and Lease Losses.   As of the close of business on the fifth (5th) Business Day prior to the Closing Date, (A) the Company’s Consolidated Tangible Shareholders’ Equity shall be an amount not less than the Company Target Consolidated Tangible Shareholders’ Equity, and (B) the Selling Bank’s general allowance for loan and lease losses shall be an amount not less than $6.6 million in the aggregate.
(h) Contractual Arrangements with Certain Officers.   The contractual arrangements between Purchaser Bank and certain executives and directors of the Company and First Green Bank that were signed as of the date of this Agreement and set forth in Purchaser Disclosure Schedule 6.03(h) shall continue to be in full force and effect on and after the Effective Time in accordance with their respective terms.
(i) Medical Marijuana Business.   The Company shall have terminated all of its Medical Marijuana Business and shall have sold or disposed of any and all assets and liabilities related to the Medical Marijuana Business, including but not limited to the deposits and accounts set forth in Section 6.03(i) of the Company Disclosure Letter.
Section 6.04. Frustration of Closing Conditions.   Neither Purchaser nor Company may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its commercially reasonable efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.
ARTICLE VII

TERMINATION
Section 7.01. Termination.   This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:
(a) Mutual Consent.   At any time prior to the Effective Time, by the mutual consent, in writing, of Purchaser and Company if the board of directors of Purchaser and the board of directors of Company each so determines by vote of a majority of the members of its entire board.
(b) No Regulatory Approval.   By Purchaser or Company, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
(c) No Shareholder Approval.   By Purchaser (provided, in the case of Purchaser, that it shall not be in breach of any of its obligations under Section 5.05), or by Company (provided, that in the case of Company, that it shall not be in breach of any of its obligations under Sections 5.04 and 5.09), if the Requisite Company Shareholder Approval at the Company Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.
(d) Breach of Representations and Warranties.   By either Purchaser or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been (i) with respect to representations and warranties set forth in this Agreement that are not qualified by the term “material” or do not contain terms such as “Material Adverse Effect,” a material breach of any of such representations or warranties by the other party, and (ii) with respect to representations and warranties set forth in this Agreement that are qualified by the term “material” or contain terms such as “Material Adverse Effect,” any breach of any of such representations or warranties by the other Party; which breach in (i) or (ii) above is not cured prior to the earlier of (y) thirty (30) days following written notice to the Party committing such breach from the other Party or

(z) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 6.02(a) (in the case of a breach of a representation or warranty by Purchaser) or Section 6.03(a) (in the case of a breach of a representation or warranty by Company).
(e) Breach of Covenants.   By either Purchaser or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured prior to the earlier of  (i) thirty (30) days following written notice to the Party committing such breach from the other Party or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 6.02(b) (in the case of a breach of a representation or warranty by Purchaser) or Section 6.03(b) (in the case of a breach of a representation or warranty by Company).
(f) Delay.   By either Purchaser or Company if the Merger shall not have been consummated on or before January 31, 2019 (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.
(g) Failure to Recommend; Etc.   In addition to and not in limitation of Purchaser’s termination rights under Section 7.01(e), by Purchaser if  (i) there shall have been a material breach of Section 5.09, or (ii) the board of directors of Company (A) withdraws, qualifies, amends, modifies or withholds the Company Recommendation, or makes any statement, filing or release of information, in connection with the Company Meeting or otherwise, inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation), (B) materially breaches its obligation to call, give notice of and commence the Company Meeting under Section 5.04(a), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by Purchaser, (E) fails to publicly reconfirm the Company Recommendation within three (3) Business Days of being requested to do so by Purchaser, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.
(h) Superior Proposal.   By the board of directors of Company if Company has received a Superior Proposal, and in accordance, and subject to compliance, with Section 5.09 of this Agreement, the Company board of directors has made a determination to accept such Superior Proposal.
(i) Purchaser Stock Price.   By Company, if the board of directors of Company so determines by a vote of the majority of the members of the entire board of directors of Company, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:
(A) The quotient obtained by dividing the Purchaser Average Stock Price by the Initial Purchaser Market Price (such quotient being the “Purchaser Ratio”) shall be less than 0.85; and
(B) The Purchaser Ratio shall be less than (y) the quotient obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (B)(y) (such number in this clause (B)(y) being the “Index Ratio”);
provided, however that if Company refuses to consummate the Merger pursuant to this Section 7.01(i), it shall give prompt written notice thereof to Purchaser (and provided that such Company written notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five (5) Business Day period commencing with its receipt of such notice, Purchaser shall have the option to increase the Merger Consideration by increasing the Per Share Stock Consideration (calculated to the nearest one ten-thousandth) such that the value of the Per Share Stock Consideration (calculated based on the Purchaser Average Stock Price) to be received by each recipient of the Merger Consideration equals the lesser of the following: (I) an amount equal to (x) the product of the Initial Purchaser Market Price, 0.85, and the Per Share Stock Consideration (as in effect immediately before any increase in the Per Share Stock Consideration pursuant to this Section 7.01(i)), divided by (y) Purchaser Average Stock Price and (II) an amount equal to (x) the product of the Index Ratio and the Per Share Stock Consideration (as in effect immediately before any increase in the Per Share Stock Consideration pursuant to this Section 7.01(i)), divided by (y) the Purchaser Ratio. If Purchaser so elects within such five (5) Business Day period, then it shall give prompt written notice to Company of such election and the revised Per Share Stock Consideration, whereupon no termination shall occur pursuant to this Section 7.01(i) and this Agreement shall remain in effect in accordance with its terms, provided that any references in this Agreement to the “Per Share Stock Consideration” shall thereafter be deemed to refer to the Per Share Stock Consideration as increased pursuant to this Section 7.01(i), if applicable.
Section 7.02. Termination Fee; Expenses.
(a) In recognition of the efforts, expenses and other opportunities foregone by Purchaser while structuring and pursuing the Merger, Company shall pay to Purchaser a termination fee equal to five million three hundred thousand ($5,300,000) (“Termination Fee”), by wire transfer of immediately available funds to an account specified by Purchaser in the event of any of the following: (i) in the event Purchaser terminates this Agreement pursuant to Section 7.01(g) or Company terminates this Agreement pursuant to Section 7.01(h), Company shall pay Purchaser the Termination Fee within one (1) Business Day after receipt of Purchaser’s notification of such termination; or (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of Company or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to Company and (A) thereafter this Agreement is terminated (x) by either Purchaser or Company pursuant to Section 7.01(c) because the Requisite Company Shareholder Approval shall not have been obtained or (y) by Purchaser pursuant to Section 7.01(d) or Section 7.01(e) and (B) prior to the date that is twelve (12) months after the date of such termination, Company enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Company shall, on the earlier of the date it enters into such agreement or the date of consummation of such transaction, pay Purchaser the Termination Fee, provided, that for purposes of this Section 7.02(a)(ii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%.”
(b) Company and Purchaser each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if Company fails promptly to pay any amounts due under this Section 7.02, Company shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of  (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of Purchaser (including reasonable legal fees and expenses) in connection with such suit.
(c) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if Company pays or causes to be paid to Purchaser the Termination Fee in accordance with Section 7.02(a), Company (or any successor in interest of Company) will not have any further obligations or liabilities to Purchaser with respect to this Agreement or the transactions contemplated by this Agreement.
Section 7.03. Effect of Termination.   Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

ARTICLE VIII

DEFINITIONS
Section 8.01. Definitions.
The following terms are used in this Agreement with the meanings set forth below:
“ACA” shall mean the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, as amended.
“Acquisition Proposal” has the meaning set forth in Section 5.09(a).
“Acquisition Transaction” has the meaning set forth in Section 5.09(a).
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Articles of Merger” has the meaning set forth in Section 1.05(a).
“ASC 320” means GAAP Accounting Standards Codification Topic 320.
“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than Company or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.
“ASTM” has the meaning set forth in Section 5.01(w).
“Bank Merger” has the meaning set forth in Section 1.03.
“Bank Merger Act” means Section 18(c) of the Federal Deposit Insurance Act.
“Bank Plan of Merger” has the meaning set forth in Section 1.03.
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.
“Benefits Schedule” has the meaning set forth in Section 3.11(p).
“BHC Act” has the meaning set forth in Section 3.02(a).
“BOLI” has the meaning set forth in Section 3.31(b).
“Book-Entry Shares” means any non-certificated share held by book entry in Company’s stock transfer book or in street name through a bank, broker or other nominee, which immediately prior to the Effective Time represents an outstanding share of Company Common Stock.
“Burdensome Conditions” has the meaning set forth in Section 5.06(a).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Florida are authorized or obligated to close.
“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of Company Common Stock.
“Claim” has the meaning set forth in Section 5.10(a).
“Closing” and “Closing Date” have the meanings set forth in Section 1.05(b).
“Code” has the meaning set forth in the recitals.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.
“Company” has the meaning set forth in the preamble to this Agreement.
“Company Articles” has the meaning set forth in Section 3.02(a).
“Company Benefit Plans” has the meaning set forth in Section 3.11(a).
“Company Bylaws” has the meaning set forth in Section 3.02(a).
“Company Common Stock” means the common stock, $5.00 par value per share, of Company.
“Company Consolidated Target Tangible Shareholders’ Equity” means the Company’s Consolidated Tangible Shareholders’ Equity equal to $74.255 million (subtracting the after-tax (using an assumed tax rate of 24.28%) impact of the Permitted Expenses).
“Company Contract” has the meaning set forth in Section 3.13(a).
“Company Disclosure Schedule” has the meaning set forth in Section 3.01.
“Company Equity Awards” refers to Company Stock Options.
“Company Expenses” has the meaning set forth in Section 5.20.
“Company Investment Securities” means the investment securities of Company and its Subsidiaries.
“Company Leased Properties” has the meaning set forth in Section 3.18.
“Company Meeting” has the meaning set forth in Section 5.04.
“Company Owned Properties” has the meaning set forth in Section 3.18.
“Company Qualified Plans” has the meaning set forth in Section 3.11(d).
“Company Real Property” has the meaning set forth in Section 3.18.
“Company Recommendation” has the meaning set forth in Section 5.04.
“Company Regulatory Agreement” has the meaning set forth in Section 3.14.
“Company Representatives” has the meaning set forth in Section 5.09(a).
“Company Risk Management Instruments” has the meaning set forth in Section 3.15.
“Company Reports” has the meaning set forth in Section 3.06(b).
“Company Stock Option” has the meaning set forth in Section 2.02.
“Company Stock Plans” means all equity plans of Company or any Subsidiary, including Company 2015 Equity Incentive Plan, and any sub-plans adopted thereunder, each as amended to date.
“Company Subsequent Determination” has the meaning set forth in Section 5.09(e).
“Company Subsidiaries” has the meaning set forth in Section 3.02(b).
“Consolidated Tangible Shareholders’ Equity” means as of the close of business on the fifth (5th) Business Day prior to the Closing Date (the “Measuring Date”), the consolidated shareholders’ equity of the Company as set forth on its balance sheet on the Measuring Date calculated in accordance with GAAP (subtracting the after-tax (using an assumed tax rate of 24.28%) impact of the Permitted Expenses) and minus any change since May 31, 2018 in unrealized gains or plus any unrealized losses (as the case may be) in the Company’s securities portfolio due to mark-to-market adjustments as of the Measuring Date). The calculation of Consolidated Tangible Shareholders’ Equity shall be delivered by the Company to Seacoast, accompanied by appropriate supporting detail, no later than the close of business on the fourth (4th) Business Day preceding the Closing Date, and such calculation shall be subject to verification and approval by Purchaser, which approval shall not be unreasonably withheld.
“Controlled Group Liability” has the meaning set forth in Section 3.11(e).
“Covered Employees” has the meaning set forth in Section 5.11(a).

“D&O Insurance” has the meaning set forth in Section 5.10(c).
“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.
“Determination Date” means the later of  (i) the date on which the last required Regulatory Approval is obtained without regard to any requisite waiting period, or (ii) the date on which the Requisite Company Shareholder Approval is obtained.
“Director Restrictive Covenant Agreements” has the meaning set forth in Section 5.17.
“Dissenting Shares” means any share of Company Common Stock held by a Holder who properly demands and perfects dissenters’ rights with respect to such shares in accordance with applicable provisions of the FBCA.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Effective Time” has the meaning set forth in Section 1.05(a).
“Enforceability Exceptions” has the meaning set forth in Section 3.04(a).
“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources; (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. §300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. §651, et seq.; and (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning set forth in Section 3.11(e).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” means such exchange agent as may be designated by Purchaser (which shall be Purchaser’s transfer agent), to act as agent for purposes of conducting the exchange procedures described in Article II.
“Exchange Fund” has the meaning set forth in Section 2.07(a).
“Exchange Ratio” means 0.7324.
“Expiration Date” has the meaning set forth in Section 7.01(f).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.
“Fair Housing Act” means the Fair Housing Act, as amended.
“FBCA” has the meaning set forth in Section 1.01.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve Board” has the meaning set forth in Section 3.05.
“Final Index Price” means the average of the Index Prices for the ten (10) Trading Days ending on the Trading Day immediately prior to the Determination Date.
“FINRA” has the meaning set forth in Section 3.05.
“Florida Courts” has the meaning set forth in Section 9.03(c).
“FSA” has the meaning set forth in Section 5.11(c).
“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.
“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.
“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.
“HIPAA” has the meaning set forth in Section 3.11(c).
“Holder” means the holder of record of shares of Company Common Stock.
“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.
“Indemnified Parties” has the meaning set forth in Section 5.10(a).
“Index Group” means the NASDAQ Bank Index (Symbol: BANK).
“Index Price” means the closing price of the Index Group on any applicable Trading Day.
“Index Ratio” has the meaning set forth in Section 7.01(i).
“Informational Systems Conversion” has the meaning set forth in Section 5.13.
“Initial Purchaser Market Price” means $31.40.
“Initial Index Price” means $4,315.85.
“Insurance Policies” has the meaning set forth in Section 3.31(a).
“Intellectual Property” has the meaning set forth in Section 3.19.
“IRS” means the United States Internal Revenue Service.

“Knowledge” or “knowledge” means, with respect to Company, the actual knowledge, of the Persons set forth in Company Disclosure Schedule 3.01(a), after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to Purchaser, the actual knowledge of the Persons set forth in Purchaser Disclosure Schedule 4.01(a), after reasonable inquiry under the circumstances.
“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.
“Letter of Transmittal” has the meaning set forth in Section 2.06.
“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).
“Loans” has the meaning set forth in Section 3.26(a).
“Material Adverse Effect” with respect to any Party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the executive management team, condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such Party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such Party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such Party to consummate the Merger and the transactions contemplated hereby; provided, however, that, a Material Adverse Effect for purposes of this definition shall not be deemed to include the impact of  (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies or savings and loan holding companies generally, (C) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions, including, but not limited to, changes in levels of interest rates, generally, (D) the effects of any action or omission taken by Company with the prior consent of Purchaser, and vice versa, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by Company or Purchaser to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of Purchaser Common Stock, and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).
“Maximum D&O Tail Premium” has the meaning set forth in Section 5.10(c).
“Merger” has the meaning set forth in the recitals.
“Merger Consideration” has the meaning set forth in Section 2.01(c).
“Multiemployer Plan” has the meaning set forth in Section 3.11(f).
“Multiple Employer Plan” has the meaning set forth in Section 3.11(f).
“NASDAQ” means The NASDAQ Global Select Market.
“Notice of Superior Proposal” has the meaning set forth in Section 5.09(e).
“Notice Period” has the meaning set forth in Section 5.09(e).
“OCC” means the Office of the Comptroller of the Currency.
“OFR” means the Florida Office of Financial Regulation.

“Ordinary Course of Business” means the ordinary, usual and customary course of business of Company and its Subsidiaries consistent with past practice, including with respect to frequency and amount.
“OREO” has the meaning set forth in Section 3.26(b).
“Party” or “Parties” have the meaning set forth in the preamble.
“Per Share Equity Award Consideration” has the meaning set forth in Section 2.02.
“Per Share Stock Consideration” has the meaning set forth in Section 2.01(c).
“Permitted Encumbrances” has the meaning set forth in Section 3.18.
“Permitted Expenses” means (i) the reasonable expenses of the Company and the Selling Bank incurred in connection with the Merger and the Bank Merger (including reasonable fees and expenses of attorneys, accountants or other consultants), and (ii) the fee payable to the Company’s financial advisor in accordance with the engagement letter disclosed to Seacoast prior to the execution of this Agreement. The Permitted Expenses are set forth in Section 5.11(i) and on Company Disclosure Schedule Sections 5.11(g) and 5.20.
“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.
“Phase I” has the meaning set forth in Section 5.01(w).
“Plan of Merger” shall be the plan of merger to be filed with the Florida Secretary of State in accordance with the FBCA.
“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of Company relating to the Company Meeting.
“Purchaser” has the meaning set forth in the preamble to this Agreement.
“Purchaser Average Stock Price” means the average VWAP of Purchaser Common Stock as reported on the NASDAQ Stock Market for the ten (10) consecutive trading days ending on the Trading Day immediately prior to the Determination Date.
“Purchaser Bank” has the meaning set forth in the preamble to this Agreement.
“Purchaser Common Stock” means the common stock, $0.01 par value per share, of Purchaser.
“Purchaser Contract” has the meaning set forth in Section 4.16.
“Purchaser Disclosure Schedule” has the meaning set forth in Section 4.01.
“Purchaser Ratio” has the meaning set forth in Section 7.01(i).
“Purchaser Regulatory Agreement” has the meaning set forth in Section 4.12.
“Purchaser SEC Reports” has the meaning set forth in Section 4.06(b).
“Purchaser Stock Option” has the meaning set forth in Section 4.03(a).
“Purchaser Subsidiaries” has the meaning set forth in Section 4.02(b).
“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by Purchaser in connection with the issuance of shares of Purchaser Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).
“Regulatory Agency” has the meaning set forth in Section 3.06(a).
“Regulatory Approvals” has the meaning set forth in Section 3.05.
“Requisite Company Shareholder Approval” means the adoption of this Agreement and the Plan of Merger by a vote of the majority of the votes entitled to be cast at the Company Meeting.
“Regulatory Approvals” has the meaning set forth in Section 3.05.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Bank” has the meaning set forth in the preamble to this Agreement.
“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.
“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of Company means, unless the context otherwise requires, any current or former Subsidiary of Company.
“Superior Proposal” has the meaning set forth in Section 5.09(b).
“Surviving Bank” has the meaning set forth in Section 1.03.
“Surviving Entity” has the meaning set forth in the Recitals.
“Tax” and “Taxes” has the meaning set forth in Section 3.10(o).
“Taxing Authority” shall mean any federal, state, local, municipal, foreign, or other Governmental Authority, instrumentality, commission, board or body having jurisdiction over the Parties to impose or collect any Tax.
“Tax Returns” has the meaning set forth in Section 3.10(p).
“Technology Systems” shall mean the electronic data processing, information, record keeping, communications, telecommunications, hardware, third-party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property used by Company and Selling Bank.
“Termination Fee” has the meaning set forth in Section 7.02(a).
“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.
“Trading Day” means any day on which the NASDAQ is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).
“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.
“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.
“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.
“Voting Agreement” or “Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.
“VWAP” means the daily volume weighted average price of Purchaser Common Stock on NASDAQ or such other exchange or market on which the Purchaser Common Stock is then listed or quoted for trading on the day in question.

ARTICLE IX

MISCELLANEOUS
Section 9.01. Survival.   No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10 of this Agreement.
Section 9.02. Waiver; Amendment.   Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by Law requires further approval by the shareholders of Company without obtaining such approval.
Section 9.03. Governing Law; Waiver of Right to Trial by Jury; Venue.
(a) This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Florida, without regard for conflict of law provisions.
(b) Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03.
(c) Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Florida (the “Florida Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Florida Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Florida Courts, (iii) waives any objection that the Florida Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.
Section 9.04. Expenses.   Except as otherwise provided in Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

Section 9.05. Notices.   All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.
(a)
if to Purchaser, to:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Attn: Dennis S. Hudson, III
E-mail: denny.hudson@seacoastbank.com

with a copy (which shall not constitute notice to Purchaser) to:
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Attn: Randolph A. Moore, III, Esq.
E-mail: randy.moore@alston.com
(b)
if to Company, to:
First Green Bancorp, Inc.
1118 South Orange Avenue
Suite 101
Orlando, Florida 32806
Attn: Kenneth E. La Roe
E-mail: Ken@firstgreenbank.com

with a copy (which shall not constitute notice to Company) to:
Smith Mackinnon, PA
255 South Orange Avenue, Suite 1200
Orlando, FL 32801
Attn: John P. Greeley, Esq.
Email: jpg7300@aol.com
Section 9.06. Entire Understanding; No Third Party Beneficiaries.   This Agreement, including the Exhibits and Disclosure Schedules hereto, represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for (a) the Indemnified Parties’ rights under Section 5.10, and (b) if the Effective Time occurs, the right of the holders of Company Common Stock to receive the Merger Consideration payable pursuant to this Agreement, Purchaser and Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.07. Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.08. Enforcement of the Agreement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 9.09. Interpretation.
(a) When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.
(c) Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa.
(d) Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.
Section 9.10. Assignment.   No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 9.11. Counterparts.   This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
SEACOAST BANKING CORPORATION OF FLORIDA
By:
/s/ Dennis S. Hudson, III

Dennis S. Hudson, III
President and Chief Executive Officer
SEACOAST NATIONAL BANK
By:
/s/ Dennis S. Hudson, III

Dennis S. Hudson, III
President and Chief Executive Officer
FIRST GREEN BANCORP, INC.
By:
/s/ Kenneth E. LaRoe

Kenneth E. LaRoe
Chairman
FIRST GREEN BANK
By:
/s/ Kenneth E. LaRoe

Kenneth E. LaRoe
Chairman

EXHIBIT A
FORM OF COMPANY SHAREHOLDER SUPPORT AGREEMENT
THIS SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 11, 2018, by and among Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), First Green Bancorp, Inc., a Florida corporation (“Seller”), and each of the undersigned (i) directors of Seller and directors of First Green Bank (“First Green”) that are beneficial owners of any shares of Seller Stock (as defined below), (ii) executive officers of Seller or executive officers of First Green that are beneficial owners of any shares of Seller Stock, and (iii) each beneficial holder of five percent (5%) or more of the outstanding shares of Seller Stock (each of  (i), (ii) and (iii), a “Shareholder,” and collectively, the “Shareholders”).
RECITALS
WHEREAS, the Shareholders desire that Buyer and Seller consummate the transactions (the “Transactions”) set forth in that certain Agreement and Plan of Merger, dated as of June 11, 2018 (as the same may be amended or supplemented, the “Merger Agreement”), by and among Buyer, Seacoast National Bank, Seller and First Green, that provides for, among other things, the merger of Seller with and into Buyer (the “Merger”); and
WHEREAS, the Shareholders, Seller and Buyer are executing this Agreement as an inducement and condition to Buyer entering into, executing and performing the Merger Agreement and consummating the Transactions.
NOW, THEREFORE, in consideration of, and as a material inducement to, entering into and the execution and delivery by Buyer of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:
1.   Representations and Warranties.   Each Shareholder represents and warrants to Buyer severally, but not jointly, as follows:
(a) The Shareholder has voting power over the number of shares (“Shareholder’s Shares”) of the common stock of Seller, par value $5.00 per share (“Seller Stock”), set forth below such Shareholder’s name on the signature page hereto. Except for the Shareholder’s Shares, the Shareholder does not have voting power over any shares of Seller Stock.
(b) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.
(c) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder’s Shares are subject. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder’s Shares.
(d) The Shareholder’s Shares and the certificates representing the Shareholder’s Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all pledges, liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (any such encumbrance, a “Lien”), except for (i) any such Liens arising hereunder, and (ii) Liens, if any, which have been previously disclosed in writing to Buyer and will be satisfied and released at Closing.
(e) The Shareholder understands and acknowledges that Buyer entered into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 4 of this Agreement is granted in consideration of the execution and delivery of the Merger Agreement by Buyer.

(f) No broker, investment banker, financial adviser or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.
(g) The Shareholder represents that there are no outstanding or valid proxies or voting rights given to any Person in connection with Shareholder’s Shares.
2.   Voting Agreements.   The Shareholder agrees with, and covenants to, Buyer as follows:
(a) At any meeting of shareholders of Seller called to vote upon the Merger Agreement, the Merger and the Transactions, and at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Merger and the Transactions is sought (collectively, the “Shareholders’ Meeting”), the Shareholder shall vote (or cause to be voted) all of the Shareholder’s Shares in favor of the approval of the terms of the Merger Agreement, the Merger and each of the Transactions, and shall not grant any proxies to any third party, except where such proxies are expressly directed to vote in favor of the Merger Agreement, the Merger and the Transactions. The Shareholder hereby waives all notice and publication of notice of any Shareholders’ Meeting to be called or held with respect to the Merger Agreement, the Merger and the Transactions.
(b) At any Shareholders’ Meeting or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder’s Shares against (i) any acquisition proposal, including, without limitation, any merger or exchange agreement or merger or exchange (other than the Merger Agreement, the Merger and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Seller; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) any amendment of Seller’s articles of incorporation or bylaws or other proposal or transaction involving Seller or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement, or any of the Transactions, other than an amendment or other proposal or transaction required by a regulatory authority or other Governmental Authority (each of the foregoing in clauses (i), (ii) or (iii) above, a “Competing Transaction”).
Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Seller, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.
3.   Covenants.   The Shareholder agrees with, and covenants to, Buyer as follows:
(a) Without the prior written consent of Buyer, the Shareholder shall not (i) ”Transfer” (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, transfer, hypothecation or other disposition), or consent to any Transfer of, any or all of the Shareholder’s Shares or any interest therein, (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of Shareholder’s Shares or any interest therein, (iii) grant or solicit any proxy, power of attorney or other authorization in or with respect to Shareholder’s Shares, except for this Agreement, (iv) deposit Shareholder’s Shares into a voting trust or enter into any voting agreement, arrangement or understanding with respect to Shareholder’s Shares for any purpose (other than to satisfy its obligations under this Agreement), or (v) initiate a shareholders’ vote or action by consent of Seller’s shareholders with respect to a Competing Transaction; provided, however, that the foregoing shall not preclude a Transfer in connection with bona fide estate planning purposes to the Shareholder’s affiliates or immediate family members, provided that as a condition to such Transfer, such affiliate or immediate family member shall execute an agreement that is identical to this Agreement (except to reflect the change in the ownership of the Shareholder’s Shares) and provided further, that the assigning Shareholder shall remain jointly and severally liable for any breaches by any of his or her affiliates or immediate family members of the terms hereof. The restriction on the Transfer of the Shareholder’s Shares set forth in this Section 3(a) shall terminate upon the first to occur of  (x) the Effective Time of the Merger and the Transactions or (y) the date upon which the Merger Agreement is terminated in accordance with its terms.

(b) The Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger or the Transactions that such Shareholder may have.
(c) The Shareholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate, knowingly induce or encourage, or knowingly take an action to facilitate the making of the submission of any Competing Transaction, or (ii) except as provided in the Merger Agreement, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transactions, other than the Merger or the Transactions contemplated by the Merger Agreement.
4.   Irrevocable Proxy.   Subject to the last sentence of this Section 4, by execution of this Agreement, Shareholder does hereby appoint Buyer with the full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to Shareholder’s Shares, to vote each of such Shareholder Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 2 hereof at any Shareholders’ Meeting, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of Seller taken by written consent. Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to the terms of Section 9 hereof and hereby revokes any proxy previously granted by Shareholder with respect to the Shareholder Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.
5.   Certain Events.   The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shareholder’s Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of the Seller affecting the Seller Common Stock, or the acquisition of additional shares of Seller Stock or other voting securities of Seller by Shareholder, the number of shares of Seller Stock subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Seller Stock or other voting securities of the Seller issued to or acquired by the Shareholder.
6.   Specific Performance; Remedies; Attorneys’ Fees.   Shareholder acknowledges that it is a condition to the willingness of Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to Buyer if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, irreparable damage will occur and Buyer will not have any adequate remedy at law. It is accordingly agreed that Buyer shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or to prevent any breach and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Seller agrees that it shall not oppose the granting of such relief on the basis that Buyer has an adequate remedy at law. In addition, any third party participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement and of the rights of Buyer hereunder, and any such participation by such third party with Shareholder in activities in violation of the Shareholder’s agreement with Buyer set forth in this Agreement may give rise to claims by Buyer against such third party and Buyer acknowledges that Shareholder may be responsible for any associated liabilities caused by such third party. In any legal action or other proceeding relating to this Agreement and the transactions contemplated hereby or if the enforcement of any provision of this Agreement is brought against either Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including reasonable attorneys’ fees and expenses, court costs and expenses incident to arbitration, appellate and post-judgment proceedings) from the other Party, in addition to any other relief to which such prevailing Party may be entitled.

7.   Further Assurances.   The Shareholder shall, upon the request of the Buyer, promptly execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Buyer to be necessary or desirable to carry out the provisions hereof and to vest in the Buyer the power to vote such Shareholder’s Shares as contemplated by Section 2 and 4 of this Agreement and the other irrevocable proxies provided herein.
8.   Confidentiality.   The undersigned recognizes and acknowledges that he or she may have access to certain confidential information of the Buyer and its subsidiaries (including that obtained from the Seller and its shareholders in connection with the Transactions), the Seller and its Subsidiaries and their shareholders, including, without limitation, customer lists, information regarding customers, confidential methods of operation, lending, credit information, organization, pricing, mark-ups, commissions and other information and that all such information constitutes valuable, special and unique property of the Buyer, the Seller and the Buyer’s shareholders. All such information, which shall exclude any information that is publicly known or hereafter becomes publicly known other than as a result of any action or omission by the undersigned, is herein referred to as “Confidential Information.” The undersigned will not disclose or directly or indirectly utilize in any manner any such Confidential Information for Shareholder’s own benefit or the benefit of anyone other than the Buyer and/or its shareholders during the term of this Agreement and for a period of two (2) years after the termination of this Agreement pursuant to Section 9; provided that the undersigned may disclose such Confidential Information as required by law, court order or other valid and appropriate legal process.
9.   Term of Agreement; Termination.   The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon either (i) the termination of the Merger Agreement in accordance with its terms, or (ii) the consummation of the Merger. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination; provided further that the provisions of Section 8 of this Agreement shall remain in full force and effect regardless of any such termination pursuant to this Section 9.
10.   Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purpose and intents of this Agreement.
11.   Miscellaneous.
(a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement. As used herein, the singular shall include the plural and any reference to gender shall include all other genders. The terms “include,” “including” and similar phrases shall mean including without limitation, whether by enumeration or otherwise.
(b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by reliable overnight delivery or by facsimile or electronic transmission to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Buyer or Seller, to the addresses set forth in Section 9.05 of the Merger Agreement; and (ii) if to the Shareholder, to its address shown below its signature on the last page hereof.
(c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(d) This Agreement may be executed in two or more counterparts by facsimile or other electronic means, all of which shall be considered and have the same force and effect as one and the same agreement.

(e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(f) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without regard to the applicable conflicts of laws principles thereof.
(g) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.
(h) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a) of this Agreement. Any assignment in violation of the foregoing shall be void.
(i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by both parties.
(j) The parties acknowledge that nothing in this Agreement shall be interpreted to give rise to joint obligations among the Shareholders. No Shareholder shall be deemed to be in breach of this Agreement as a result of the actions of any other Shareholder.
(k) Notwithstanding any other provision of this Agreement, the obligations of the Shareholder under this Agreement shall not be applicable in connection with an Acquisition Proposal that is a Superior Proposal, provided that Seller and its Affiliates have complied with the terms and conditions of the Merger Agreement, including Section 5.04 and 5.09 of the Merger Agreement.
(l) Notwithstanding anything to the contrary in this Agreement, nothing herein is intended or shall be construed or require the Shareholder, in his or her capacity as a director, officer, or employee of the Company, to act or fail to act in accordance with his or her fiduciary duties as a director or officer, subject to the terms and conditions of the Merger Agreement.
[Signatures on following pages]

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Support Agreement as of the day and year first above written.
“SELLER”
First Green Bancorp, Inc.
By:

Name:
Kenneth E. LaRoe

Title:
President and Chief Executive Officer

“BUYER”
SEACOAST BANKING CORPORATION OF FLORIDA
By:

Name:
Dennis S. Hudson, III

Title:
Chairman and Chief Executive Officer

“SHAREHOLDER”

Name:

Address:

Number of Shares of Common Stock Over Which Shareholder Has Voting Power and Capacity of Ownership:

[Signature Page to the Shareholder Support Agreement]

EXHIBIT B
PLAN OF MERGER
FIRST GREEN BANCORP, INC.
with and into
SEACOAST BANKING CORPORATION OF FLORIDA
Pursuant to this Plan of Merger dated as of ______________, 2018, First Green Bancorp, Inc., a Florida corporation (“First Green”), shall be merged with and into Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast”).
SECTION 1
DEFINITIONS
1.1   Effective Time.   “Effective Time” shall mean the date and time on which the Merger contemplated by this Plan of Merger becomes effective pursuant to the laws of the State of Florida, as determined in accordance with Section 2.2 of this Plan of Merger.
1.2   Merger.   “Merger” shall refer to the merger of First Green with and into Seacoast, as provided in Section 2.1 of this Plan of Merger.
SECTION 2
TERMS OF MERGER
2.1   Merger.   Subject to the terms and conditions set forth in this Plan of Merger, at the Effective Time, First Green shall be merged with and into Seacoast in accordance with the Florida Business Corporation Act. Seacoast shall be the surviving corporation resulting from the Merger (the “Surviving Entity”) and shall continue to exist and to be governed by the laws of the State of Florida under the corporate name “Seacoast Banking Corporation of Florida.” The Surviving Entity shall assume all of the liabilities of First Green.
2.2   Effective Time.   The Merger contemplated by this Plan of Merger shall be effective upon the later of  (i) the date and time of the filing of the Articles of Merger with the Secretary of State of Florida (the “Articles of Merger”), or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger.
2.3   Articles of Incorporation and Bylaws.   At the Effective Time, the amended and restated articles of incorporation of Seacoast in effect immediately prior to the Effective Time shall be the amended and restated articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable law. The amended and restated bylaws of Seacoast in effect immediately prior to the Effective Time shall be the amended and restated bylaws of the Surviving Entity until thereafter amended in accordance with applicable law and the terms of such amended and restated bylaws.
2.5   Board of Directors.   The directors of Seacoast shall, from and after the Effective Time, continue as the directors of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and amended and restated bylaws of the Surviving Corporation.
2.6   Officers.   The officers of Seacoast shall, from and after the Effective Time, continue as the officers of the Surviving Entity until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the amended and restated articles of incorporation and amended and restated bylaws of the Surviving Entity.

SECTION 3
MANNER OF CONVERTING SHARES
Each share of common stock of Seacoast issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.
Each share of common stock owned directly by Seacoast, First Green (including treasury shares) or any of their respective subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.
Each share of common stock of First Green issued and outstanding immediately prior to the Effective Time (other than dissenting shares, treasury stock and shares described in the immediately preceding paragraph), shall be converted into the right to receive 0.7324 shares of Seacoast common stock (“Per Share Stock Consideration”), subject to any adjustments pursuant to Section 2.01(c) of the Agreement and Plan of Merger among Seacoast, First Green, First Green Bank, and Seacoast National Bank, dated June 11, 2018 (the “Merger Agreement”), and any cash in lieu of fractional shares.
Each option to purchase shares of common stock of First Green that is outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof, become fully vested and immediately be cancelled and only entitle the holder thereof, to receive an amount in cash, without interest, equal to the product of  (i) the total number of shares of First Green common stock subject to such First Green option multiplied (ii) the excess, if any, of  (A) $23.00 over (B) the per shares exercise price for the applicable First Green option, less applicable taxes required to be withheld with respect to such payment (such calculation, the “Per Share Equity Award Consideration”. The payment of the Per Shares Equity Award Consideration shall be made by First Green immediately prior to the Effective Time on the Closing Date provided First Green has received an executed stock option cancellation agreement from the respective stock option holder prior to the Effective Time. First Green shall use reasonable best efforts to obtain such stock option cancellation agreements prior to the Effective Time. Any First Green option that has a per share exercise price that is greater than or equal to the Per Share Stock Consideration shall be cancelled for no consideration. Nothing herein shall prevent any holder from exercising, before the Effective Time, any First Green option that is exercisable according to its terms and any common stock issued upon such exercise shall be converted at the Effective Time into a right to receive the Merger Consideration (as defined in the Merger Agreement), subject to appraisal rights under the FBCA. Any shares of First Green common stock issued upon such exercise between the date of the Merger Agreement and the Effective Time shall be converted at the Effective Time into a right to receive the Merger Consideration, subject to appraisal rights under the FBCA.
SECTION 4
MISCELLANEOUS
4.1   Further Assurances.   Each party to this Plan of Merger agrees to do such things as may be reasonably requested by the other party in order to more effectively consummate or document the transactions contemplated by this Plan of Merger.
[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned corporations have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.
SEACOAST BANKING CORPORATION OF FLORIDA
By:

Dennis S. Hudson, III
President and Chief Executive Officer
FIRST GREEN BANCORP, INC.
By:

Kenneth E. LaRoe
Chairman
[Signature Page to Plan of Merger]

EXHIBIT C
PLAN OF MERGER AND MERGER AGREEMENT
FIRST GREEN BANK
with and into
SEACOAST NATIONAL BANK
under the charter of
SEACOAST NATIONAL BANK
under the title of
“SEACOAST NATIONAL BANK”
(“Resulting Bank”)
THIS AGREEMENT is made this [•]th day of  [•], 2018, between Seacoast National Bank (hereinafter referred to as “Seacoast Bank” and the “Resulting Bank”), a national banking association, with its main office located at 815 Colorado Avenue, Stuart, FL 34994 and First Green Bank, a Florida-chartered bank, with its main office located at 250 N Orange Avenue, Orlando, FL 32801, (hereinafter referred to as “First Green” and, together with Seacoast Bank, the “Banks”).
WHEREAS, at least a majority of the entire Board of Directors of Seacoast Bank has approved this Agreement and authorized its execution pursuant to the authority given by and in accordance with the provisions of The National Bank Act (the “Act”);
WHEREAS, at least a majority of the entire Board of Directors of First Green has approved this Agreement and authorized its execution in accordance with Florida Statutes §658.42 and the Act;
WHEREAS, Seacoast Banking Corporation of Florida (“SBCF”), which owns all of the outstanding shares of Seacoast Bank, and First Green Bancorp, Inc., which owns all of the outstanding shares of First Green, have entered into an Agreement and Plan of Merger (the “Plan of Merger”) which, among other things, contemplates the merger of First Green Bancorp, Inc. with and into SBCF, all subject to the terms and conditions of such Plan of Merger (the “BHC Merger”); and
WHEREAS, each of the Banks is entering into this Agreement to provide for the merger of First Green with and into Seacoast Bank, with Seacoast Bank being the surviving company of such merger transaction subject to, and as soon as practicable following, the closing of the BHC Merger.
NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:
SECTION 1
Subject to the terms and conditions of this Agreement and the closing of the BHC Merger, at the Effective Time (as defined below) and pursuant to the Act, First Green shall be merged with and into Seacoast Bank (the “Merger”). Upon consummation of the Merger, Seacoast Bank shall continue its existence as the surviving company and Resulting Bank under the charter of the Resulting Bank and the separate corporate existence of First Green shall cease. The closing of the Merger shall become effective at the time specified in the certificate of merger issued by the Office of the Comptroller of the Currency (the “OCC”) in connection with the Merger (such time when the Merger becomes effective, the “Effective Time”).

SECTION 2
The name of the Resulting Bank shall be “Seacoast National Bank” or such other name as such bank may adopt prior to the Effective Time. The Resulting Bank will exercise trust powers.
SECTION 3
The business of the Resulting Bank shall be that of a national banking association. This business initially shall be conducted by the Resulting Bank at its main office which shall be located at 815 Colorado Avenue, Stuart, FL 34994, as well as all of the banking offices of Seacoast National Bank and the banking offices of First Green that are acquired in the Merger (which such banking offices are set forth on Exhibit A to this Agreement and shall continue to conduct operations after the closing of the Merger as branch offices of Seacoast National Bank). The savings accounts of the Resulting Bank will be issued by the Resulting Bank in accordance with the Act.
SECTION 4
Immediately upon the Merger becoming effective, the amount of issued and outstanding capital stock of the Resulting Bank shall be the amount of capital stock of Seacoast National Bank issued and outstanding immediately prior to the Merger becoming effective. Preferred stock shall not be issued by the Resulting Bank.
SECTION 5
All assets of First Green and the Resulting Bank, as they exist at the Effective Time, shall pass to and vest in the Resulting Bank without any conveyance or other transfer; and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank and the Resulting Bank shall be responsible for all the liabilities of every kind and description, of each of First Green and the Resulting Bank existing as of the Effective Time, all in accordance with the provisions of the Act.
SECTION 6
Seacoast Bank and First Green shall contribute to the Resulting Bank acceptable assets having a book value, over and above liability to its creditors, in such amounts as set forth on the books of Seacoast Bank and First Green at the Effective Time.
SECTION 7
At the Effective Time, each outstanding share of common stock of First Green shall be cancelled with no consideration being paid therefor.
Outstanding certificates representing shares of the common stock of First Green shall, at the Effective Time, be cancelled.
SECTION 8
Upon the Effective Time, the then outstanding shares of common stock of Seacoast Bank (the “Seacoast Bank Common Stock”) shall continue to remain outstanding shares of Seacoast Bank Common Stock, all of which shall continue to be owned by SBCF.
SECTION 9
The directors of the Resulting Bank following the Effective Time shall consist of those directors of Seacoast Bank as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The executive officers of the Resulting Bank following the Effective Time shall consist of those executive officers of Seacoast Bank as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

SECTION 10
This Agreement has been approved by SBCF, which owns all of the outstanding shares of Seacoast Bank and by First Green Bancorp, Inc., which owns all of the outstanding shares of First Green.
SECTION 11
The effectiveness of this Agreement is subject to satisfaction of the following terms and conditions:
(a) The BHC Merger shall have closed and become effective.
(b) The OCC shall have approved this Agreement and the Merger and shall have issued all other necessary authorizations and approvals for the Merger, and any statutory waiting period shall have expired.
SECTION 12
Each of the Banks hereby invites and authorizes the OCC to examine each of such Bank’s records in connection with the Merger.
SECTION 13
Effective as of the Effective Time, the Articles of Association and Bylaws of the Resulting Bank shall consist of the Articles of Association and Bylaws of Seacoast Bank as in effect immediately prior to Effective Time.
SECTION 14
This Agreement shall terminate if and at the time of any termination of the Plan of Merger.
SECTION 15
This Agreement embodies the entire agreement and understanding of the Banks with respect to the transactions contemplated hereby, and supersedes all other prior commitments, arrangements or understandings, both oral and written, among the Banks with respect to the subject matter hereof.
The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.
No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Banks. No waiver, forbearance or failure by any Bank of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Bank’s right to enforce any other provision of this Agreement or a continuing waiver by such Bank of compliance with any provision hereof.
Except to the extent federal law is applicable hereto, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.
This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Banks’ respective successors and permitted assigns.
Unless otherwise expressly stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any person or entity other than the Banks.

This Agreement may be executed in counterparts (including by facsimile or optically-scanned electronic mail attachment), each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned have signed this Plan of Merger and Merger Agreement effective as of the date and year first set forth above.
SEACOAST NATIONAL BANK
By:

Dennis S. Hudson III
As its:
Chief Executive Officer

FIRST GREEN BANK
By:

Kenneth E. LaRoe
As its:
President and Chief Executive Officer

EXHIBIT A
BANKING OFFICES OF THE RESULTING BANK
Main Office:
815 Colorado Avenue
Stuart, FL 34994
First Green Branch Offices Acquired:
[TBD prior to Closing]

EXHIBIT D
FORM OF RESTRICTIVE COVENANT AGREEMENT
[FORM OF DIRECTOR AGREEMENT]
THIS RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is made and entered into as of June 11, 2018, by and between Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), and the undersigned director (“Director”) of First Green Bancorp, Inc., a Florida corporation (“First Green”) and/or First Green Bank, a Florida commercial bank and wholly owned subsidiary of First Green (the “Bank” and collectively with First Green, “Seller”) and shall become effective as of the Effective Time of the Merger as provided in the Merger Agreement (defined below).
WHEREAS, Buyer, Seacoast National Bank, a national banking association and wholly owned subsidiary of Buyer (“SNB”), First Green and the Bank are parties to that certain Agreement and Plan of Merger, dated as of June 11, 2018, as the same may be amended or supplemented (the “Merger Agreement”), that provides for, among other things, the merger of First Green with and into Buyer (the “Merger”), and the subsequent merger of the Bank with and into SNB (the “Bank Merger”);
WHEREAS, Director is a shareholder and/or director of Seller;
WHEREAS, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director and/or an Affiliate of Director is selling shares of First Green Common Stock held by Director and/or the Director’s Affiliate to Buyer and will receive Merger Consideration in exchange for such shares;
WHEREAS, Director is in possession of trade secrets and valuable confidential business information of Seller, and has substantial relationships with its banking customers;
WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of Seller, and, therefore, Director has knowledge of the Confidential Information (hereinafter defined);
WHEREAS, the Director acknowledges that the Buyer has legitimate business interests to justify the enforcement of this Agreement;
WHEREAS, as a result of the Merger and the Bank Merger, Buyer will succeed to all of the Confidential Information, for which Buyer, as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and
WHEREAS, the Merger Agreement contemplates that, upon the execution and delivery of the Merger Agreement by Seller, as a condition and inducement to the willingness of Buyer and SNB to enter into the Merger Agreement, Director will enter into and perform this Agreement.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration to be received by Director and/or the Director’s Affiliate, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:
1.   Certain Definitions.
(a)   “Affiliated Company” means any company or entity controlled by, controlling or under common control with Buyer or Seller.
(b)   “Confidential Information” means all information regarding Seller, Buyer, SNB and their respective Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed by Seller, Buyer, SNB or their respective Affiliated Companies, and that is not generally disclosed publicly to persons not employed by Seller, Buyer, SNB or their respective Affiliated Companies (except to applicable regulatory authorities and/or pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons). “Confidential Information” shall include, without limitation, all customer information, customer lists, confidential methods of operation, lending and credit information, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans of Seller, Buyer, SNB or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs of Seller, Buyer, SNB or their respective Affiliated Companies. “Confidential Information” also includes any “confidential information,” “trade secrets” or any equivalent term under any applicable federal, state or local law. “Confidential Information” shall not include information that (i) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Seller, Buyer or SNB or their respective Affiliated Companies or any duty owed to any of them; or (ii) is independently developed by a person or entity without reference to or use of Confidential Information. Director acknowledges and agrees that the trading in Buyer or Seller securities using Confidential Information or other non-public information may violate federal and state securities laws.
(c)   Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.
2.   Restrictive Covenants.
(a)   Nondisclosure of Confidential Information.   From the Effective Time and for a period of three (3) years thereafter, Director shall not directly or indirectly transmit or disclose any Confidential Information to any Person, or use or permit others to use any such Confidential Information, directly or indirectly, for any purpose for so long as such information remains Confidential Information, without the prior express written consent of the Chief Executive Officer of Buyer, which consent may be withheld in the sole discretion of Buyer’s Chief Executive Officer. Anything herein to the contrary notwithstanding, Director shall not be restricted from disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Director shall (i) if allowed by law or legal process, provide Buyer with prompt notice of such requirement so that Buyer may seek an appropriate protective order prior to any such required disclosure by Director; and (ii) use commercially reasonable efforts to obtain at Buyer’s expense assurances that any Confidential Information disclosed will be accorded confidential treatment; provided, further, that no such notice or efforts shall be required in connection with any routine audit or investigation by any Governmental Authority or taxing authority that does not expressly reference Seller, Buyer, SNB or any of their respective Affiliated Companies. If, in the absence of a required waiver or protective order, Director is nonetheless, in the good faith written opinion of Director’s legal counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.
(b)   Nonrecruitment of Employees.   Director hereby agrees that, for three (3) years following the Effective Time, Director shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of the Buyer’s Chief Executive Officer, directly or indirectly solicit or recruit or attempt to solicit or recruit for employment or encourage to leave employment with Buyer or any of its Affiliated Companies, on his or her own behalf or on behalf of any other Person, (i) any then-current employee of Buyer or any of its Affiliated Companies or (ii) any employee of Seller who worked at Seller or any of its Affiliated Companies during Director’s services as a director of Seller or any Seller Affiliated Company and who has not ceased employment for a minimum of a six month period with Buyer, Seller or any Affiliated Companies, as applicable. It is acknowledged that general advertisements shall not be deemed to violate this provision.
(c)   Nonsolicitation of Customers.   Director hereby agrees that, for three (3) years following the Effective Time, Director shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of Buyer’s Chief Executive Officer, directly or indirectly, on behalf of himself, herself or of anyone other than Seller, Buyer, SNB or any Affiliated Company, in the Restricted Area (as defined in Section 2(d) below), solicit or attempt to solicit any customer or client of Seller for the purpose of either (i) providing any Business Activities (as defined in Section 2(d)) or (ii) inducing such customer or client to cease, reduce, restrict or divert its business with Seller, Buyer, SNB or any Affiliated Company. It is acknowledged that general advertisements shall not be deemed to violate this provision.

(d)   Noncompetition.   Director hereby agrees that, for three (3) years following the Effective Time, Director shall not, without the prior written consent of Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of Buyer’s Chief Executive Officer, prepare or apply to commence, or engage or participate in, Business Activities with, for or on behalf of any other (i) financial institution as an officer, director, manager, owner, partner, joint venture, consultant, independent contractor, employee, or shareholder of, or (ii) Person, business or enterprise, in either case that competes in the Restricted Area with the Buyer, SNB and their Affiliated Companies with respect to Business Activities. For purposes of this Agreement, “Business Activities” shall be any business activities conducted by Buyer, Seller, SNB or any of their Affiliated Companies, which consist of commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, commercial or consumer mortgage loans, and commercial or consumer home equity lines of credit. For the avoidance of doubt, nothing in this Section 2(d) shall prohibit a Director from providing to any entity which engages in Business Activities within the Restricted Area (i) services that the Director provides as of the date of this Agreement, and (ii) services that the Director has provided prior to the date of this Agreement as a part of such Director’s current business. For purposes of this Agreement, the “Restricted Area” shall mean each county in Florida where the Bank operates a banking office at the Effective Time and each county contiguous to each of such counties. Nothing in this Section 2(d) shall prohibit Director from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding securities of any company or business organization which may compete directly or indirectly with Seller, Buyer, SNB or any of their Affiliated Companies. Nothing in this Agreement shall prohibit a Director or any of such Director’s Affiliated Companies from continuing to hold outstanding securities, or purchase additional securities, of an entity that engages in Business Activities; provided that such securities were held by the Director or any of such Director’s Affiliated Company as of the date of this Agreement or represent additional securities purchased by the Director in the same entity following the date of this Agreement. If Buyer is sold during the term of the Agreement, the terms under Section 2(b), 2(c), and 2(d) hereof shall be automatically reduced to the lesser of  (x) three (3) to two (2) years or (y) the remainder of the Term hereunder.
(e)   Enforceability of Covenants.   Director acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Director acknowledges that each of Buyer, SNB and its Affiliated Companies have a current and future expectation of business within the Restricted Area and from the current and proposed customers of Seller that are derived from the acquisition of Seller by Buyer. Director acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Director agrees that his position as a director of Seller involves duties and authority relating to all aspects of the Business Activities and all of the Restricted Area. Director further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Director and Buyer agree that Director’s obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of the Buyer to perform its obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of this covenant. Director and Buyer agree that if any portion of the foregoing provisions is deemed to be unenforceable because the geography, time or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Director acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to the Buyer, SNB and their Affiliated Companies and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, Buyer will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, without the necessity of posting any bond or security (all of which are waived by the Director), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.

3.   Successors.
(a) This Agreement is personal to Director, is not assignable by Director, and none of Director’s duties hereunder may be delegated.
(b) This Agreement may be assigned by, and shall be binding upon and inure to the benefit of the Buyer, SNB and any of their Affiliated Companies and their successors and assigns.
4.   Miscellaneous.
(a)   Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and Buyer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
(a)   Severability.   If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.
(b)   Attorneys’ Fees.   In any legal action or other proceeding relating to this Agreement and the transactions contemplated hereby or if the enforcement of any right or benefit provided by this Agreement is brought against a Party, the prevailing Party in any such legal action or other proceeding pursuant to which an arbitral panel, court or other Governmental Authority issues a final order, judgment, decree or award granting substantially the relief sought shall be entitled upon demand to be paid by the other Party, all reasonable costs incurred in connection with such legal action or other proceeding, including the reasonable legal fees and charges of counsel, court costs and expenses incident to arbitration, appellate and post-judgment proceedings, provided no party shall be entitled to any punitive or exemplary damages, which are hereby waived.
(d)   Governing Law and Forum Selection.   Buyer and Director agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without giving effect to its conflicts of law principles. Director agrees that any action to enforce this Agreement, as well as any action relating to or arising out of this Agreement, shall be filed only in the state courts of Orange County, Florida. With respect to any such court action, Director hereby (i) irrevocably submits to the personal jurisdiction of such courts; (ii) consents to service of process; (iii) consents to venue; and (iv) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue. Both parties hereto further agree that the state courts of Orange County, Florida are convenient forums for any dispute that may arise herefrom and that neither party shall raise as a defense that such courts are not convenient forums.
(e)   Notices.   All notice, consent, demand, request or other communication given to a party hereto in connection with this Agreement shall be in writing and shall be deemed to have been given such party (i) when delivered personally to such party or (ii) provided that a written acknowledgement of receipt is obtained, five (5) days after being sent by prepaid certified or registered mail or two (2) days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such party (or to such other address at such party shall have specified by ten (10) days’ advance notice given in accordance with this Section 4(e)), or (iii) in the case of Buyer only, on the first business day after it is sent by electronic transmission or facsimile to the facsimile number set forth below (or to other such facsimile number as shall have specified by ten (10) days’ advance notice given in accordance with this Section 4(e)), with a confirmation copy sent by certified or registered mail or by overnight courier in accordance with this Section 4(e).
To Buyer:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Facsimile Number: (772) 288-6086
Attention: Dennis S. Hudson, III

To Director:
To the address set forth under such Director’s name on the signature page of this Agreement

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
(f)   Amendments and Modifications.   This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.
(g)   Entire Agreement.   Except as provided herein, this Agreement contains the entire agreement between Buyer and Director with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement, understanding and arrangement, oral or written, between the parties with respect to the subject matter hereof.
(h)   Counterparts.   This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute and have the same force and effect as an original signature for all purposes under this Agreement.
(i)   Termination.   If the Merger Agreement is terminated in accordance with Article 7 thereof, this Agreement shall become null and void.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.
BUYER:
SEACOAST BANKING CORPORATION OF FLORIDA
By:

Name:
Dennis S. Hudson, III

Title:
Chairman and Chief Executive Officer

DIRECTOR:

Name:
Address:

[Signature Page to Restrictive Covenant Agreement]
[Director 3-Year]

EXHIBIT E
FORM OF RESTRICTIVE COVENANT AGREEMENT
[FORM OF EXECUTIVE OFFICER AGREEMENT]
THIS RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is made and entered into as of June 11, 2018, by and between Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), and the undersigned executive officer (“Employee”) of First Green Bancorp, Inc., a Florida corporation (“First Green”) and/or First Green Bank, a Florida commercial bank and wholly owned subsidiary of First Green (the “Bank” and collectively with First Green, “Seller”) and shall become effective as of the Effective Time of the Merger as provided in the Merger Agreement (defined below).
WHEREAS, Buyer, Seacoast National Bank, a national banking association and wholly owned subsidiary of Buyer (“SNB”), First Green and the Bank are parties to that certain Agreement and Plan of Merger, dated as of June 11, 2018, as the same may be amended or supplemented (the “Merger Agreement”), that provides for, among other things, the merger of First Green with and into Buyer (the “Merger”), and the subsequent merger of the Bank with and into SNB (the “Bank Merger”);
WHEREAS, Employee is a shareholder and/or officer of Seller;
WHEREAS, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Employee and/or an Affiliate of Employee is selling shares of First Green Common Stock held by Employee and/or the Employee’s Affiliate to Buyer and will receive Merger Consideration in exchange for such shares;
WHEREAS, Employee is in possession of trade secrets and valuable confidential business information of Seller, and has substantial relationships with its banking customers;
WHEREAS, prior to the date hereof, Employee has served as a manager of Seller, and, therefore, Employee has knowledge of the Confidential Information (hereinafter defined);
WHEREAS, the Employee acknowledges that the Buyer has legitimate business interests to justify the enforcement of this Agreement;
WHEREAS, as a result of the Merger and the Bank Merger, Buyer will succeed to all of the Confidential Information, for which Buyer, as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and
WHEREAS, the Merger Agreement contemplates that, upon the execution and delivery of the Merger Agreement by Seller, as a condition and inducement to the willingness of Buyer and SNB to enter into the Merger Agreement, Employee will enter into and perform this Agreement.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration to be received by Employee and/or the Employee’s Affiliate, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:
1.   Certain Definitions.
(a)   “Affiliated Company” means any company or entity controlled by, controlling or under common control with Buyer or Seller.
(b)   “Confidential Information” means all information regarding Seller, Buyer, SNB and their respective Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed by Seller, Buyer, SNB or their respective Affiliated Companies, and that is not generally disclosed publicly to persons not employed by Seller, Buyer, SNB or their respective Affiliated Companies (except to applicable regulatory authorities and/or pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons). “Confidential Information” shall include, without limitation, all customer information, customer lists, confidential methods of operation, lending and credit information, commissions, mark-ups, product/serviceformulas, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans of Seller, Buyer, SNB or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs of Seller, Buyer, SNB or their respective Affiliated Companies. “Confidential Information” also includes any “confidential information,” “trade secrets” or any equivalent term under any applicable federal, state or local law. “Confidential Information” shall not include information that (i) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Seller, Buyer or SNB or their respective Affiliated Companies or any duty owed to any of them; or (ii) is independently developed by a person or entity without reference to or use of Confidential Information. Employee acknowledges and agrees that the trading in Buyer or Seller securities using Confidential Information or other non-public information may violate federal and state securities laws.
(c)   Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.
2.   Restrictive Covenants.
(a)   Nondisclosure of Confidential Information.   From the Effective Time and for a period of five (5) years thereafter, Employee shall not directly or indirectly transmit or disclose any Confidential Information to any Person, or use or permit others to use any such Confidential Information, directly or indirectly, for any purpose for so long as such information remains Confidential Information, without the prior express written consent of the Chief Executive Officer of Buyer, which consent may be withheld in the sole discretion of Buyer’s Chief Executive Officer. Anything herein to the contrary notwithstanding, Employee shall not be restricted from disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Employee shall (i) if allowed by law or legal process, provide Buyer with prompt notice of such requirement so that Buyer may seek an appropriate protective order prior to any such required disclosure by Employee; and (ii) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment; provided, further, that no such notice or efforts shall be required in connection with any routine audit or investigation by any Governmental Authority or taxing authority that does not expressly reference Seller, Buyer, SNB or any of their respective Affiliated Companies. If, in the absence of a required waiver or protective order, Employee is nonetheless, in the good faith written opinion of his legal counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Employee is required to be disclosed.
(b)   Nonrecruitment of Employees.   Employee hereby agrees that, for two (2) years following the Effective Time, Employee shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of the Buyer’s Chief Executive Officer, directly or indirectly solicit or recruit or attempt to solicit or recruit for employment or encourage to leave employment with Buyer or any of its Affiliated Companies, on his or her own behalf or on behalf of any other Person, (i) any then-current employee of Buyer or any of its Affiliated Companies or (ii) any employee of Seller who worked at Seller or any of its Affiliated Companies during Employee’s services as a manager of Seller or any Seller Affiliated Company and who has not ceased employment for a minimum of a six month period with Buyer, Seller or any Affiliated Companies, as applicable. It is acknowledged that general advertisements shall not be deemed to violate this provision.
(c)   Nonsolicitation of Customers.   Employee hereby agrees that, for two (2) years following the Effective Time, Employee shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of Buyer’s Chief Executive Officer, directly or indirectly, on behalf of himself, herself or of anyone other than Seller, Buyer, SNB or any Affiliated Company, in the Restricted Area (as defined in Section 2(d) below), solicit or attempt to solicit any customer or client of Seller for the purpose of either (i) providing any Business Activities (as defined in Section 2(d)) or (ii) inducing such customer or client to cease, reduce, restrict or divert its business with Seller, Buyer, SNB or any Affiliated Company. It is acknowledged that general advertisements shall not be deemed to violate this provision.

(d)   Noncompetition.   Employee hereby agrees that, for two (2) years following the Effective Time, Employee shall not, without the prior written consent of Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of Buyer’s Chief Executive Officer, prepare or apply to commence, or engage or participate in, Business Activities with, for or on behalf of any other (i) financial institution as an officer, director, manager, owner, partner, joint venture, consultant, independent contractor, employee, or shareholder of, or (ii) Person, business or enterprise, in either case that competes in the Restricted Area with the Buyer, SNB and their Affiliated Companies with respect to Business Activities. For purposes of this Agreement, “Business Activities” shall be any business activities conducted by Buyer, Seller, SNB or any of their Affiliated Companies, which consist of commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, commercial or consumer mortgage loans, and commercial or consumer home equity lines of credit. For the avoidance of doubt, nothing in this Section 2(d) shall prohibit an Employee from providing to any entity which engages in Business Activities within the Restricted Area (i) services that the Employee provides as of the date of this Agreement, and (ii) services that the Employee has provided prior to the date of this Agreement as a part of such Employee’s current business. For purposes of this Agreement, the “Restricted Area” shall mean Brevard, Broward, DeSoto, Glades, Hendry, Highlands, Hillsborough, Indian River, Lake, Manatee, Martin, Okeechobee, Orange, Palm Beach, Pinellas, Polk, Seminole, St. Lucie and Volusia counties in Florida. Nothing in this Section 2(d) shall prohibit Employee from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding securities of any company or business organization which may compete directly or indirectly with Seller, Buyer, SNB or any of their Affiliated Companies. Nothing in this Agreement shall prohibit Employee or any of such Employee’s Affiliated Companies from continuing to hold outstanding securities of an entity that engages in Business Activities; provided that, such securities were held by the Employee or any of such Employee’s Affiliated Company as of the date of this Agreement.
(e)   Enforceability of Covenants.   Employee acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Employee acknowledges that each of Buyer, SNB and its Affiliated Companies have a current and future expectation of business within the Restricted Area and from the current and proposed customers of Seller that are derived from the acquisition of Seller by Buyer. Employee acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Employee agrees that his position as an Employee of First Green and Bank involves duties and authority relating to all aspects of the Business Activities and all of the Restricted Area. Employee further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Employee and Buyer agree that Employee’s obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of the Buyer to perform its obligations under any other provision of this Agreement shall not constitute a defense to the enforceability of this covenant. Employee and Buyer agree that if any portion of the foregoing provisions is deemed to be unenforceable because the geography, time or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Employee acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to the Buyer, SNB and their Affiliated Companies and that damages arising out of such breach would be difficult to ascertain. Employee hereby agrees that, in addition to all other remedies provided at law or in equity, Buyer will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, without the necessity of posting any bond or security (all of which are waived by the Employee), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.

3.   Successors.
(a) This Agreement is personal to Employee, is not assignable by Employee, and none of Employee’s duties hereunder may be delegated.
(b) This Agreement may be assigned by, and shall be binding upon and inure to the benefit of the Buyer, SNB and any of their Affiliated Companies and their successors and assigns.
4.   Miscellaneous.
(a)   Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Buyer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
(a)   Severability.   If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.
(b)   Attorneys’ Fees.   In any legal action or other proceeding relating to this Agreement and the transactions contemplated hereby or if the enforcement of any right or benefit provided by this Agreement is brought against a Party, the prevailing Party in any such legal action or other proceeding pursuant to which an arbitral panel, court or other Governmental Authority issues a final order, judgment, decree or award granting substantially the relief sought shall be entitled upon demand to be paid by the other Party, all reasonable costs incurred in connection with such legal action or other proceeding, including the reasonable legal fees and charges of counsel, court costs and expenses incident to arbitration, appellate and post-judgment proceedings, provided no party shall be entitled to any punitive or exemplary damages, which are hereby waived.
(d)   Governing Law and Forum Selection.   Buyer and Employee agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without giving effect to its conflicts of law principles. Employee agrees that any action to enforce this Agreement, as well as any action relating to or arising out of this Agreement, shall be filed only in the state courts of Orange County, Florida. With respect to any such court action, Employee hereby (i) irrevocably submits to the personal jurisdiction of such courts; (ii) consents to service of process; (iii) consents to venue; and (iv) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue. Both parties hereto further agree that the state courts of Orange County, Florida are convenient forums for any dispute that may arise herefrom and that neither party shall raise as a defense that such courts are not convenient forums.
(e)   Notices.   All notice, consent, demand, request or other communication given to a party hereto in connection with this Agreement shall be in writing and shall be deemed to have been given such party (i) when delivered personally to such party or (ii) provided that a written acknowledgement of receipt is obtained, five (5) days after being sent by prepaid certified or registered mail or two (2) days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such party (or to such other address at such party shall have specified by ten (10) days’ advance notice given in accordance with this Section 4(e)), or (iii) in the case of Buyer only, on the first business day after it is sent by electronic transmission or facsimile to the facsimile number set forth below (or to other such facsimile number as shall have specified by ten (10) days’ advance notice given in accordance with this Section 4(e)), with a confirmation copy sent by certified or registered mail or by overnight courier in accordance with this Section 4(e).
To Buyer:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Facsimile Number: (772) 288-6086
Attention: Dennis S. Hudson, III

To Employee:
To the address set forth under such Employee’s name on the signature page of this Agreement

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
(f)   Amendments and Modifications.   This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.
(g)   Entire Agreement.   Except as provided herein, this Agreement contains the entire agreement between Buyer and Employee with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement, understanding and arrangement, oral or written, between the parties with respect to the subject matter hereof.
(h)   Counterparts.   This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute and have the same force and effect as an original signature for all purposes under this Agreement.
(i)   Termination.   If the Merger Agreement is terminated in accordance with Article 7 thereof, this Agreement shall become null and void.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.
BUYER:
SEACOAST BANKING CORPORATION OF FLORIDA
By:

Name:
Dennis S. Hudson, III

Title:
Chairman and Chief Executive Officer

EMPLOYEE:

Name:

Address:

[Signature Page to Restrictive Covenant Agreement]
[Executive Officer 2-Year]

EXHIBIT F
FORM OF CLAIMS LETTER
June 11, 2018
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Attention: Dennis S. Hudson, III
Gentlemen:
This claims letter (“Claims Letter”) is delivered pursuant to Section 5.18 of that certain Agreement and Plan of Merger, dated as of June 11, 2018 (as the same may be amended or supplemented, the “Merger Agreement”), by and among Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), Seacoast National Bank, a national banking association and wholly owned subsidiary of Buyer, First Green Bancorp, Inc., a Florida corporation (“Seller”) and First Green Bank, a Florida commercial bank and wholly owned subsidiary of Seller. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.
Concerning claims which the undersigned may have against Seller or Buyer or any of their respective Subsidiaries in all capacities, whether as an officer, director, employee, partner, controlling person or Affiliate or otherwise of Seller, First Green Bank or any Seller entity, and in consideration of the premises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby affirms and agrees to the following in each and every such capacity of the undersigned.
1.   Claims.   The undersigned does not have, and is not aware of, any claims he or she might have against Seller or Buyer or any of their respective Subsidiaries, except for: (i) compensation and related benefits for services rendered that have been accrued but not yet paid in the ordinary course of business consistent with past practice; (ii) contract rights, under written loan commitments and agreements between the undersigned and Seller, specifically limited to possible future advances in accordance with the terms of such commitments or agreements; (iii) certificates of deposit and deposit accounts; (iv) fees owed on account of any services rendered by the undersigned that have been accrued but not yet paid in the ordinary course of business consistent with past practice; (v) checks issued by any other depositor of Seller; (vi) any rights that the undersigned has or may have under the Merger Agreement including, without limitation, the indemnification rights set forth in Section 5.10 thereof; and (vii) amounts payable to the undersigned pursuant to the Merger Agreement or any ancillary document referred to therein in his or her capacity as a shareholder of Seller or as an officer or director of Seller or a holder of a Company Equity Award (collectively, the “Disclosed Claims”).
2.   Releases.   Upon the Closing, the undersigned hereby fully, finally and irrevocably releases and forever discharges Seller, First Green Bank, Buyer, Seacoast National Bank and all other Seller entities and Buyer entities, and their respective directors, officers, employees, agents, attorneys, representatives, Subsidiaries, partners, Affiliates, controlling persons and insurers in their capacities as such, and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Releasees”) of and from any and all liabilities, losses, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation and whether or not in law, equity or otherwise, based in whole or in part on any known or unknown facts, conduct, activities, transactions, events or occurrences, matured or unmatured, contingent or otherwise, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of the closing of the transactions contemplated by the Merger Agreement, except for the Disclosed Claims (collectively, the “Claims”). The undersigned further irrevocably releases, discharges, and transfers to Buyer, as successor to Seller, respectively, all claims, actions and interests of the undersigned in any Intellectual Property of any nature whatsoever created, developed, registered, licensed or used by or for the undersigned or the Seller,

First Green Bank or any Seller entity (which shall also be considered to be Claims). The undersigned represents, warrants and covenants that no Claim released herein has been assigned, expressly, impliedly, by operation of law or otherwise, and that all Claims released hereby are owned solely by the undersigned, which has the sole authority to release them.
3.   Forbearance.   The undersigned shall forever refrain and forebear from commencing, instituting, prosecuting or making any lawsuit, action, claim or proceeding before or in any court, Regulatory Agency, Governmental Authority, taxing authority arbitral or other authority to collect or enforce any Claims which are released and discharged hereby.
4.   Miscellaneous.
(a) This Claims Letter shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to conflict of laws principles (other than the choice of law provisions thereof).
(b) This Claims Letter contains the entire agreement between the parties with respect to the Claims released hereby, and such Claims Letter supersedes all prior agreements, arrangements or understandings (written or otherwise) with respect to such Claims, and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein, or in the Merger Agreement.
(c) This Claims Letter shall be binding upon and inure to the benefit of the undersigned and the Releasees and their respective heirs, legal representatives, successors and assigns.
(d) In any legal action or other proceeding relating to this Claims Letter and the transactions contemplated hereby or if the enforcement of any right or benefit provided by this Claims Letter is brought against a party, the prevailing party in any such litigation pursuant to which an arbitral panel, court or other Governmental Authority issues a final order, judgment, decree or award granting substantially the relief sought shall be entitled upon demand to be paid by the other party all reasonable costs incurred in connection with such litigation, including the reasonable legal fees and charges of one counsel, court costs and expenses incident to arbitration, appellate and post-judgement proceedings, provided no party shall be entitled to any punitive or exemplary damages, which are hereby waived. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this letter occurred or shall occur in Orange County, Florida. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this letter shall be brought in the courts of record of the State of Florida in Orange County or the United States District Court, Middle District of Florida. Each party consents to the jurisdiction of such Florida court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Florida court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.1
(e) IN ANY CIVIL ACTION, COUNTERCLAIM, PROCEEDING, OR LITIGATION, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS CLAIMS LETTER, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS CLAIMS LETTER, THE PERFORMANCE OF THIS CLAIMS LETTER, OR THE RELATIONSHIP CREATED BY THIS CLAIMS LETTER, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS CLAIMS LETTER WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS CLAIMS LETTER OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTIONS GOVERNED BY THIS CLAIMS LETTER AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.

1
NTD: This language is from the prior claims letter that First Green and prior bidder agreed on.

(f) This Claims Letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Buyer, it being the express understanding of the undersigned and the Releasees that no term hereof may be waived by the action, inaction or course of dealing by or between the undersigned or the Releasees, except in strict accordance with this paragraph, and further that the waiver of any breach of this Claims Letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.
(g) The undersigned represents, warrants and covenants that he or she is fully aware of his or her rights to discuss any and all aspects of this matter with any attorney he or she chooses, and that the undersigned has carefully read and fully understands all the provisions of this Claims Letter, and that the undersigned is voluntarily entering into this Claims Letter.
(h) This Claims Letter shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Releasees.
[Signatures on following page.]

Sincerely,

Signature of Officer or Director

Printed Name of Officer or Director
On behalf of Releasees, the undersigned thereunto duly authorized, acknowledges receipt of this letter as of June 11, 2018.
SEACOAST BANKING CORPORATION OF FLORIDA
By:

Name:
Dennis S. Hudson, III

Title:
Chairman and Chief Executive Officer

[Signature Page to Claims Letter]

Appendix B
June 11, 2018
Board of Directors
First Green Bancorp, Inc.
First Green Bank
1118 South Orange Avenue, Suite 101
Orlando, Florida 32806
Dear Board of Directors:
Hovde Group, LLC (“we” or “Hovde”) understand that Seacoast Banking Corporation of Florida, a Florida corporation (“Purchaser”), Seacoast National Bank, a national banking association and a direct wholly owned subsidiary of the Purchaser (“Purchaser Bank”), First Green Bancorp, Inc., a Florida corporation (“Company”) and First Green Bank, a Florida chartered commercial bank and a direct wholly owned subsidiary of The Company (“Selling Bank”) are about to enter into an Agreement and Plan of Merger to be dated on or about June 11, 2018 (the “Agreement”). Subject to the terms and conditions of the Agreement, in accordance with the Florida Business Corporation Act, at the Effective Time, the Company shall merge with and into the Purchaser (the “Merger”) pursuant to the Agreement and Plan of Merger, substantially in the form attached as Exhibit B to the Agreement and made a part thereof  (the “Plan of Merger”). The Purchaser shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Florida, and as of the Effective Time, the separate corporate existence of the Company shall cease. Immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Selling Bank shall be merged (the “Bank Merger”) with and into the Purchaser Bank, in accordance with the provisions of applicable federal and state banking laws and regulations, and the Purchaser Bank shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the boards of directors of the Parties shall cause the board of directors of the Purchaser Bank and Selling Bank, respectively, to approve a separate plan of merger and merger agreement (the “Bank Plan of Merger”) in substantially the form attached to the Agreement as Exhibit C, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. Each of Purchaser and Company shall also approve the Bank Plan of Merger in their capacities as sole shareholders of the Purchaser Bank and the Selling Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of the Purchaser Bank at any time, whether before or after filings are made for regulatory approval of the Bank Merger unless such abandonment would cause a material delay in the receipt of the Regulatory Approvals, but if the Bank Merger is abandoned for any reason, Selling Bank shall continue to operate as a wholly owned subsidiary of the Purchaser under its name. As used herein, the term “Merger” shall refer to the intended result of the Merger and Bank Merger as set forth above. Capitalized terms used herein that are not otherwise defined shall have the same meanings attributed to them in the Agreement, and all Section and Article references shall refer to Sections and Articles in the Agreement. For purposes of our analysis and opinion, Agreement as used herein shall refer to the draft Agreement dated June 9, 2018 provided to Hovde by the Company.
Pursuant to the terms of the Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares described in Section 2.01(b) or Dissenting Shares), shall be converted, in accordance with the procedures set forth in Article II, into the right to receive the number of shares of Purchaser Common Stock that is equal to the Exchange Ratio (the “Per Share Stock Consideration”, also referred to in an aggregate consideration amount as the “Merger Consideration”), and cash in lieu of fractional shares as specified in Section 2.04; provided, however, that in the event the conditions set forth in Section 6.03(g) of this Agreement are not satisfied, the Purchaser shall have the option to adjust the Exchange Ratio and the Per Share Stock Consideration downward by an

Board of Directors
First Green Bancorp, Inc.
First Green Bank
June 11, 2018

amount that, with the Company’s good faith agreement with the calculation, takes into account and is reflective of the overall shortfall between the Company Consolidated Tangible Shareholders’ Equity and the Company Target Consolidated Tangible Shareholders’ Equity and waive the satisfaction of such condition set forth in Section 6.03(g). Section 6.03(g) provides that as of the close of business on the fifth (5th) Business Day prior to the Closing Date, (A) the Company’s Consolidated Tangible Shareholders’ Equity shall be an amount not less than the Company Target Consolidated Tangible Shareholders’ Equity, and (B) the Selling Bank’s general allowance for loan and lease losses shall be an amount not less than $6.6 million in the aggregate. For purposes of our analysis and opinion, we have assumed, with your consent, that the conditions set forth in Section 6.03(g) will be met, there will be no adjustment to the Exchange Ratio and the Per Share Stock Consideration and the Merger will proceed as set forth in the Agreement. As set forth in the Agreement, the Exchange Ratio and the Per Share Stock Consideration is equal to 0.7324 Shares of Purchaser Common Stock, and therefore, for purposes of our analysis and opinion, we have assumed, with your agreement and consent, that based upon the closing price of the Purchaser Common Stock on June 8, 2018 of  $32.02 per share, the value of the Per Share Stock Consideration is $23.45 per share of Company Common Stock. Additionally, we have been informed by the Company that as of June 8, 2018, there were 5,454,065 shares of Company Common Stock Outstanding, and therefore, we have assumed, with your agreement and consent, that the total value of the Merger Consideration is $127,905,722.
We note that the Agreement provides that prior to the Effective Time, the Company shall take actions necessary to provide that, immediately prior to the Effective Time, each valid option to purchase shares of Company Common Stock (each, a “Company Stock Option”), outstanding and unexercised immediately prior to the Effective Time shall fully vest and immediately be cancelled and only entitle the holder thereof, to receive an amount in cash, without interest, equal to the product of  (i) the total number of shares of Company Common Stock subject to such Company Stock Option multiplied by (ii) the excess, if any, of (A) $23.00 over (B) the per shares exercise price for the applicable Company Stock Option, less applicable Taxes required to be withheld with respect to such payment (such calculation, the “Per Share Equity Award Consideration”). The payment of the Per Shares Equity Award Consideration shall be made by the Company immediately prior to the Effective Time on the Closing Date provided the Company has received an executed stock option cancellation agreement from the respective stock option holder prior to the Effective Time. The Company shall use reasonable best efforts to obtain such stock option cancellation agreements prior to the Effective Time. Any Company Stock Option that has a per share exercise price that is greater than or equal to the Per Share Merger Consideration shall be cancelled for no consideration. We have been advised by the Company that as of June 8, 2018 there are Company Stock Options outstanding and unexercised to purchase 694,901 shares of Company Common Stock at a weighted average exercise price of  $12.70 per share. Consequently, we have assumed, with your agreement and consent, that all outstanding and unexercised Company Stock Options will receive the Per Share Equity Award Consideration as set forth above and that the aggregate Per Share Equity Award Consideration, before any deduction of applicable withholding Taxes, is equal to $7,157,480 (as used herein the “Total Stock Option Payment”). Therefore, for purposes of our analysis and opinion, with your agreement and consent, we have assumed that as used herein the “Total Merger Value” is equal to $135,063,202 and is comprised of the Merger Consideration of  $127,905,722 and the Total Stock Option Payment of  $7,157,480.
We further note that pursuant to Section 7.01(i), the Agreement may be terminated by a majority vote of the Company’s the board of directors if they determine, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:
(A)
The quotient obtained by dividing the Purchaser Average Stock Price by the Initial Purchaser Market Price (such quotient being the “Purchaser Ratio”) shall be less than 0.85; and

(B)
The Purchaser Ratio shall be less than (y) the quotient obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (B)(y) (such number in this clause (B)(y) being the “Index Ratio”);

Board of Directors
First Green Bancorp, Inc.
First Green Bank
June 11, 2018

provided, however, that if the Company refuses to consummate the Merger pursuant to Section 7.01(i), it shall give prompt written notice thereof to the Purchaser (and provided that such Company written notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five (5) Business Day period commencing with its receipt of such notice, the Purchaser shall have the option to increase the Merger Consideration by increasing the Per Share Stock Consideration (calculated to the nearest one ten-thousandth) such that the value of the Per Share Stock Consideration (calculated based on the Purchaser Average Stock Price) to be received by each recipient of the Merger Consideration equals the lesser of the following: (i) an amount equal to (x) the product of the Initial Purchaser Market Price, 0.85, and the Per Share Stock Consideration (as in effect immediately before any increase in the Per Share Stock Consideration pursuant to Section 7.01(i)), divided by (y) Purchaser Average Stock Price and (ii) an amount equal to (x) the product of the Index Ratio and the Per Share Stock Consideration (as in effect immediately before any increase in the Per Share Stock Consideration pursuant to Section 7.01(i)), divided by (y) the Purchaser Ratio. If the Purchaser so elects within such five (5) Business Day period, then it shall give prompt written notice to the Company of such election and the revised Per Share Stock Consideration, whereupon no termination shall occur pursuant to Section 7.01(i) and the Agreement shall remain in effect in accordance with its terms. We have assumed, with your agreement and consent, for purposes of our analysis and opinion that there will be no adjustment to the Per Share stock Consideration pursuant to Section 7.01(i) and that the Merger will proceed as set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders pursuant to the Agreement is fair to the holders of Company Common Stock. Our opinion addresses only the fairness of the Merger Consideration, and we are not opining on any individual stock, cash, option, or other components of the consideration.
During the course of our engagement and for the purposes of the opinion set forth herein, we have:
(i)
reviewed a draft of the Agreement dated June 9, 2018, as provided to Hovde by the Company;

(ii)
reviewed unaudited financial statements for the Company and the Purchaser for the three-month period ended March 31, 2018;

(iii)
reviewed certain historical annual reports of each of the Company and the Purchaser, including audited annual reports for the year ending December 31, 2017;

(iv)
reviewed certain historical publicly available business and financial information concerning each of the Company and the Purchaser;

(v)
reviewed certain internal financial statements and other financial and operating data concerning the Company;

(vi)
reviewed financial projections prepared by certain members of senior management of the Company;

(vii)
discussed with certain members of senior management of the Company and the Purchaser’s professionals the business, financial condition, results of operations and future prospects of each entity; the history and past and current operations of the Company and the Purchaser; the Company’s and the Purchaser’s historical financial performance; and their assessment of the rationale for the Merger;

(viii)
reviewed and analyzed materials detailing the Merger prepared by the Company and the Purchaser and by their respective legal and financial advisors, including the estimated amount and timing of the cost savings and related expenses, purchase accounting adjustments and synergies expected to result from the Merger (the “Synergies”);

Board of Directors
First Green Bancorp, Inc.
First Green Bank
June 11, 2018

(ix)
analyzed the pro forma financial impact of the Merger on the combined company’s earnings, tangible book value, financial ratios and other such metrics we deemed relevant, giving effect to the Merger based on assumptions relating to the Synergies;

(x)
reviewed publicly available consensus mean analyst earnings per share estimates for the Purchaser for the years ending December 31, 2018 and December 31, 2019;

(xi)
assessed current general economic, market and financial conditions;

(xii)
reviewed the terms of recent merger, acquisition and control investment transactions, to the extent publicly available, involving financial institutions and financial institution holding companies that we considered relevant;

(xiii)
taken into consideration our experience in other similar transactions and securities valuations as well as our knowledge of the banking and financial services industry;

(xiv)
reviewed historical market prices and trading volumes of the Purchaser’s common stock;

(xv)
reviewed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis; and

(xvi)
performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed, without investigation, that there have been, and from the date hereof through the Effective Time will be, no material changes in the financial condition and results of operations of the Company or the Purchaser since the date of the latest financial information described above. We have further assumed, without independent verification, that the representations and financial and other information included in the Agreement and all other related documents and instruments that are referred to therein or otherwise provided to us by the Company and the Purchaser are true and complete. We have relied upon the management of the Company and Purchaser as to the reasonableness and achievability of the financial forecasts, projections and other forward-looking information provided to Hovde by the Company, the Purchaser and the Purchaser’s professionals, and we assumed such forecasts, projections and other forward-looking information have been reasonably prepared by the Company, the Purchaser and the Purchaser’s professionals on a basis reflecting the best currently available information and the Company’s, the Purchaser’s and the Purchaser’s professionals judgments and estimates. We have assumed that such forecasts, projections and other forward-looking information would be realized in the amounts and at the times contemplated thereby, and we do not assume any responsibility for the accuracy or reasonableness thereof. We have been authorized by the Company to rely upon such forecasts, projections and other information and data, and we express no view as to any such forecasts, projections or other forward-looking information or data, or the bases or assumptions on which they were prepared.
In performing our review, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or the Purchaser or their respective representatives or that was otherwise reviewed by us for purposes of rendering this opinion. We have further relied on the assurances of the respective managements of the Company and the Purchaser that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that each party to the Agreement would advise us promptly if any information previously provided to us became inaccurate or was required to be updated during the period of our review.

Board of Directors
First Green Bancorp, Inc.
First Green Bank
June 11, 2018

We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto. We have assumed that such allowances for the Company and the Purchaser are, in the aggregate, adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We were not requested to make, and have not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company or the Purchaser, the collateral securing any such assets or liabilities, or the collectability of any such assets, and we were not furnished with any such evaluations or appraisals; nor did we review any loan or credit files of the Company or the Purchaser.
We have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company or the Purchaser is a party or may be subject, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed, with your consent, that neither the Company nor the Purchaser is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger contemplated by the Agreement.
We have relied upon and assumed with your consent and without independent verification, that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, without any waiver of material terms or conditions by the Company or any other party to the Agreement and that the final Agreement will not differ materially from the draft we reviewed. We have assumed that the Merger will be consummated in compliance with all applicable laws and regulations. The Company has advised us that they are not aware of any factors that would impede any necessary regulatory or governmental approval of the Merger. We have assumed that the necessary regulatory and governmental approvals as granted will not be subject to any conditions that would be unduly burdensome on the Company or the Purchaser or would have a material adverse effect on the contemplated benefits of the Merger.
Our opinion does not consider, include or address: (i) the legal, tax, accounting, or regulatory consequences of the Merger on the Company, or its stockholders; (ii) any advice or opinions provided by any other advisor to the Board or the Company; (iii) any other strategic alternatives that might be available to the Company; or (iv) whether the Purchaser has sufficient cash or other sources of funds to enable it to pay the consideration contemplated by the Merger.
Our opinion does not constitute a recommendation to the Company as to whether or not the Company should enter into the Agreement or to any stockholders of the Company as to how such stockholders should vote at any meetings of stockholders called to consider and vote upon the Merger. Our opinion does not address the underlying business decision to proceed with the Merger or the fairness of the amount or nature of the compensation, if any, to be received by any of the officers, directors or employees of the Company relative to the amount of consideration to be paid with respect to the Merger. Our opinion should not be construed as implying that the Merger Consideration is necessarily the highest or best price that could be obtained in a sale, merger, or combination transaction with a third party. We do not express any opinion as to the value of shares of Purchaser’s Common Stock following the announcement of the proposed Merger, or the value of shares of Purchaser’s Common Stock following the consummation of the Merger, or the prices at which shares of Purchaser’s Common Stock may be purchased or sold at any time. Other than as specifically set forth herein, we are not expressing any opinion with respect to the terms and provisions of the Agreement or the enforceability of any such terms or provisions. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company or the Purchaser.

Board of Directors
First Green Bancorp, Inc.
First Green Bank
June 11, 2018

This opinion was approved by Hovde’s fairness opinion committee. This letter is directed solely to the board of directors of the Company and is not to be used for any other purpose or quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement, or any other document, except in each case in accordance with our prior written consent; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement or information statement to be delivered to the holders of Company Common Stock in connection with the Merger if, and only if, (i) this letter is quoted in full or attached as an exhibit to such document, (ii) this letter has not been withdrawn prior to the date of such document, and (iii) any description of or reference to Hovde or the analyses performed by Hovde or any summary of this opinion in such filing is in a form acceptable to Hovde and its counsel in the exercise of their reasonable judgment.
Our opinion is based solely upon the information available to us and described above, and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or to otherwise comment upon events occurring or information that becomes available after the date hereof.
In arriving at this opinion, Hovde did not attribute any particular weight to any single analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.
Hovde, as part of its investment banking business, regularly performs valuations of businesses and their securities in connection with mergers and acquisitions and other corporate transactions. In addition to being retained to render this opinion letter, we were retained by the Company to act as its financial advisor in connection with the Merger. In connection with our services, we will receive from the Company a fairness opinion fee that is contingent upon the issuance of this opinion letter and a completion fee that is contingent upon the consummation of the Merger; the opinion fee will be credited in full towards the portion of the completion fee which will become payable to Hovde upon the consummation of the Merger. The Company has also agreed to indemnify us and our affiliates for certain liabilities that may arise out of our engagement.
Other than in connection with this present engagement, in the past two years, Hovde has not provided investment banking or financial advisory services to the Company. During the past two years preceding the date of this opinion Hovde has not provided any investment banking or financial advisory services to the Purchaser for which it received a fee. We or our affiliates may presently or in the future seek or receive compensation from the Purchaser in connection with future transactions, or in connection with potential advisory services and corporate transactions, although to our knowledge none are expected at this time. In the ordinary course of our business as a broker/dealer, we may from time to time purchase securities from, and sell securities to, the Company or the Purchaser or their affiliates, and as a market maker in securities, Hovde may from time to time have a long or short position in, and buy or sell, debt or equity securities of the Company or the Purchaser for its own accounts and for the accounts of customers. Except for the foregoing, during the past two years there have not been, and there currently are no mutual understandings contemplating in the future, any material relationships between Hovde and the Company or the Purchaser.

Board of Directors
First Green Bancorp, Inc.
First Green Bank
June 11, 2018

Based upon and subject to the foregoing review, assumptions and limitations, we are of the opinion, as of the date hereof, that the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to the holders of Company Common Stock.
Sincerely,

HOVDE GROUP, LLC

Appendix C
607.1301 Appraisal rights; definitions. — The following definitions apply to ss. 607.1302-607.1333:
(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.
(2) “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.
(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.
(4) “Fair value” means the value of the corporation’s shares determined:
(a) Immediately before the effectuation of the corporate action to which the shareholder objects.
(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.
(c) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.
(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.
(6) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.
(7) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.
(9) “Shareholder” means both a record shareholder and a beneficial shareholder.
History. — s. 118, ch. 89-154; s. 21, ch. 2003-283; s. 2, ch. 2005-267.
607.1302 Right of shareholders to appraisal. —
(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
(a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;
(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;
(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;
(e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval;
(f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:
1. Altering or abolishing any preemptive rights attached to any of his or her shares;
2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;
5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;
6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or
7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation;
(g) An amendment of the articles of incorporation of a social purpose corporation to which s. 607.504 or s. 607.505 applies;
(h) An amendment of the articles of incorporation of a benefit corporation to which s. 607.604 or s. 607.605 applies;
(i) A merger, conversion, or share exchange of a social purpose corporation to which s. 607.504 applies; or
(j) A merger, conversion, or share exchange of a benefit corporation to which s. 607.604 applies.
(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:
(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:
1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or
2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:
1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or
2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.
(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.
(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:
1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:
a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or
b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or
2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:
a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;
b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s.607.0832; or
c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.
(e) For the purposes of paragraph (d) only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.
(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:
(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action; or
(b) Was procured as a result of fraud or material misrepresentation.
History. — s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378; s. 3, ch. 2005-267; s. 5, ch. 2014-209.
607.1303 Assertion of rights by nominees and beneficial owners. —
(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.
(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
History. — s. 23, ch. 2003-283.
607.1320 Notice of appraisal rights. —
(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.
(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders’ meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.
History. — s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283.
607.1321 Notice of intent to demand payment. —
(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.
(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.
History. — s. 25, ch. 2003-283; s. 7, ch. 2004-378.
607.1322 Appraisal notice and form. —
(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:
1. The shareholder’s name and address.
2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.
3. That the shareholder did not vote for the transaction.
4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.
5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus interest.
(b) State:
1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.
2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.
5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.
(c) Be accompanied by:
1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation’s appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.
2. A copy of ss. 607.1301-607.1333.
History. — s. 26, ch. 2003-283.
607.1323 Perfection of rights; right to withdraw. —
(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).
(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.
History. — s. 27, ch. 2003-283.
607.1324 Shareholder’s acceptance of corporation’s offer. —
(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.
(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.
History. — s. 28, ch. 2003-283.
607.1326 Procedure if shareholder is dissatisfied with offer. —
(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest.
(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

History. — s. 29, ch. 2003-283.
607.1330 Court action. —
(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s.607.1326 may commence the proceeding in the name of the corporation.
(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation’s principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.
(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.
(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares, plus interest, as found by the court.
(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.
History. — s. 2, ch. 2004-378.
607.1331 Court costs and counsel fees. —
(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or
(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.
History. — s. 30, ch. 2003-283; s. 98, ch. 2004-5.
607.1332 Disposition of acquired shares. —
Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.
History. — s. 31, ch. 2003-283.
607.1333 Limitation on corporate payment. —
(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:
(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or
(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.
(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (1)(b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.
History. — s. 32, ch. 2003-283.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers of Seacoast
The Florida Business Corporation Act, as amended, or the “FBCA,” permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
Our Bylaws contain indemnification provisions similar to the FBCA, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.
(a) List of Exhibits
Exhibit 2.1	—	Agreement and Plan of Merger, dated June 11, 2018, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, First Green Bancorp, Inc. and First Green Bank (attached as Appendix A to the proxy statement/prospectus).
Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted. Such exhibits and schedules are described in the Agreement and Plan of Merger. Seacoast Banking Corporation of Florida hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits and schedules.
Exhibit 3.1.1	—	Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Quarterly Report on Form 10-Q, filed May 10, 2006).
Exhibit 3.1.2	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed December 23, 2008).
Exhibit 3.1.3	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.4 to Seacoast’s Form S-1, filed June 22, 2009).
Exhibit 3.1.4	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed July 20, 2009).
Exhibit 3.1.5	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed December 3, 2009).
Exhibit 3.1.6	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K/A, filed July 14, 2010).
Exhibit 3.1.7	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed June 25, 2010).
Exhibit 3.1.8	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed June 1, 2011).
Exhibit 3.1.9	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed December 13, 2013).
Exhibit 3.1.10	—	Articles of Amendment to the Amended and Restated articles of incorporation (incorporated herein by reference from Exhibit 3.1 to Seacoast’s Form 8-K, filed May 30, 2018).
Exhibit 3.2	—	Amended and Restated By-laws of the Corporation (incorporated herein by reference from Exhibit 3.2 to Seacoast’s Form 8-K, filed December 21, 2007).
Exhibit 4.1	—	Specimen Common Stock Certificate (incorporated herein by reference from Exhibit 4.1 to Seacoast’s Form 10-K, filed March, 17, 2014).
Exhibit 5.1	—	Legal Opinion of Alston & Bird LLP
Exhibit 8.1	—	Tax Opinion of Alston & Bird LLP (to be filed by amendment).

Exhibit 21.1	—	Subsidiaries of the Registrant (incorporated herein by reference from Exhibit 21 Seacoast’s Form 10-K, filed February 28, 2018).
Exhibit 23.1	—	Consent of Alston & Bird LLP (included in the opinion referred to in Exhibit 5.1 and to be included in Exhibit 8.1 to be filed by amendment).
Exhibit 23.2	—	Consent of Crowe LLP
Exhibit 24	—	Power of Attorney (included on the signature page hereto).
Exhibit 99.1	—	Form of Proxy to be used at First Green Bancorp, Inc. Special Shareholders Meeting.
Exhibit 99.2	—	Consent of Hovde Group, LLC.
(b) Financial Statement Schedules
None. All other schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission are not required under the related restrictions or are inapplicable, and, therefore, have been omitted.
(c) Opinion of Financial Advisors
Furnished as Appendix B to the proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4.
Item 22. Undertakings.
The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart and State of Florida, on July 18, 2018.
SEACOAST BANKING CORPORATION OF FLORIDA
By:
/s/ Dennis S. Hudson, III

Name: Dennis S. Hudson, III
Title:  Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Hudson, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Dennis S. Hudson, III Dennis S. Hudson, III	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	July 18, 2018
/s/ Charles M. Shaffer Charles M. Shaffer	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 18, 2018
/s/ Dennis J. Arczynski Dennis J. Arczynski	Director	July 18, 2018
/s/ Stephen E. Bohner Stephen E. Bohner	Director	July 18, 2018
/s/ Jacqueline L. Bradley Jacqueline L. Bradley	Director	July 18, 2018
H. Gilbert Culbreth, Jr.	Director	July 18, 2018
/s/ Julie H. Daum Julie H. Daum	Director	July 18, 2018
/s/ Christopher E. Fogal Christopher E. Fogal	Director	July 18, 2018
/s/ Maryann B. Goebel Maryann B. Goebel	Director	July 18, 2018

Signature	Title	Date
/s/ Roger O. Goldman Roger O. Goldman	Director	July 18, 2018
/s/ Dennis S. Hudson, Jr. Dennis S. Hudson, Jr.	Director	July 18, 2018
Timothy Huval	Director	July 18, 2018
/s/ Herbert Lurie Herbert Lurie	Director	July 18, 2018
/s/ Alvaro J. Monserrat Alvaro J. Monserrat	Director	July 18, 2018
/s/ Thomas E. Rossin Thomas E. Rossin	Director	July 18, 2018